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PROXY STATEMENT TABLE OF CONTENTS

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

ANGI Homeservices Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
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☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

May 15, 2019

Dear Stockholder:

        You are invited to attend the Annual Meeting of Stockholders of ANGI Homeservices Inc., which will be held on Wednesday, June 26, 2019, at 9:00 a.m., Eastern Time. This year's Annual Meeting will be a virtual meeting, conducted solely online. Stockholders will be able to attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/ANGI2019. We believe hosting a virtual meeting will allow for greater stockholder attendance at the Annual Meeting by enabling stockholders who might not otherwise be able to travel to a physical meeting to attend online and participate from any location around the world.

        At the Annual Meeting, stockholders will be asked to: (1) elect eleven directors, (2) approve a French Sub Plan under the ANGI Homeservices Inc. 2017 Stock and Annual Incentive Plan and (3) ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2019. The Board of Directors of ANGI Homeservices Inc. believes that the proposals being submitted for stockholder approval are in our best interests and those of our stockholders and recommends a vote consistent with the Board's recommendation for each proposal.

        It is important that your shares be represented and voted at the Annual Meeting regardless of the size of your holdings. Whether or not you plan to participate in the Annual Meeting online, please take the time to vote online, by telephone or, if you receive a printed proxy card, by returning a marked, signed and dated proxy card. If you participate in the Annual Meeting online, you may also vote your shares online at that time if you wish, even if you have previously submitted your vote.

Sincerely,

William B. Ridenour Chief Executive Officer

3601 WALNUT STREET, SUITE 700, DENVER, COLORADO 80205
303.963.7200 www.angihomeservices.com

ANGI HOMESERVICES INC.
3601 Walnut Street, Suite 700
Denver, Colorado 80205

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders:

        ANGI Homeservices Inc. ("ANGI") is making this proxy statement available to holders of our Class A common stock and Class B common stock in connection with the solicitation of proxies by our Board of Directors for use at the Annual Meeting of Stockholders to be held on Wednesday, June 26, 2019, at 9:00 a.m., Eastern Time. This year's Annual Meeting will be a virtual meeting, conducted solely online. Stockholders will be able to attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/ANGI2019. At the Annual Meeting, stockholders will be asked:

  1.
  to elect eleven members of our Board of Directors, each to hold office until the next succeeding annual meeting of stockholders or until such director's successor shall have been duly elected and qualified (or, if earlier, such director's removal or resignation from the Board);

  2.
  to approve a French Sub Plan under the ANGI Homeservices Inc. 2017 Stock and Annual Incentive Plan;

  3.
  to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the 2019 fiscal year; and

  4.
  to transact such other business as may properly come before the meeting and any related adjournments or postponements.

        ANGI's Board of Directors has set April 29, 2019 as the record date for the Annual Meeting. This means that holders of record of our Class A common stock and Class B common stock at the close of business on that date are entitled to receive notice of the Annual Meeting and to vote their shares at the Annual Meeting and any related adjournments or postponements.

        Only stockholders and persons holding proxies from stockholders may attend the Annual Meeting. To participate in the Annual Meeting online at www.virtualshareholdermeeting.com/ANGI2019, you will need the sixteen-digit control number included on your Notice of Internet Availability of Proxy Materials, your proxy card or the instructions that accompanied your proxy materials.

By order of the Board of Directors, Lee Spiegler General Counsel & Secretary

May 15, 2019

PROXY STATEMENT

i

 EXPLANTORY NOTE

        For purposes of this proxy statement, unless the context otherwise requires, references to the following terms will have the meanings set forth below.

  •
  "ANGI" refers to ANGI Homeservices Inc., a Delaware corporation. References to the "Company," "we," "our" or "us" in this proxy statement are to ANGI.

  •
  "Angie's List" refers to Angie's List, Inc., a Delaware corporation. Following the Combination (as defined below), Angie's List is a wholly-owned subsidiary of ANGI.

  •
  "Combination" refers to the combination of the HomeAdvisor Business (as defined below) and Angie's List, which transaction was completed on September 29, 2017.

  •
  "Employee Matters Agreement" refers to the employee matters agreement between ANGI and IAC (as defined below), which was entered into in connection with the Combination and is summarized on page 46 under the caption Certain Relationships and Related Person Transactions—Relationships Involving Significant Stockholders.

  •
  "HomeAdvisor Business" refers, prior to the Combination, to the businesses and operations, the results of which were reported in IAC's HomeAdvisor segment. Following the Combination, "HomeAdvisor Business" refers to the HomeAdvisor digital marketplace service in the United States, which we also refer to (in this proxy statement only) as the "Marketplace."

  •
  "HomeAdvisor International" refers to HomeAdvisor International, LLC, a Delaware limited liability company. Following the Combination, HomeAdvisor International is a wholly-owned subsidiary of ANGI.

  •
  "HomeAdvisor (US)" refers to HomeAdvisor, Inc., a Delaware corporation. Following the Combination, HomeAdvisor (US) is a wholly-owned subsidiary of ANGI.

  •
  "IAC" refers to our controlling stockholder, IAC/InterActiveCorp, a Delaware corporation.

  •
  "Investor Rights Agreement" refers to the investor rights agreement between ANGI and IAC, which was entered into in connection with the Combination and is summarized on page 45 under the caption Certain Relationships and Related Person Transactions—Relationships Involving Significant Stockholders.

  •
  "Services Agreement" refers to the services agreement between ANGI and IAC, which was entered into in connection with the Combination and is summarized on page 45 under the caption Certain Relationships and Related Person Transactions—Relationships Involving Significant Stockholders.

ii

PROXY STATEMENT
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Q:
Why did I receive a Notice of Internet Availability of Proxy Materials?

A:
In accordance with rules adopted by the Securities and Exchange Commission (the "SEC"), we have elected to deliver this proxy statement and our 2018 Annual Report on Form 10-K to the majority of our stockholders online in lieu of mailing printed copies of these materials to each of our stockholders (the "Notice Process"). If you received a Notice of Internet Availability of Proxy Materials (the "Notice") by mail, you will not receive printed copies of our proxy materials unless you request them. Instead, the Notice provides instructions on how to access this proxy statement and our 2018 Annual Report on Form 10-K online, as well as how to obtain printed copies of these materials by mail. We believe that the Notice Process allows us to provide our stockholders with the information they need in a more timely manner than if we had elected to mail printed materials, while reducing the environmental impact of, and lowering the costs associated with, the printing and distribution of our proxy materials.

  The Notice is being mailed on or about May 15, 2019 to stockholders of record at the close of business on April 29, 2019 and this proxy statement and our 2018 Annual Report on Form 10-K will be available at www.proxyvote.com beginning on May 15, 2019. If you received a Notice by mail but would rather receive printed copies of our proxy materials, please follow the instructions included in the Notice. You will not receive a Notice if you have previously elected to receive printed copies of our proxy materials.

Q:
Can I vote my shares by filling out and returning the Notice?

A:
No. However, the Notice provides instructions on how to vote your shares: (i) before the date of the Annual Meeting by way of completing and submitting your proxy online, by phone or by requesting and returning a written proxy card by mail, or (ii) at the Annual Meeting online at www.virtualshareholdermeeting.com/ANGI2019.

Q:
How do I participate in the Annual Meeting?

A:
To participate in the Annual Meeting, go to www.virtualshareholdermeeting.com/ANGI2019 and enter the sixteen-digit control number included on your Notice, your proxy card or the instructions that accompanied your proxy materials.

Q:
Who is entitled to vote at the Annual Meeting?

A:
Holders of ANGI Class A common stock and Class B common stock at the close of business on April 29, 2019, the record date for the Annual Meeting established by ANGI's Board of Directors, are entitled to receive notice of the Annual Meeting and to vote their shares at the Annual Meeting and any related adjournments or postponements.

  At the close of business on April 29, 2019, there were 85,026,922 shares of ANGI Class A common stock and 421,452,486 shares of ANGI Class B common stock outstanding. Holders of ANGI Class A common stock are entitled to one vote per share and holders of ANGI Class B common stock are entitled to ten votes per share.

Q:
What is the difference between a stockholder of record and a stockholder who holds ANGI shares in street name?

A:
If your ANGI shares are registered in your name, you are a stockholder of record. If your ANGI shares are held in the name of your broker, bank or other holder of record, your shares are held in street name.

  You may examine a list of the stockholders of record as of the close of business on April 29, 2019 for any purpose germane to the Annual Meeting during normal business hours during the 10-day period preceding the date of the meeting at the New York offices of IAC/InterActiveCorp, located at 555 West 18th Street, New York, New York 10011.

Q:
What shares are included on the enclosed proxy card?

A:
If you are a stockholder of record only, you will receive one proxy card from Broadridge for all shares of ANGI Class A common stock that you hold. If you hold your ANGI shares in street name through one or more banks, brokers and/or other holders of record, you will receive proxy materials, together with voting instructions and information regarding the consolidation of your votes, from the third party or parties through which you hold your ANGI shares. If you are a stockholder of record and hold additional ANGI shares in street name, you will receive proxy materials from Broadridge and the third party or parties through which your ANGI shares are held.

Q:
What are the quorum requirements for the Annual Meeting?

A:
The presence at the Annual Meeting, in person or by proxy, of holders having a majority of the total votes entitled to be cast by holders of ANGI Class A common stock and ANGI Class B common stock at the Annual Meeting constitutes a quorum. Stockholders who participate in the Annual Meeting online at www.virtualshareholdermeeting.com/ANGI2019 will be deemed to be in person attendees for purposes of determining whether a quorum has been met. Shares of ANGI Class A common stock and ANGI Class B common stock represented by proxy will be treated as present at the Annual Meeting for purposes of determining whether there is a quorum, without regard to whether the proxy is marked as casting a vote or abstaining.

Q:
What matters will ANGI stockholders vote on at the Annual Meeting?

A:
ANGI stockholders will vote on the following proposals:

•
Proposal 1—to elect eleven members of ANGI's Board of Directors, each to hold office until the next succeeding annual meeting of stockholders or until such director's successor shall have been duly elected and qualified (or, if earlier, such director's removal or resignation from the Board);

•
Proposal 2—to approve a French Sub Plan under the ANGI Homeservices Inc. 2017 Stock and Annual Incentive Plan (the "French Sub Plan Proposal");

•
Proposal 3—to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the 2019 fiscal year; and

•
to transact such other business as may properly come before the Annual Meeting and any related adjournments or postponements.

Q:
What are my voting choices when voting for director nominees and what votes are required to elect directors to the ANGI Board of Directors?

A:
You may vote in favor of all nominees, withhold votes as to all nominees or vote in favor of and withhold votes as to specific nominees.

  The election of each of our director nominees requires the affirmative vote of a plurality of the total number of votes cast by holders of shares of ANGI Class A common stock and Class B common stock (hereinafter collectively referred to as "ANGI capital stock") voting together, with each share of ANGI Class A common stock and Class B common stock representing the right to one and ten votes, respectively. Pursuant to the Investor Rights Agreement, IAC is required to vote all of its shares of ANGI Class B stock in favor of Thomas R. Evans and Angela R. Hicks Bowman (or their replacements, should either be unable or unwilling to serve, appointed pursuant to the terms of the Investor Rights Agreement and as summarized below under the caption Director Nominations on page 12).

  The Board recommends that our stockholders vote FOR the election of each of the director nominees.

Q:
What are my voting choices when voting on the French Sub Plan Proposal and what votes are required to approve this proposal?

A:
You may vote in favor of the French Sub Plan Proposal, vote against the French Sub Plan Proposal or abstain from voting on the French Sub Plan Proposal.

  The approval of the French Sub Plan Proposal requires the affirmative vote of holders of a majority of the voting power of shares of ANGI capital stock present at the Annual Meeting in person or represented by proxy and voting together.

  The Board recommends that our stockholders vote FOR the French Sub Plan Proposal.

Q:
What are my voting choices when voting on the ratification of the appointment of Ernst & Young LLP as ANGI's independent registered public accounting firm for 2019 and what votes are required to ratify this appointment?

A:
You may vote in favor of the ratification, vote against the ratification or abstain from voting on the ratification.

  The ratification of the appointment of Ernst & Young LLP as ANGI's independent registered public accounting firm for 2019 requires the affirmative vote of holders of a majority of the voting power of shares of ANGI capital stock present at the Annual Meeting in person or represented by proxy and voting together.

  The Board recommends that our stockholders vote FOR the ratification of the appointment of Ernst & Young LLP as ANGI's independent registered public accounting firm for 2019.

Q:
How does IAC's ownership of all of the shares of ANGI Class B common stock outstanding affect votes cast in connection with the Annual Meeting?

A:
As of April 29, 2019 (the Annual Meeting record date), IAC beneficially owned and had the right to vote all of the shares of ANGI Class B common outstanding, which holdings represented approximately 98.0% of the voting power of shares of ANGI capital stock entitled to vote at the Annual Meeting. As a result, regardless of the vote of any other ANGI stockholder, IAC has control over the vote on each matter submitted for stockholder approval at the Annual Meeting.

Q:
Could other matters be decided at the Annual Meeting?

A:
As of the date of this proxy statement, we did not know of any matters to be raised at the Annual Meeting, other than those referred to in this proxy statement.

  If other matters are properly presented at the Annual Meeting for consideration, the three ANGI officers who have been designated as proxies for the Annual Meeting, Joanne Hawkins, Lee Spiegler and Tanya M. Stanich, will have the discretion to vote on those matters for stockholders who have submitted their proxy.

Q:
What do I need to do now to vote at the Annual Meeting?

A:
The ANGI Board of Directors is soliciting proxies for use at the Annual Meeting. Stockholders may submit proxies to instruct the designated proxies to vote their shares in any of three ways:

•
Submitting a Proxy Online:  Submit your proxy online at www.proxyvote.com. Internet proxy voting is available 24 hours a day and will close at 11:59 p.m., Eastern Time, on Tuesday, June 25, 2019;

•
Submitting a Proxy by Telephone:  Submit your proxy by telephone by using the toll-free telephone number provided on your proxy card (1.800.690.6903). Telephone voting is available 24 hours a day and will close at 11:59 p.m., Eastern Time, on Tuesday, June 25, 2019; or

•
Submitting a Proxy by Mail:  If you choose to submit your proxy by mail, simply mark, date and sign your proxy, and return it in the postage-paid envelope provided or to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717.

  You may also participate in the Annual Meeting online at www.virtualshareholdermeeting.com/ANGI2019 and vote your shares online at that time, even if you have previously submitted your vote. To do so, you will need the sixteen-digit control number included on your Notice, your proxy card or the instructions that accompanied your proxy materials.

  For shares of ANGI Class A common stock held in street name, holders may submit a proxy online or by telephone before the date of the Annual Meeting if their broker, bank and/or other holder of record makes these methods available. If you submit a proxy online or by telephone, DO NOT request and return a printed proxy card from ANGI or from your broker, bank and/or other holder of record. If you hold your shares through a broker, bank and/or other holder of record, follow the voting instructions you receive from your broker, bank and/or other holder of record.

Q:
If I hold my ANGI shares in street name, will my broker, bank or other holder of record vote these shares for me?

A:
If your shares of ANGI Class A common stock are held in street name, you must provide your broker, bank and/or other holder of record with instructions in order to vote these shares. If you do not provide voting instructions, whether your shares can be voted depends on the type of item being considered for a vote.

  Non-Discretionary Items. The election of directors and the French Sub Plan Proposal are non-discretionary items and may NOT be voted on by your broker, bank and/or other holder of record absent specific voting instructions from you. If you do not provide your bank, broker and/or other holder of record with voting instructions, your shares of ANGI Class A common stock will be represented by "broker non-votes" in the case of these proposals.

  Discretionary Items. The ratification of Ernst & Young LLP as ANGI's independent registered public accounting firm for 2019 is a discretionary item. Generally, brokers, banks and/or other holders of record that do not receive voting instructions from you may vote on this proposal in their discretion and these votes will be counted for purposes of determining a quorum.

Q:
What effect do abstentions and broker non-votes have on quorum requirements and the voting results for each proposal to be voted on at the Annual Meeting?

A:
Abstentions and shares represented by broker non-votes are counted as present for purposes of determining a quorum. Abstentions are treated as shares present and entitled to vote and, as a result, have the same effect as a vote against any proposal for which the voting standard is based on the number of shares present at the Annual Meeting (the French Sub Plan Proposal and the auditor ratification proposal) and have no impact on the vote on any proposal for which the vote standard is based on the votes cast at the meeting (the election of directors). Shares represented by broker non-votes are not treated as shares entitled to vote and, as a result, have no effect on the outcome of any of the proposals to be voted on by stockholders at the Annual Meeting.

Q:
Can I change my vote or revoke my proxy?

  Yes. If you are a stockholder of record, you may change your vote or revoke your proxy at any time before the polls close at the Annual Meeting by:

  •
  submitting a later-dated proxy relating to the same shares online, by telephone or by mail before the date of the Annual Meeting;

  •
  delivering a written notice, bearing a date later than your proxy, stating that you revoke the proxy; or

  •
  participating in the Annual Meeting and voting online at that time at www.virtualshareholdermeeting.com/ANGI2019 (although virtual attendance at the Annual Meeting will not, by itself, change your vote or revoke a proxy).

  To change your vote or revoke your proxy before the date of the Annual Meeting, follow the instructions provided on your Notice, proxy card or proxy materials to do so online or by telephone, or send a written notice or a new proxy card to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717.

  If you hold your shares of ANGI Class A common stock through a broker, bank and/or other holder of record, follow the instructions that you receive from your broker, bank and/or other holder of record if you wish to change your vote or revoke your proxy.

Q:
What if I do not specify a choice for a matter when returning a proxy?

A:
If you do not give specific instructions, proxies that are signed and returned will be voted FOR the election of all director nominees, FOR the French Sub Plan Proposal and FOR the ratification of the appointment of Ernst & Young LLP as ANGI's independent registered public accounting firm for the 2019 fiscal year.

Q:
How are proxies solicited and who bears the related costs?

A:
ANGI bears all expenses incurred in connection with the solicitation of proxies. In addition to solicitations by mail, directors, officers and employees of ANGI may solicit proxies from stockholders by various means, including by telephone, e-mail, letter or in person. Following the initial mailing of the Notice and proxy materials, ANGI will request brokers, banks and other holders of record to forward copies of these materials to persons for whom they hold shares of ANGI Class A common stock and to request authority for the exercise of proxies. In such cases, ANGI, upon the request of these holders, will reimburse these parties for their reasonable expenses.

Q:
What should I do if I have questions regarding the Annual Meeting?

A:
If you have any questions about the Annual Meeting, the various proposals to be voted on at the Annual Meeting and/or how to participate in the Annual Meeting online at www.virtualsharesholdermeeting.com/ANGI2019 and vote at that time or would like copies of any of the documents referred to in this proxy statement, contact ANGI Investor Relations at 1.212.314.7400 or ir@angihomeservices.com.

PROPOSAL 1—ELECTION OF DIRECTORS

Proposal and Required Vote

        At the upcoming Annual Meeting, a board of eleven directors will be elected, each to hold office until the next succeeding annual meeting of stockholders or until such director's successor shall have been duly elected and qualified (or, if earlier, such director's removal or resignation from the Board). As described under the caption Director Nominations on page 12, pursuant to the Investor Rights Agreement, six directors are nominated by IAC and the remaining five directors are nominated by the ANGI Board. IAC has nominated Joseph Levin, Glenn H. Schiffman, Craig Smith, Mark Stein, Suzy Welch and Gregg Winiarski. The ANGI Board has nominated Alesia J. Haas, William B. Ridenour and Yilu Zhao and, as required by the Investor Rights Agreement, Angela R. Hicks Bowman and Thomas R. Evans. Information concerning director nominees, all of whom are incumbent directors, appears below.

        Although management does not anticipate that any of the director nominees named below will be unable or unwilling to stand for election, in the event of such an occurrence, proxies may be voted for a substitute designated by the Board; provided, however, that if any of Messrs. Evans, Levin, Schiffman, Smith, Stein and/or Winiarski and/or Mses. Hicks Bowman and/or Welch are unable or unwilling to stand for election, their replacements shall be designated in the manner set forth in the Investor Rights Agreement and as summarized below under the caption Director Nominations on page 12.

        The election of each of our director nominees requires the affirmative vote of a plurality of the total number of votes cast by holders of shares of ANGI capital stock voting together as a single class. Pursuant to the Investor Rights Agreement, IAC has agreed to vote all of its shares of ANGI Class B common stock in favor of Thomas R. Evans and Angela R. Hicks Bowman (or their replacements).

        The Board recommends that our stockholders vote FOR the election of all director nominees.

Information Concerning Director Nominees

        Background information about each director nominee is set forth below, including (as applicable) information regarding the specific experiences, characteristics, attributes and skills considered in connection with the nomination of each director nominee.

        Thomas R. Evans, age 64, has been a director of ANGI since September 2017. Mr. Evans served as President and Chief Executive Officer of Bankrate, Inc (a digital publisher of consumer financial content and rate information ("Bankrate")) from June 2004 to December 2013, during which time he also served as a member of the board of directors of Bankrate. Following his retirement from Bankrate, Mr. Evans served as an advisor to the board of directors of Bankrate through December 2015. Prior to his tenure at Bankrate, Mr. Evans served as Chairman and Chief Executive Officer of Official Payments Corp. (a company specializing in the online processing of consumer credit card payments for government taxes, fees and fines) from August 1999 to September 2003, and as President and Chief Executive Officer of GeoCities Inc. (a community of personal websites) from March 1998 to June 1999. Prior to his digital experience, Mr. Evans was a 20-year veteran of the magazine business, having served as President and Publisher of U.S. News & World Report, President of The Atlantic Monthly and President and Publisher of Fast Company, which he launched in 1995. Mr. Evans has served as a member of the board of directors of Shutterstock, Inc. (a stock photography, stock footage, stock music and editing tools provider) since March 2012 and served as a member of the boards of directors of Millennial Media, Inc. (a public mobile marketplace company), Future Fuel Corp. (a public chemical manufacturing company) and Angie's List during the past five years. Mr. Evans is one of two directors initially selected by Angie's List from its board of directors to serve as ANGI directors following the Combination and whom the Board is obligated to nominate for election at this year's Annual Meeting. Mr. Evans has experience as a public company chief executive officer and advisor, as well as extensive digital experience in a variety of industries, a high level of financial literacy and insight into the media industry.

        Alesia J. Haas, 42, has been a director of ANGI since September 2017. Ms. Haas has served as Chief Financial Officer of Coinbase Global Inc. (a private cryptocurrency exchange fund ("Coinbase")) since April 2018. Prior to joining Coinbase, Mr. Haas served as the Chief Financial Officer of Och Ziff Capital Management LLC (a publicly traded, global institutional alternative asset manager ("Och Ziff")) from December 2016 to April 2018. Prior to joining Och Ziff, Ms. Haas served as Chief Financial Officer of OneWest Bank, NA (a California based commercial bank ("OneWest Bank")) from January 2013 until its acquisition by CIT Group Inc. in August 2015. Prior to her tenure as Chief Financial Officer of OneWest Bank, Ms. Haas served as Interim Chief Financial Officer of OneWest Bank from September 2012 to January 2013 and Head of Strategy for OneWest Bank from March 2009 to August 2015. Ms. Haas served as a member of the board of directors of Sears Holding Corp. (a leading integrated (digital and physical) retailer) during the past five years. In nominating Ms. Haas, the Board considered her service as a public company chief financial officer and high level of financial literacy.

        Angela R. Hicks Bowman, age 46, who goes by Angie Hicks, has been a director of ANGI and served as our Chief Customer Officer since September 2017. Prior to serving in these roles, Ms. Hicks co-founded Angie's List in 1995 and served as its Chief Marketing Officer from May 2000 to September 2017 and as member of its board of directors from March 2013 to September 2017. Ms. Hicks earned a Bachelor of Arts in Economics from DePauw University, from which she received a Distinguished Alumni Award for Management and Entrepreneurship and the Robert C. McDermond Medal for Excellence in Entrepreneurship, and a Master of Business Administration degree from Harvard Business School. Ms. Hicks has received multiple awards for her entrepreneurial achievements, as well as her leadership in both the community and the technology field, including (among others) being awarded both the TechPoint Trailblazer Award and Harvard Business School's Alumni Achievement Award in 2017. Ms. Hicks is one of two directors initially selected by Angie's List from its board of directors to serve as ANGI directors following the Combination and whom the Board is obligated to nominate at this year's Annual Meeting. Ms. Hicks currently serves as our Chief Customer Officer and has unique knowledge and experience regarding Angie's List, as well as leadership and operational experience, all of which she has gained as a co-founder of Angie's List and through her role as Chief Marketing Officer of Angie's List prior to the Combination.

        Joseph Levin, age 39, has been Chairman of our Board since September 2017. Mr. Levin has served as Chief Executive Officer and a director of IAC since June 2015. Prior to his appointment as Chief Executive Officer of IAC, Mr. Levin served as Chief Executive Officer of IAC Search & Applications, overseeing the desktop software, mobile applications and media properties that comprised IAC's former Search & Applications segment, from January 2012. From November 2009 to January 2012, Mr. Levin served as Chief Executive Officer of Mindspark Interactive Network, an IAC subsidiary, and previously served in various capacities at IAC in strategic planning, mergers and acquisitions and finance since joining IAC in 2003. Mr. Levin has also served on the boards of directors of Match Group, Inc. (a leading provider of online dating services) and Groupon, Inc. (an e-commerce marketplace connecting subscribers with local merchants by offering activities, travel, goods and services) since October 2015 and March 2017, respectively, and currently serves as Chairman of the board of directors of Match Group, Inc. Mr. Levin previously served on the board of directors of LendingTree, Inc. from August 2008 through November 2014. In addition to his for-profit affiliations, Mr. Levin serves on the Undergraduate Executive Board of Wharton School. Mr. Levin was nominated by IAC pursuant to the Investor Rights Agreement. Mr. Levin has unique knowledge and experience regarding ANGI and its businesses that he has gained through his various roles with IAC since 2003, most recently his role as Chief Executive Officer of IAC, as well as a high level of financial literacy and expertise regarding mergers, acquisitions, investments and other strategic transactions.

        William B. Ridenour age 46, has served as a director and Chief Executive Officer of ANGI since November 2018. Prior to serving in these roles, he served as Chief Product Officer of ANGI from September 2017. In this role, Mr. Ridenour managed web and mobile product strategy, product design and development and technology operations for the Company's various brands in the United States, as well managed the operations of mHelpDesk and CraftJack. Prior to serving in this role, Mr. Ridenour served as Chief Product Officer and Chief Technology Officer of HomeAdvisor (US) from November 2011. Prior to joining HomeAdvisor (US), Mr. Ridenour was the Senior Vice President of eCommerce at Nutrisystem, Inc. from April 2007 through November 2011. Mr. Ridenour currently serves as our Chief Executive Officer and has unique knowledge and experience regarding our HomeAdvisor Business and the products and technology of the Company's various brands, as well as the operations of the Company's domestic subsidiaries generally, all of which he has gained through his roles as Chief Executive Officer and Chief Product Officer of ANGI and Chief Product and Chief Technology Officer of HomeAdvisor (US).

        Glenn H. Schiffman, age 49, has served as a director of ANGI since June 2017 and served as Chief Financial Officer of ANGI from September 2017 to March 2019. Mr. Schiffman has served as Executive Vice President and Chief Financial Officer of IAC since April 2016. Prior to joining IAC, Mr. Schiffman served as Senior Managing Director at Guggenheim Securities, the investment banking and capital markets business of Guggenheim Partners, from March 2013. Prior to his tenure at Guggenheim Securities, Mr. Schiffman was a partner at The Raine Group, a merchant bank focused on advising and investing in the technology, media and telecommunications industries, from September 2011 to March 2013. Prior to joining The Raine Group, Mr. Schiffman served as Co-Head of the Global Media group at Lehman Brothers from 2005 to 2007 and Head of Investment Banking Asia-Pacific at Lehman Brothers (and subsequently Nomura) from April 2007 to January 2010, as well as Head of Investment Banking, Americas from January 2010 to April 2011 for Nomura. Mr. Schiffman's roles at Nomura followed Nomura's acquisition of Lehman's Asia business in 2008. In his not-for-profit affiliations, Mr. Schiffman is a member of the National Committee on United States-China Relations and serves as a Member of the Board of Visitors for the Duke University School of Medicine. Mr. Schiffman has served on the board of directors of Match Group, Inc. since September 2016. Mr. Schiffman was nominated by IAC pursuant to the Investor Rights Agreement. Mr. Schiffman served as our Chief Financial Officer and also has unique knowledge and experience regarding ANGI and its businesses that he has gained through his role as Executive Vice President and Chief Executive Officer of IAC, as well as a high level of financial literacy and expertise regarding mergers, acquisitions, investments and other strategic transactions. Mr. Schiffman also has investment banking experience, which gives him particular insight into trends in capital markets and the technology and media industries.

        Craig Smith, age 43, has served as a director of ANGI since November 2018 and as President and Chief Operating Officer of ANGI since September 2017. In his current role, Mr. Smith oversees the Company's operations, including the sales forces for its principal brands in the United States, as well as manages the operations of the Company's Handy, HomeStars, CraftJack, mHelpDesk and Fix'd businesses. Prior to serving in this role, Mr. Smith served as President and Chief Operating Officer of HomeAdvisor (US) from July 2000. Prior to joining HomeAdvisor (US), Mr. Smith worked as an investment analyst for the El Pomar Foundation from June 1997 to July 2000. Mr. Smith was nominated by IAC pursuant to the Investor Rights Agreement. Mr. Smith currently serves as our President and Chief Operating Officer and has unique knowledge and experience regarding our HomeAdvisor Business, as well as the operations of the Company's domestic subsidiaries (particularly their respective sales forces), all of which he has gained through his roles ad President and Chief Operating Officer of ANGI and HomeAdvisor (US).

        Mark Stein, age 51, has served as a director of ANGI since September 2017. Mr. Stein has served as Executive Vice President and Chief Strategy Officer of IAC since January 2016 and prior to that time, served as Senior Vice President and Chief Strategy Officer of IAC from September 2015. Mr. Stein previously served as both Senior Vice President of Corporate Development at IAC (from January 2008) and Chief Strategy Officer of IAC Search & Applications, the desktop software, mobile applications and media properties that comprised IAC's former Search & Applications segment (from November 2012). Prior to his service in these roles, Mr. Stein served in several other capacities for IAC and its businesses, including as Chief Strategy Officer of Mindspark Interactive Network from 2009 to 2012, and prior to that time as Executive Vice President of Corporate and Business Development of IAC Search & Media. Mr. Stein has served on the board of directors of Match Group, Inc. since November 2015. Mr. Stein was nominated by IAC pursuant to the Investor Rights Agreement. Mr. Stein has unique knowledge and experience regarding ANGI and its businesses that he has gained through his various roles with IAC since 2005, as well as high levels of financial and legal literacy, experience in operating a variety of online consumer service businesses and expertise regarding investments, partnerships and other strategic transactions.

        Suzy Welch, age 58, has served as a director of ANGI since September 2017. Ms. Welch is a business journalist, public speaker and author of the New York Times bestseller 10-10-10: A Life Transforming Idea, a guide to values-driven decision making. With her husband, Jack Welch, Ms. Welch is also the author of the international best-sellers, The Real Life MBA and Winning. In addition to her writing and public speaking, Ms. Welch has served as a television commentator for numerous networks since 2002, and exclusively for NBC and CNBC since 2015. She is also a contributing editor for LinkedIn, anchoring major editorial projects. Since 2010, Ms. Welch has also served as a curriculum advisor for the Jack Welch Management Institute, which she and her husband co-founded. Ms. Welch began her career working as a reporter for The Miami Herald from September 1981 through June 1985, after which she attended Harvard Business School, where she graduated as a Baker Scholar in 1988. She then worked as a management consultant at Bain & Co., before joining the Harvard Business Review as a senior editor in January 1995. She was named editor-in-chief in 2001, serving in that position until April 2002. Ms. Welch serves on several private company and non-profit boards. Ms. Welch was nominated by IAC pursuant to the Investor Rights Agreement. Ms. Welch has broad general business experience that she has gained through her various affiliations with Harvard and the Jack Welch Management Institute, as well as expertise in business leadership, strategy and organizational behavior, topics about which she has written and spoken extensively.

        Gregg Winiarski, age 48, has served as a director of ANGI since June 2017. Mr. Winiarski has served as Executive Vice President, General Counsel and Secretary of IAC since February 2014 and previously served as Senior Vice President, General Counsel and Secretary of IAC from February 2009 to February 2014. Mr. Winiarski previously served as Associate General Counsel of IAC from February 2005, during which time he had primary responsibility for all legal aspects of IAC's mergers and acquisitions and other transactional work. Prior to joining IAC in February 2005, Mr. Winiarski was an associate with Skadden, Arps, Slate, Meagher & Flom LLP, a global law firm, from 1997 to February 2005. Prior to joining Skadden, Mr. Winiarski was a certified public accountant with Ernst & Young in New York. Mr. Winiarski has served on the board of directors of Match Group, Inc. since October 2015. Mr. Winiarski was nominated by IAC pursuant to the Investor Rights Agreement. Mr. Winiarski has unique knowledge and experience regarding ANGI and its businesses that he has gained through his various roles with IAC since 2005, most recently his role as Executive Vice President and General Counsel, as well as a high level of financial literacy and expertise regarding mergers, acquisitions, investments and other strategic transactions.

        Yilu Zhao, age 43, has served as a director of ANGI since September 2017. Ms. Zhao is a co-founder, partner and managing director of Zebra Global Capital, a Beijing-based private equity fund focusing on technology. Prior to founding Zebra Global Capital in March 2016, Ms. Zhao served as

Chief Financial Officer of Qunar.com (a publicly traded, leading online travel platform) from March 2014 to January 2016. Before joining Qunar.com, Ms. Zhao served as an executive director in the investment banking division at Goldman Sachs from February 2008 to February 2014. Ms. Zhao was also a staff reporter with The New York Times and was part of a team that won the Pulitzer Prize for covering 9/11. In nominating Ms. Zhao, the Board considered her service as a public company chief financial officer and high level of financial literacy, as well as her private equity experience in the technology sector.

Corporate Governance

        Controlled Company Status. ANGI is subject to the Marketplace Rules of The Nasdaq Stock Market, LLC (the "Marketplace Rules"), which exempt "Controlled Companies" from certain Nasdaq corporate governance requirements. A "Controlled Company" is a company of which more than 50% of the voting power is held by an individual, group or another company. IAC controls more than 50% of the voting power of ANGI capital stock and has filed a Statement of Beneficial Ownership on Schedule 13D relating to its ANGI holdings with the SEC. On this basis, ANGI is relying on the exemption for Controlled Companies from certain Nasdaq requirements, specifically, those that would otherwise require that:

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  a majority of the ANGI Board of Directors consists of "independent" directors, as such term is defined in the Marketplace Rules; and

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  we have a nominating/governance committee composed entirely of "independent" directors with a written charter addressing the committee's purpose and responsibilities.

        Pursuant to the Investor Rights Agreement, we are obligated to avail ourselves of the exemption for Controlled Companies from certain Nasdaq requirements for so long as IAC controls more than 50% of ANGI capital stock (and except as may be otherwise consented to by IAC).

        Leadership Structure. The Company's business and affairs are overseen by its Board. Our Board currently has eleven members. Seven of our directors (Ms. Hicks and Messrs. Levin, Ridenour, Schiffman, Smith, Stein and Winiarski) are officers of ANGI or IAC and of the four remaining current directors (Mr. Evans and Mses. Haas, Welch and Zhao), three are "independent" under the Marketplace Rules. The Board has an Audit Committee, an Executive Compensation Committee and a Compensation Committee. The Audit and Executive Compensation Committees are both comprised solely of independent directors. For more information regarding director independence and our Board Committees, see the discussion under Director Independence on page 11 and The Board and Board Committees beginning on page 13. All of our directors play an active role in Board matters, are encouraged to communicate among themselves and directly with the Chairman and the Chief Executive Officer and have full access to Company management at all times.

        Our independent directors meet in scheduled executive sessions without management present at least twice a year and may schedule additional meetings as they deem appropriate. We do not have a lead independent director or any other formally appointed leader for these sessions. The independent membership of our Audit and Executive Compensation Committees ensures that directors with no ties to Company management are charged with oversight for all financial reporting and executive compensation related decisions made by Company management. At each regularly scheduled Board meeting, the Chairperson of each of these committees will provide the full Board with an update of all significant matters discussed, reviewed, considered and/or approved by the relevant committee since the last regularly scheduled Board meeting.

        Mr. Ridenour serves as our Chief Executive Officer and Mr. Levin serves as our Chairman. We believe that this leadership structure provides us with the benefit of a full-time Chief Executive Officer dedicated to focusing on the day-to-day management and continued growth of our newly public company and its various businesses, coupled with the oversight of our strategic goals and vision by a Chairman who has a wealth of unique knowledge and experience regarding us and our businesses, as well as public company expertise. At this time, we believe that this leadership structure is the most appropriate one for the Company and its stockholders.

        Risk Oversight. Company management is responsible for assessing and managing the Company's exposure to various risks on a day-to-day basis, which responsibilities include the creation of appropriate risk management programs and policies. Company management has developed and implemented guidelines and policies to identify, assess and manage significant risks facing the Company. In developing this framework, the Company recognized that leadership and success are impossible without taking risks; however, the imprudent acceptance of risk or the failure to appropriately identify and mitigate risks could adversely impact stockholder value. The Board is responsible for overseeing management in the execution of its responsibilities and for assessing the Company's approach to risk management. The Board exercises these responsibilities periodically as part of its meetings and through discussions with Company management, as well as through the Board's committees, which examine various components of financial and compensation-related risks, respectively, as part of their responsibilities. In addition, an overall review of risk is inherent in the Board's consideration of the Company's long-term strategies and in the transactions and other matters presented to the Board, including significant capital expenditures, acquisitions and divestitures and financial matters. The Board's role in risk oversight of the Company is consistent with the Company's leadership structure, with the Chief Executive Officer and other members of senior management having responsibility for assessing and managing the Company's risk exposure, and our Chairman and the Board and its committees providing oversight in connection with those efforts.

        Compensation Risk Assessment. We periodically conduct risk assessments of our compensation policies and practices for our employees, including those related to our executive compensation programs. The goal of these assessments is to determine whether the general structure of the Company's compensation policies and programs and the administration of these programs pose any material risks to the Company. The findings of any risk assessment are discussed with the Executive Compensation and Compensation Committees and, where appropriate, the full Board of Directors. Based upon our assessments, we believe that our compensation policies and programs do not encourage excessive or unnecessary risk-taking and are not reasonably likely to have a material adverse effect on the Company.

        Director Independence. Under the Marketplace Rules, the Board has a responsibility to make an affirmative determination that those members of the Board who serve as independent directors do not have any relationships with us and our businesses that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. When making independence determinations, the Board reviews information regarding transactions, relationships and arrangements relevant to independence, including those required by the Marketplace Rules. Specifically, the Board considers that in some cases in the ordinary course of business, ANGI and its businesses may sell products and services to, and/or purchase products and services from, companies at which directors (or certain of their family members) are employed or serve as directors, or over which directors (or certain of their family members) may otherwise exert control and if so, whether any payments were made to (or received from) such entities by ANGI and its businesses and/or IAC and its other businesses. Information relevant to independence determinations is obtained from director responses to questionnaires circulated by Company management, as well as from Company records and publicly available information. Once an independence determination is made, Company management monitors those transactions, relationships and arrangements that were relevant to such determination, as well as periodically solicits updated information potentially relevant to independence from internal personnel and directors, to determine whether there have been any developments that could potentially have an adverse impact on a prior independence determination.

        In early 2019, the Board determined that each of Mr. Evans and Mses. Haas and Zhao is independent. In the case of Mr. Evans and Mses. Haas and Zhao, no relationships of the type that would preclude a determination of independence under the Marketplace Rules or otherwise interfere with the exercise of independent judgment in carrying out the responsibilities of a director were identified for consideration.

        Of the remaining eight incumbent directors, seven (Ms. Hicks and Messrs. Levin, Ridenour, Schiffman, Stein, Smith and Winiarski) are officers of ANGI or IAC and Ms. Welch has a family member who provides consulting services to IAC and received fees for these services from IAC. Given these relationships, none of these directors is independent.

        In addition to the satisfaction of the director independence requirements set forth in the Marketplace Rules, members of the Audit and Executive Compensation Committees have also satisfied separate independence requirements under the current standards imposed by the SEC and the Marketplace Rules for audit committee and compensation committee members.

        Director Nominations. Pursuant to the Investor Rights Agreement, IAC has the right to nominate a certain number of our directors (currently six) corresponding to its degree of equity and voting interest in us until such time as its equity and voting interest are both less than 10%, as well as appoint replacements of its designated directors should such individuals become unable or unwilling to serve. IAC has nominated Messrs. Levin, Schiffman, Smith, Stein and Winiarski and Ms. Welch and the remaining five directors (Messrs. Evans and Ridenour and Mses. Haas, Hicks and Zhao) were nominated by the ANGI Board. The Investor Rights Agreement also provides that until the date immediately preceding our 2020 Annual Meeting of Stockholders, the ANGI Board shall nominate the two directors initially selected by Angie's List from its board of directors to serve as directors of ANGI following the Combination (Mr. Evans and Ms. Hicks or their replacements pursuant to the Investor Rights Agreement) and IAC shall vote all of its shares of ANGI capital stock in favor of such directors (and not vote to remove such directors other than for cause). If, prior to our 2020 Annual Meeting of Stockholders, Mr. Evans and/or Ms. Hicks become unable or unwilling to serve, then the ANGI Board will select a replacement. Any individual selected as a replacement shall be: (i) independent under applicable SEC rules and the Marketplace Rules if the individual is replacing Mr. Evans, (ii) qualified to serve as an independent director of IAC (were such individual to be appointed at such time to IAC's board of directors) and (iii) acceptable to the remaining director initially selected by Angie's List.

        As a result of the rights under the Investor Rights Agreement described above and the Controlled Company exemption, the Board does not have a nominating committee or other committee performing similar functions nor any formal policy on nominations. While there are no specific requirements for eligibility to serve as a director of ANGI, in evaluating candidates, the Board will consider (regardless of how the candidate was identified or recommended) whether the professional and personal ethics and values of the candidate are consistent with those of ANGI, whether the candidate's experience and expertise would be beneficial to the Board, whether the candidate is willing and able to devote the necessary time and energy to the work of the Board and whether the candidate is prepared and qualified to represent the best interests of ANGI's stockholders. While the Board does not have a formal diversity policy, it also considers the overall diversity of the experiences, characteristics, attributes, skills and backgrounds of candidates relative to those of other Board members and those represented by the Board as a whole to ensure that the Board has the right mix of skills, expertise and background.

        The Board does not have a formal policy regarding the consideration of director nominees recommended by stockholders, as to date ANGI has not received any such recommendations. However,

the Board would consider such recommendations if made in the future. Stockholders who wish to make such a recommendation should send the recommendation to ANGI Homeservices Inc., 3601 Walnut Street, Suite 700, Denver, Colorado 80205, Attention: Corporate Secretary. The envelope must contain a clear notation that the enclosed letter is a "Director Nominee Recommendation." The letter must identify the author as a stockholder, provide a brief summary of the candidate's qualifications and history, together with an indication that the recommended individual would be willing to serve (if elected), and must be accompanied by evidence of the sender's stock ownership. Any director recommendations will be reviewed by the Corporate Secretary and the Chairman and, if deemed appropriate, will be shared with the entire Board for further review.

        Communications with the ANGI Board.    Stockholders who wish to communicate with ANGI's Board or a particular director may send such communication to ANGI Homeservices Inc., 3601 Walnut Street, Suite 700, Denver, Colorado 80205, Attention: Corporate Secretary.

        The mailing envelope must contain a clear notation indicating that the enclosed letter is a "Stockholder—Board Communication" or "Stockholder—Director Communication." All such letters must identify the author as a stockholder, provide evidence of the sender's stock ownership and clearly state whether the intended recipients are all members of the Board or a particular director or directors. The Corporate Secretary will then review such correspondence and forward it to the Board, or to the specified director(s), if appropriate.

The Board and Board Committees

        The Board. The Board met five times and took action by written consent twice in 2018. All the incumbent directors attended at least 75% of the meetings of the Board and the Board committees on which they served during 2018. Directors are not required to attend annual meetings of ANGI stockholders. Four members of the Board attended the Company's 2018 Annual Meeting of Stockholders.

        The Board currently has three standing committees: the Audit Committee, the Executive Compensation Committee and the Compensation Committee.

        Audit Committee. During 2018, the members of the Audit Committee were Mr. Evans and Mses. Haas and Zhao, with Ms. Haas serving as the Chairperson of such committee. The Audit Committee met eight times and did not take any action taken by written consent in 2018.

        The Audit Committee is appointed by the Board and functions pursuant to a written charter adopted by the Board, the most recent version of which was filed as Appendix A to the Company's 2018 Annual Meeting proxy statement. The Audit Committee assists the Board with a variety of matters described in its charter, which include monitoring: (i) the integrity of ANGI's financial statements, (ii) the effectiveness of ANGI's internal control over financial reporting, (iii) the qualifications and independence of ANGI's independent registered public accounting firm, (iv) the performance of ANGI's internal audit function and independent registered public accounting firm, (v) ANGI's risk assessment and risk management policies as they relate to financial and other risk exposures and (vi) the compliance by ANGI with legal and regulatory requirements. In fulfilling its purpose, the Audit Committee maintains free and open communication among itself, the Company's independent registered public accounting firm, the Company's internal auditors and Company management. The formal report of the Audit Committee is set forth on page 19.

        The Board previously concluded that each of Mr. Evans and Mses. Haas and Zhao meet the independence standards under applicable SEC rules and the Marketplace Rules for service on the Audit Committee and is able to read and understand fundamental financial statements, and that Ms. Haas is an "audit committee financial expert," as such term is defined in applicable SEC rules and the Marketplace Rules.

        Pursuant to the Investor Rights Agreement, until the date immediately preceding our 2020 Annual Meeting of Stockholders, at least one of Mr. Evans or Ms. Hicks (or his or her replacement, if applicable) shall be a member of the Audit Committee if such individual meets the independence standards under applicable SEC rules and the Marketplace Rules.

        Executive Compensation and Compensation Committees. During 2018, the members of: (i) the Executive Compensation Committee were Mr. Evans and Ms. Haas and (ii) the Compensation Committee were Mr. Evans and Mses. Haas and Welch, with Mr. Evans serving as the Chairperson of both committees. The Executive Compensation Committee met twice and did not take any action by written consent in 2018. The Compensation Committee did not hold any meetings and took action by written consent three times in 2018. The Executive Compensation and Compensation Committees met jointly twice and took action jointly by written consent twice in 2018.

        Both committees are appointed by the Board and each committee functions pursuant to a written charter adopted by the Board, the most recent versions of which were filed as Appendices B and C to the Company's 2018 Annual Meeting proxy statement. Except for those matters reserved exclusively for the Executive Compensation Committee (as described below), both committees assist the Board with all matters relating to, and have overall responsibility for approving and evaluating, all compensation plans, policies and programs of the Company. Both committees may form and delegate authority to subcommittees and may delegate authority to one or more of their respective members. While the committees generally meet and take action jointly, where appropriate or required, either committee takes action unilaterally.

        Matters reserved exclusively for the Executive Compensation Committee relate to the compensation of our Chief Executive Officer and other "officers" (as such term is defined in Rule 16a-1(f) under the Securities Exchange Act of 1934, as amended (the "Exchange Act")). Accordingly, the Executive Compensation Committee has overall responsibility for approving and evaluating all compensation plans, policies and programs of the Company in which these officers are the exclusive participants and any other compensation plans, policies, and programs of the Company as they may affect such officers. In addition, the Compensation Committee may also delegate to one or more of the Company's officers its authority to make grants of equity-based compensation to the extent allowed under applicable law.

        For additional information on ANGI's processes and procedures for the consideration and determination of executive compensation and the related roles of the Executive Compensation and Compensation Committees, Company management and consultants, see the discussion under Compensation Discussion and Analysis generally beginning on page 22. The joint report of the Executive Compensation and Compensation Committees is set forth on page 27.

        The Board previously concluded that each of Mr. Evans and Ms. Haas meet the independence and other requirements of applicable SEC rules and the Marketplace Rules for compensation committee members.

PROPOSAL 2—APPROVAL OF A FRENCH SUB PLAN UNDER THE
ANGI HOMESERVICES INC. 2017 STOCK AND ANNUAL INCENTIVE PLAN

Proposal and Required Vote

        Our Board established the French Sub Plan for the Grant of French-Qualified Restricted Stock Units to Employees and Officers in France (the "French Sub Plan") under the ANGI Homeservices Inc. 2017 Stock and Annual Incentive Plan (the "ANGI 2017 Plan") on April 25, 2019, subject to approval by our stockholders.

        Approval of the French Sub Plan requires the affirmative vote of the holders of a majority of the voting power of shares of ANGI capital stock present in person or represented by proxy and voting together.

        The Board recommends that our stockholders vote FOR the French Sub Plan Proposal.

Overview

        Following the enactment of certain changes to the French Tax, Social Security and Commercial Codes in December 2017 (the "French Favorable Regime"), restricted stock units granted to eligible individuals under a sub plan approved by stockholders will qualify as "actions gratuites" under the applicable sections of the French Commercial Code referred to in the French Sub Plan ("French-Qualified Restricted Stock Units" or "FQ RSUs"). FQ RSUs are treated more favorably under the French Tax Code than restricted stock units granted under a plan or sub plan that does not comply with the French Favorable Regime. Specifically, the qualification of a restricted stock unit award as a FQ RSU award results in the application of lower tax rates to compensation earned upon the vesting of such award and a corresponding decrease in the amount of cash due and remitted by the Company to French tax and social security authorities for related withholding taxes due at vesting.

        The Company has employees who reside and are subject to taxation in France. The Company wants to provide certain of these employees with incentives that are directly linked to the future growth and profitability of ANGI and its businesses generally, as well as its operations in France specifically. The Company believes that in order to have a competitive advantage in attracting, retaining and motivating employees in France, it must establish the French Sub Plan so that it may grant tax efficient equity awards to eligible employees. Equity compensation is a critical component of ANGI's long-term compensation philosophy across its various businesses worldwide and the Company believes that providing eligible French employees with FQ RSUs aligns incentives for such employees with the interests of our stockholders. The French Sub Plan is designed to reinforce this alignment.

        For the Company to grant FQ RSUs to eligible employees, the French Sub Plan attached as Appendix A to this proxy statement and described below must be established under the ANGI 2017 Plan and approved by our stockholders.

ANGI 2017 Plan

        In connection with the French Sub Plan Proposal, stockholders are not being asked to approve the ANGI 2017 Plan, nor are they being asked to approve any changes to the ANGI 2017 Plan. The ANGI 2017 Plan was previously approved by our Board and IAC (in its capacity as sole stockholder) on September 29, 2017, and is attached as Appendix B to this proxy statement for informational purposes only.

        The ANGI 2017 Plan provides that the Board or the Executive Compensation and/or Compensation Committees (or such other Committee of the Board as the Board may from time to time designate (for purposes of this summary, the "Committee")) may, in the Committee's judgment, establish a sub plan to comply with applicable legal or regulatory provisions. Accordingly, the French Sub Plan is being established to comply with the French Favorable Regime in order to provide for the award of FQ RSUs to eligible employees.

        The establishment of the French Sub Plan will not in any way amend or otherwise modify the ANGI 2017 Plan and the number of shares available for grant under the ANGI 2017 Plan will not be increased. Following the approval of the French Sub Plan, shares of ANGI Class A common stock underlying grants of FQ RSUs will be deducted from the number of shares of ANGI Class A common stock then available for grant under the ANGI 2017 Plan on the applicable grant date.

Summary of Terms of the French Sub Plan

        The principal features of the French Sub Plan are described below. This summary is qualified in its entirety by reference to the full text of the French Sub Plan, a copy of which is attached as Appendix A to this proxy statement.

        Administration. Since the French Sub Plan will be established under the ANGI 2017 Plan, the French Sub Plan will be administered by the Committee (just like the ANGI 2017 Plan). Among other things, the Committee will have the authority to select eligible employees to whom FQ RSUs may be granted from time to time under the French Sub Plan, the number of shares of ANGI Class A common stock underlying such awards and the terms and conditions of such awards.

        Term. Awards may be granted under the ANGI 2017 Plan (and in turn, the French Sub Plan) for ten years following the date on which our Board and IAC (in its capacity as sole stockholder) approved the ANGI 2017 Plan (through September 27, 2027).

        Eligibility.    Awards may be granted under the French Sub Plan to: (i) employees of ANGI or its subsidiaries and (ii) directors of an ANGI subsidiary with a management function, in each case, who reside and are subject to taxation in France. Directors who are not also employees and any person who holds (directly or indirectly) shares of ANGI Class A common stock or Class B common stock in total representing more than 10% of ANGI's outstanding share capital on the grant date many not be granted an award under the French Sub Plan. We had approximately 200 employees who resided and were subject to taxation in France as of December 31, 2018, substantially all of whom would have been eligible to receive awards under the French Sub Plan as of that date.

        Shares Available for Grant Under French Sub Plan.    As noted above, shares of ANGI Class A common stock underlying grants of FQ RSUs will be deducted from the number of shares of ANGI Class A common stock then available for grant under the ANGI 2017 Plan on the applicable grant date.

        The ANGI 2017 Plan provides that the aggregate number of shares of ANGI Class A common stock subject to grant under such plan cannot exceed 75,000,000, subject to adjustment in certain circumstances to prevent dilution or enlargement. As of December 31, 2018, there were approximately 26.8 million shares of ANGI Class A common stock available for grant under the ANGI 2017 Plan (and in turn, the French Sub Plan).

        No single eligible participant under the French Sub Plan may be granted FQ RSUs covering a number of shares of ANGI Class A common stock in excess of 10% of ANGI's outstanding share capital on the grant date (or in excess of 30% of ANGI's outstanding share capital on the grant date if FQ RSUs are granted to all eligible employees in France, in which case the grant made in excess of 10% must be shared among all other eligible employees in a ratio not exceeding one to five. In addition, the number of FQ RSUs granted to any eligible employee shall be limited to the extent necessary to ensure that: (i) the number of shares of ANGI Class A common stock held by such individual on the grant date, plus (ii) the number of shares underlying the FQ RSUs and any other ANGI equity award granted under the French Sub Plan or otherwise, do not exceed 10% of ANGI's outstanding share capital on the grant date.

        FQ RSUs. Unless specifically provided in the French Sub Plan, the FQ RSUs shall have terms consistent with the terms of the ANGI 2017 Plan. The French Sub Plan provides for the award of FQ RSUs denominated in shares of ANGI Class A common stock that will be settled, subject to the terms and conditions of the FQ RSUs, in shares of ANGI Class A common stock. FQ RSUs granted under the French Sub Plan are not shares of ANGI Class common stock and as a result, holders of FQ RSUs do not have rights of a stockholder (including the right to receive dividends). The French Sub Plan provides that FQ RSUs: (i) may or may not be subject to performance conditions and (ii) may not be sold, transferred, pledged, exchanged or otherwise encumbered prior to vesting.

        Except as otherwise provided by the Committee, the French Sub Plan also provides that: (x) no FQ RSUs shall vest, nor shall any shares of ANGI Class A common stock be delivered to award holders upon vesting, before the first anniversary of the applicable grant date, and (y) any shares of ANGI Class A common stock acquired upon the vesting of FQ RSUs may not be sold or transferred for a minimum period of two years from the grant date.

        Amendment and Discontinuance of French Sub Plan.    The French Sub Plan may be amended, altered or discontinued by the Committee, but no amendment, alteration or discontinuance may impair the rights of award holders without their consent. Amendments to the French Sub Plan will require stockholder approval to the extent that such approval is required by applicable law, rule or regulation or the listing standards of the applicable exchange on which ANGI Class A common stock is listed. If approved by our stockholders, the French Sub Plan will terminate on September 29, 2027.

Benefits Under the French Sub Plan

        All awards to be made under the French Sub Plan will be discretionary and therefore the number of FQ RSUs to be granted in the future is not determinable. No FQ RSUs were granted in 2018 (and none have been granted to date) to any eligible employees in France, any ANGI named executive, any other ANGI executive officer or employee or any ANGI director.

French Tax Consequences

        The following is a summary of certain French income tax consequences of awards of FQ RSUs to be made under the French Sub Plan based upon the laws in effect as of the date of this proxy statement. The discussion is general in nature and does not take into account a number of considerations that may apply in light of individual circumstances under the French Sub Plan.

        Upon stockholder approval of the French Sub Plan, FQ RSUs granted to eligible individuals will not be subject to taxation in France until the underlying shares of ANGI Class A common stock acquired upon the vesting of such awards are sold, at which time the taxable amount will consist of income upon vesting (equal to the fair market value per share of ANGI Class A common stock at vesting multiplied by the number of FQ RSUs so vesting) and any gain or loss upon the sale of the shares. Income upon vesting that does not exceed €300,000 (assessed on an annual basis) will be taxed as salary at the award holder's marginal income tax rate after a 50% rebate (which under applicable law, applies regardless of how long the shares are held before sale). Social security will also apply at a rate of 17.2% (6.8% of which is deductible), plus a surtax for income of €250,000 and €500,000 for single and married taxpayers, respectively.

        Income upon vesting in excess of €300,000 (assessed on an annual basis) will be taxed as salary at the award holder's marginal income tax rate without any rebate. Social security will also apply at a rate of 9.7% (6.8% of which is deductible), plus the surtax described above and a 10% special additional social security tax.

        Any additional gain upon sale (equal to sale price price per share less the fair market value per share of ANGI Class A common stock at vesting multiplied by the number of shares sold) will be subject, at the election of the award holder, to either: (i) income and social security taxes at a combined flat rate of 30% or (ii) the award holder's marginal income tax rate plus the surtax described above.

        In addition, the entity that employs the award holder may receive certain tax benefits, including being subject to a 20% social security contribution upon the vesting of FQ RSUs (instead of the full social security contribution rates applicable to compensation income or restricted stock units granted under a plan or sub plan that does not comply with the French Favorable Regime).

PROPOSAL 3—RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        Subject to stockholder ratification, the Audit Committee has appointed Ernst & Young LLP as ANGI's independent registered public accounting firm for the fiscal year ending December 31, 2019.

        The Audit Committee annually evaluates the performance of Ernst & Young LLP and determines whether to continue to retain such firm or consider the retention of another firm. In appointing Ernst & Young LLP as IAC's independent registered public accounting firm for 2019, the Audit Committee considered: (i) the firm's performance as the Company's independent registered public accounting firm, (ii) the fact that the firm has served as the independent registered public accounting firm for IAC (which included HomeAdvisor (US) and HomeAdvisor International when they were wholly-owned subsidiaries of IAC) since 1996 and also served as the independent registered public accounting firm for Angie's List for many years, (iii) the firm's independence with respect to the services to be performed for the Company and (iv) the firm's strong and considerable qualifications and general reputation for adherence to professional auditing standards.

        A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and will be given an opportunity to make a statement if he or she so chooses and will be available to respond to appropriate questions.

        Ratification of the appointment of ANGI's independent registered public accounting firm requires the affirmative vote of holders of a majority of the voting power of shares of ANGI capital stock present at the Annual Meeting in person or represented by proxy and voting together.

        The Board recommends that our stockholders vote FOR ratification of the appointment of Ernst & Young LLP as ANGI's independent registered public accounting firm for 2019.

AUDIT COMMITTEE MATTERS

Audit Committee Report

        The Audit Committee functions pursuant to a written charter adopted by the Board, the most recent version of which was filed as Appendix A to the Company's 2018 Annual Meeting proxy statement. The Audit Committee charter governs the operations of the Audit Committee and sets forth its responsibilities, which include providing assistance to the Board with the monitoring of: (i) the integrity of ANGI's financial statements, (ii) the effectiveness of ANGI's internal control over financial reporting, (iii) the qualifications and independence of ANGI's independent registered public accounting firm, (iv) the performance of ANGI's internal audit function and independent registered public accounting firm, (v) ANGI's risk assessment and risk management policies as they relate to financial and other risk exposures and (vi) the compliance by ANGI with legal and regulatory requirements. It is not the duty of the Audit Committee to plan or conduct audits or to determine that ANGI's financial statements and disclosures are complete, accurate and have been prepared in accordance with generally accepted accounting principles and applicable rules and regulations. Management is responsible for the Company's financial reporting process, including systems of internal control over financial reporting. The independent registered public accountants are responsible for performing an independent audit of the Company's consolidated financial statements and the effectiveness of the Company's internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board, and to issue a report thereon. The Audit Committee's responsibility is to engage the independent auditor and otherwise to monitor and oversee these processes.

        In fulfilling its responsibilities, the Audit Committee has reviewed and discussed the audited consolidated and combined financial statements of ANGI included in the Company's Annual Report on Form 10-K for the year ended December 31, 2018 with ANGI's management and Ernst & Young LLP, ANGI's independent registered public accounting firm.

        The Audit Committee has discussed with Ernst & Young the matters required to be discussed by PCAOB Auditing Standard 1301, "Communications with Audit Committees." In addition, the Audit Committee has received the written disclosures and letter from Ernst & Young required by applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young's communications with the Audit Committee concerning independence and has discussed with Ernst & Young its independence from ANGI and its management.

        In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated and combined financial statements of ANGI be included in ANGI's Annual Report on Form 10-K for the year ended December 31, 2018 for filing with the SEC.

Members of the Audit Committee

Alesia J. Haas (Chairperson)
Thomas R. Evans
Yilu Zhao

Fees Paid to Our Independent Registered Public Accounting Firm

        The following table sets forth fees for all professional services rendered by Ernst & Young to ANGI for the years ended December 31, 2018 and 2017:

	2018		2017
Audit Fees	$2,071,000	(1)	$3,011,000	(2)
Audit-Related Fees	—		—
Total Audit and Audit-Related Fees	$2,071,000		$3,011,000
Tax Fees	—		—

Total Fees	$2,071,000		$3,011,000

(1)
Audit Fees in 2018 include: (i) fees associated with the annual audit of financial statements and internal control over financial reporting and the review of periodic reports, (ii) fees for statutory audits (audits performed for certain ANGI businesses in various jurisdictions abroad, which audits are required by local law), (iii) fees for services performed in connection with the filing of a shelf registration statement in October 2018 to register shares of Class A Common Stock issued in connection with an acquisition for resale, as well as the review of a prospectus, the issuance of a comfort letter and other services in connection with an underwritten offering pursuant to such shelf registration statement in December 2018, and (iv) fees for accounting consultations.

(2)
Audit Fees in 2017 include: (i) fees for the audit of the HomeAdvisor Business and other services performed in connection with the Combination, including the review of (and in the case of consents, the issuance of) the related registration statement, comment letters and consents, (ii) fees associated with the annual audit of our financial statements and the review of periodic reports, (iii) amounts allocated by IAC to the Company for its share of IAC's consolidated audit fees for IAC's annual audit of financial statements and internal control over financial reporting for periods prior to the Combination in 2017, (iv) fees for statutory audits (audits performed for certain ANGI businesses in various jurisdictions abroad, which audits are required by local law) and (v) fees for accounting consultations.

Audit and Non-Audit Services Pre-Approval Policy

        The Audit Committee has a policy governing the pre-approval of all audit and permitted non-audit services performed by ANGI's independent registered public accounting firm in order to ensure that the provision of these services does not impair such firm's independence from ANGI and its management. Unless a type of service to be provided by ANGI's independent registered public accounting firm has received general pre-approval, it requires specific pre-approval by the Audit Committee. Any proposed services in excess of pre-approved cost levels also require specific pre-approval by the Audit Committee. In all pre-approval instances, the Audit Committee considers whether such services are consistent with SEC rules regarding auditor independence.

        All Tax services require specific pre-approval by the Audit Committee. In addition, the Audit Committee has designated specific services that have the pre-approval of the Audit Committee (each of which is subject to pre-approved cost levels) and has classified these pre-approved services into one of three categories: Audit, Audit-Related and All Other (excluding Tax). The term of any pre-approval is twelve months from the date of the pre-approval, unless the Audit Committee specifically provides for a different period. The Audit Committee reviews the list of pre-approved services from time to time and will revise it as and if appropriate. Pre-approved fee levels for all services to be provided by

ANGI's independent registered public accounting firm are established periodically from time to time by the Audit Committee.

        Pursuant to the pre-approval policy, the Audit Committee may delegate its authority to grant pre-approvals to one or more of its members, and has currently delegated this authority to its Chairperson. The decisions of the Chairperson (or any other member(s) to whom such authority may be delegated) to grant pre-approvals must be presented to the full Audit Committee at its next scheduled meeting. The Audit Committee may not delegate its responsibilities to pre-approve services to management.

INFORMATION CONCERNING ANGI EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

        Background information about current ANGI executive officers who are not director nominees is set forth below. For background information about ANGI's Chief Executive Officer, William B. Ridenour, and President and Chief Operating Officer, Craig Smith, see the discussion under Information Concerning Director Nominees beginning on page 6.

        Jamie Cohen, age 32, has served as Chief Financial Officer of ANGI since March 2019. Prior to serving in this role, Ms. Cohen served as ANGI's Executive Vice President of Finance and Accounting from September 2017 and in the same role for the Company's HomeAdvisor (US) business from January 2017. Prior to that time, Ms. Cohen held various senior finance positions at the Company's HomeAdvisor (US) business from July 2011.

        Jeffrey W. Kip, age 51, has served as Chief Executive Officer of HomeAdvisor International since April 2016. Prior to serving in this role, Mr. Kip served as Chief Financial Officer of IAC from March 2012 to April 2016. Before joining IAC, Mr. Kip served as Executive Vice President, Chief Financial Officer of Panera Bread Company, a national bakery-cafe concept in the United States and Canada ("Panera"), from May 2006 to March 2012. From November 2003 until May 2006, Mr. Kip served as Panera's Vice President, Finance and Planning and as Vice President, Corporate Development from May 2003 until November 2003. From November 2002 until April 2003, Mr. Kip served as an Associate Director and Director at UBS, an investment banking firm, and from August 1999 until November 2002, Mr. Kip was an Associate at Goldman Sachs, an investment banking firm.

        Allison Lowrie, age 41, has served as Chief Marketing Officer of ANGI since September 2017. In her current role, Ms. Lowrie specializes in brand management, customer acquisition, communications and marketing intelligence for the Company's various brands. Prior to serving in this role, Ms. Lowrie served as Chief Marketing Officer of HomeAdvisor (US) from March 2015 and prior to that time, in various senior marketing positions at HomeAdvisor (US) from May 2010 to March 2015. Prior to joining HomeAdvisor (US), Ms. Lowrie acted as the Director of Advertising Products at Cars.com from November 2004 to May 2010.

        Shannon Shaw, age 44, has served as Chief Legal Officer of ANGI since March 2019. In her current role, Ms. Shaw oversees all legal and compliance matters across the Company's various brands and businesses, as well as human resources. Before joining the Company, Ms. Shaw served as Chief Counsel, Americas for dormakaba Inc., where she oversaw the company's legal operations for North America, Mexico and South America, from August 2018 to March 2019. Prior to her tenure at dormakaba Inc., Ms. Shaw served as General Counsel/Chief Legal Officer of Angie's List from September 2011 to April 2018. Prior to her tenure at Angie's List, Ms. Shaw was a labor and employment attorney at Barnes & Thornburg, LLP, a law firm, from September 2003 to September 2011, where she litigated on behalf of companies and advised national and local companies on compliance with federal and state labor and employment laws. Ms. Shaw also served as Media Relations Coordinator at Clarian Health Partners, a large hospital conglomerate, from 1997 to 2000.

 COMPENSATION DISCUSSION AND ANALYSIS

        This Compensation Discussion and Analysis (the "CD&A") provides information regarding our compensation program as it relates to the following persons, to whom we refer to in this CD&A as our "named executive officers" (the "NEOs"):

  •
  William B. Ridenour, Chief Executive Officer (effective November 8, 2018);

  •
  Christopher Terrill, Chief Executive Officer (through November 8, 2018);

  •
  Craig Smith, President and Chief Operating Officer;

  •
  Glenn H. Schiffman, IAC's Executive Vice President and Chief Financial Officer, who also serves as our Chief Financial Officer (through March 12, 2019); and

  •
  Allison Lowrie, Chief Marketing Officer; and

  •
  Jeffrey Kip, Chief Executive Officer, HomeAdvisor International.

Philosophy and Objectives

        Our executive officer compensation program is designed to increase long-term value by attracting, retaining, motivating and rewarding leaders with the competence, character, experience and ambition necessary to enable us to meet our growth objectives.

        When establishing compensation packages for a given executive, we follow a flexible approach, and make decisions based on a host of factors particular to a given executive situation, including our firsthand experience with the competition for recruiting and retaining executives; negotiation and discussion with the relevant individual; competitive survey data; internal equity considerations; and other factors we deemed relevant at the time.

        Similarly, we do not follow an arithmetic approach to establishing ongoing compensation levels and measuring and rewarding short-term and long-term performance, as we believe this approach often fails to adequately take into account the multiple factors that contribute to success at the individual and business level. In any given period, we may have multiple objectives, and these objectives, and their relative importance, often change as the competitive and strategic landscape shifts, even within a given compensation cycle. As a result, formulaic approaches often over-compensate or under-compensate a given performance level. Accordingly, we have historically avoided the use of strict formulas in our compensation practices and have relied primarily on a discretionary approach.

        While we consider market data in establishing broad compensation programs and practices and may periodically benchmark the compensation associated with particular executive positions, we do not definitively rely on competitive survey data or any benchmarking information in establishing executive compensation. We make decisions based on a host of factors particular to a given executive's situation, including those described above and the Company's understanding of the current environment, and believe that over-reliance on survey data, or a benchmarking approach, is too rigid and stale for the dynamic and fast changing marketplace for talent.

Roles and Responsibilities

        We have a Compensation Committee consisting of Mr. Evans, Ms. Haas and Ms. Welch, which has the primary responsibility for establishing our compensation philosophy and programs, and an Executive Compensation Committee (referred to in this CD&A as the "Committee"), consisting of Mr. Evans and Ms. Haas, two independent directors who have the primary responsibility of determining appropriate payments and awards to our executive officers, other than Mr. Schiffman, with respect to whom the Compensation and Human Resources Committee of IAC's Board of Directors (the "IAC Committee") will continue to make such determinations. Pursuant to the Services Agreement, IAC provides us with certain services, including the services of Mr. Schiffman. IAC charges us for Mr. Schiffman's services at cost, based on the time Mr. Schiffman spends providing services to us.

        All compensation decisions referred to throughout this CD&A have been made by the Committee, based (in part) on recommendations from Mr. Levin, the Company's Chairman and IAC's Chief Executive Officer, and Mr. Ridenour, the Company's Chief Executive Officer. Certain of our executive officers participate in structuring Company-wide compensation programs and in establishing appropriate bonus and equity pools. In early 2019, Messrs. Levin and Ridenour met with the Committee and discussed their views of corporate and individual executive officer performance for 2018. Following this discussion, the Committee met in executive session to discuss these recommendations and ultimately determined the annual bonus amount for each executive officer, other than Mr. Schiffman (as described above). In establishing a given executive officer's compensation package, each individual component is evaluated independently and in relation to the package as a whole. Prior earning histories and outstanding long-term compensation arrangements are also reviewed and taken into account. However, we do not believe in any formulaic relationship or targeted allocation between these elements. Instead, each individual executive's situation is evaluated on a case-by-case basis each year, considering the variety of relevant factors at that time.

        We do not have an ongoing relationship with any particular compensation consulting firm, although the Committee reserves the right to solicit the advice of consulting firms and engage legal counsel. No such consulting firms or legal counsel were engaged by the Committee during 2018.

        In addition, from time to time, the Company may solicit survey or peer compensation data from various consulting firms. In 2019, the Company engaged Compensation Advisory Partners LLC ("CAP") to provide comparative market data in connection with the Company's own analysis of its compensation practices, but neither CAP nor any other compensation consultant had any role in determining or recommending the amount or form of executive compensation for 2018.

        The Company presents its stockholders with the opportunity to cast a triennial advisory vote on executive compensation ("say-on-pay"), which reflects the preference expressed by stockholders in 2018 with respect to the frequency of the say-on-pay vote. At our annual meeting of stockholders held in June 2018, a substantial majority of the votes cast on the say-on-pay proposal at that meeting were voted in favor of the proposal. The Committee believes that the vote reflected stockholder support of our approach to executive compensation, and, as such, did not make changes based on the 2018 vote. The Committee will continue to consider the outcome of say-on-pay votes when making future compensation decisions for executive officers.

Compensation Elements

  General

        Compensation packages for executive officers have primarily consisted of salary, annual bonuses, long term incentives (typically equity awards) and, to a more limited extent, perquisites and other benefits. Prior to making specific decisions related to any particular element of compensation, we review the total compensation of each executive officer, evaluating the executive officer's total near- and long-term compensation in the aggregate. We determine which element or combinations of compensation elements (salary, bonus, or equity) can be used most effectively to further our compensation objectives. However, all such decisions are subjective, and made on a facts-and-circumstances basis without any prescribed relationship between the various elements of the total compensation package.

  Salary

        General. A new executive officer's starting salary is typically negotiated upon arrival, based on the executive officer's prior compensation history, prior compensation levels for the particular position, the executive officer's location, salary levels of other executive officers, salary levels available to the individual in alternative opportunities, reference to certain survey information and the extent to which we desire to secure the executive officer's services.

        Once established, salaries can increase based on a number of factors, including the assumption of additional responsibilities, internal equity, periodic market checks and other factors that demonstrate an executive officer's increased value.

        2018. In June 2018, the Committee approved an increase in Ms. Lowrie's salary from $300,000 to $400,000. In determining to increase Ms. Lowrie's salary, the Committee considered management's recommendation, her ongoing contributions to the Company and peer and competitive data. In connection with the management changes in late 2018, the Committee approved an increase in Mr. Ridenour's salary from $400,000 to $600,000 and Mr. Smith's salary from $400,000 to $500,000. No other executive officer's salary was adjusted during 2018.

  Annual Bonuses

        General. The annual bonus program is designed to reward performance on an annual basis. Because of the variable nature of the bonus program, and because in any given year bonuses have the potential to make up a significant portion of an executive officer's total compensation, the bonus program provides an important incentive tool to achieve annual objectives. Since the Combination, the Company has paid annual bonuses shortly after year-end following finalization of financial results for the prior year.

        The determination of bonus amounts is based on a non-formulaic assessment of factors that vary from year to year and success is measured subjectively. In setting individual annual bonus amounts, we consider a variety of factors regarding the Company's overall performance, such as growth in revenue and profitability; achievement of strategic objectives by the Company and its positioning for future growth; an individual's performance and contribution to the Company; and the bonus amount for each named executive officer relative to other named executive officers. No quantified weight has been given to any particular consideration. We have engaged in an overall assessment of appropriate bonus levels based on a subjective interpretation of corporate performance.

        Executive officer bonuses may be highly variable from year-to-year depending on performance of the Company and, in certain circumstances, individual executive officer performance. Accordingly, we believe that our bonus program provides strong incentive to meet the Company's annual goals.

        2018 Bonuses for ANGI Executives. In setting bonus levels for 2018 bonus awards, the Committee considered a variety of factors, including: (i) strong growth in revenue and Adjusted EBITDA for the Company by segment, on a consolidated basis and on a pro forma basis for the Combination, (ii) successfully integrating HomeAdvisor (US) and Angie's List, (iii) efforts to migrating our international operations to a common platform, and (iv) strong growth in Marketplace service requests and Marketplace paying service providers, as well as increasing spend per service professional. The Committee also considered the performance of the HomeAdvisor Business relative to certain strategic objectives that had been established for the year. In addition, 2018 achievements were considered, and compared to achievements and bonus levels in prior years. As noted above, in setting individual bonus amounts, there was no weight assigned to any specific factor, and no application of a formulaic calculation.

        2018 Bonus for Mr. Schiffman. In setting the actual 2018 bonus level for Mr. Schiffman, the IAC Committee considered a variety of factors, including: (i) IAC's operating results, (ii) completion of several strategic initiatives, (iii) successful completion of financing activities and robust year-end cash position and (iv) IAC's share price appreciation during 2018. While the factors noted above were the primary ones considered in setting bonus award amounts for Mr. Schiffman, the IAC Committee also considered Mr. Schiffman's role and responsibilities, the relative contributions made by Mr. Schiffman during the year and the relative size of the bonuses paid to the other executive officers of IAC.

  Long-Term Incentives

        General. We believe that providing a meaningful equity stake in our business is essential to create compensation opportunities that can compete, on a risk-adjusted basis, with other employment opportunities in a competitive marketplace. In addition, we believe that ownership shapes behavior, and that by providing compensation in the form of equity awards, we align executive officer incentives with stockholder interests in a manner that we believe drives superior performance over time.

        In setting particular award levels, the predominant objectives have been providing the person with effective retention incentives, appropriate rewards for past performance and incentives for strong future performance. Appropriate levels to meet these goals may vary from year to year, and from individual to individual, based on a variety of factors. The annual corporate performance factors relevant to setting bonus amounts that were discussed above, while taken into account, have generally been less relevant in granting equity awards, as the awards tend to be more forward looking, and are a longer-term retention and reward instrument than annual bonuses.

        2018 Equity Awards. No ANGI executive received an equity award from the Company in 2018 following the annual review process in February 2018, as the Committee considered outstanding equity awards currently held by each ANGI executive and the amount realizable from those awards based on then-current stock prices. However, in connection with the management change in late 2018, Mr. Ridenour was awarded 838,457 restricted stock units and Mr. Smith was awarded 447,177 restricted stock units, each vesting in two equal installments on the third and fourth anniversaries of the grant date.

        In March 2018, the IAC Committee granted 80,000 IAC stock options to Mr. Schiffman with an exercise price equal to the closing price of IAC common stock on the grant date and which will vest 50% on each of February 15, 2021 and February 15, 2022; provided, that the vesting of 50% of these options is also subject to the requirement that the closing price per share of IAC's common stock during any twenty consecutive days while the award is outstanding equals or exceeds $200 per share. In addition, following vesting, these options shall only be exercisable after February 15, 2022.

2018 Employment Agreement

        New Employment Agreement for Mr. Ridenour. Effective November 8, 2018 (the "Effective Date"), in connection with Mr. Ridenour's appointment to the role of Chief Executive Officer, the Company and Mr. Ridenour entered into an employment agreement (the "Employment Agreement"). The Employment Agreement has an initial term ending on the December 31, 2019 and provides for automatic renewals for successive one-year terms absent written notice from the Company or Mr. Ridenour ninety days prior to the expiration of the then-current term. The Employment Agreement provides that Mr. Ridenour will be eligible to receive an annual base salary (currently $600,000), discretionary annual cash bonuses and such other employee benefits as may be determined by the Committee from time to time.

        Upon certain involuntary terminations of employment and subject to his execution and non-revocation of a release and compliance with customary post-termination covenants: (i) the Company will continue to pay Mr. Ridenour his annual base salary for one year following such termination, (ii) all ANGI and IAC equity awards (including any cliff vesting awards, which will be pro-rated as though such awards had an annual vesting schedule) held by Mr. Ridenour on the date of such termination that would have otherwise vested during the one year period following such termination will vest as of the date of such termination (subject, in the case of performance-based awards, to the satisfaction of the applicable performance conditions) and (iii) any then-vested ANGI stock appreciation rights and IAC stock options held by him on the date of such termination will remain exercisable through the earlier of: (A) the scheduled expiration date of such awards and (B) eighteen months following Mr. Ridenour's termination of employment.

        Pursuant to his Employment Agreement, Mr. Ridenour is bound by a covenant not to compete with our businesses during the term of his employment and for twelve months thereafter, and a covenant not to solicit our employees or business partners during the term of his or her employment and for twelve months after such a termination. In addition, Mr. Ridenour has agreed not to use or disclose any confidential information regarding the Company and/or its affiliates.

Change of Control

        Our equity awards for senior executive officers generally include a so-called "double-trigger" change of control provision, which provides for the acceleration of the vesting of outstanding equity awards in connection with a change of control only when an award holder suffers an involuntary termination of employment during the two year period following such change of control. We believe that providing for the acceleration of the vesting of equity awards after an involuntary termination will assist in the retention of our executive officers through a change of control transaction. For purposes of this discussion and the discussion below under the Severance caption, where we use the term "involuntary termination" to mean both a termination by the Company without "cause" and a resignation by the executive for "good reason" or similar construct.

Severance

        We generally provide executive officers with some amount of salary continuation and the acceleration of the vesting of some equity awards in the event of an involuntary termination of employment. Because we tend to promote our executive officers from within, after competence and commitment have generally been established, we believe that the likelihood of the vesting of equity awards being accelerated is typically low, and yet we believe that through providing this benefit we increase the retentive effect of our equity program, which serves as our most important retention incentive. The Company generally does not provide for the acceleration of the vesting of equity awards in the event an executive voluntarily resigns from the Company.

Other Compensation

        Under limited circumstances, certain of our NEOs have received non-cash and non-equity compensatory benefits. Included as other compensation for 2018 in the Summary Compensation Table below is a tax gross-up for: (i) Mr. Terrill relating to the payment by the Company to him of an amount equal to his December 2018 health insurance coverage premium and (ii) Mr. Smith relating to his travel with the winners of the Company's annual sales force contest. In addition, included as compensation for Mr. Schiffman is income imputed to Mr. Schiffman for personal use of aircraft in which IAC has purchased a fractional ownership interest and relocation costs and related tax-gross-up relating to the payment of certain relocation costs incurred by him when moving to New York to become Chief Financial Officer of IAC. Though the applicable compensation disclosure rules require disclosure of the tax gross-ups as compensation, they were not taken into account in determining the other components of the compensation for these executives. The executive officers do not participate in any deferred compensation or retirement program other than IAC's 401(k) plan.

Tax Deductibility

        Following the Combination, our executive officers' compensation became subject to the limitations on deductibility under Section 162(m) of the Internal Revenue Code of 1986, as amended ("Section 162(m)"). As a result, certain compensatory arrangements established prior to the Combination that were, or will be, paid following the completion of the Combination may not result in deductible compensation for the Company. The exemption from Section 162(m)'s deduction limit for performance-based compensation has been repealed, effective for taxable years beginning after December 31, 2017, such that compensation paid to our executive officers in excess of $1 million will not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017. There can be no assurance that certain compensation arrangements established prior to that date will be fully deductible because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, including the uncertain scope of the transition relief under the legislation repealing Section 162(m)'s exemption from the deduction limit. In addition, the Committee reserves the right to modify compensation that was initially intended to be exempt from Section 162(m) if it determines that such modifications are consistent with the Company's best interests.

COMPENSATION COMMITTEE REPORT

        The Executive Compensation and Compensation Committees have reviewed the Compensation Discussion and Analysis and discussed it with Company management. In reliance on this review and the discussions referred to above, such committees have recommended to the Board that the Compensation Discussion and Analysis be included in ANGI's 2018 Annual Report on Form 10-K and this proxy statement.

Members of the Executive Compensation Committee

Thomas R. Evans (Chairperson)
Alesia J. Haas

Members of the Compensation Committee

Thomas R. Evans (Chairperson)
Alesia J. Haas
Suzy Welch

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The Company has an Executive Compensation Committee, which during 2018 was comprised of Mr. Evans and Ms. Haas, and a Compensation Committee, which during 2018 was comprised of Mr. Evans and Mses. Haas and Welch. No member of these committees has been an officer or employee of ANGI or IAC at any time during his or her respective service on the committee(s).

EXECUTIVE COMPENSATION

Overview

        This Executive Compensation section of this proxy statement sets forth certain information regarding total compensation earned by our named executives in 2018, as well as ANGI and IAC equity awards granted to our named executives in 2018, ANGI and IAC equity awards held by our named executives on December 31, 2018 and the dollar value realized by our named executives upon the exercise of ANGI and IAC equity awards during 2018. Unless otherwise indicated, equity awards in the tables below are denominated in shares of ANGI Class A common stock.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
William B. Ridenour	2018	$424,615	$360,000	$14,999,996	—	$8,250	$15,792,861
Chief Executive Officer	2017	$323,462	$200,000	$3,040,000	$57,071,672	$23,650	$60,658,784
(effective November 8, 2018)(4)	2016	$300,000	$600,000	—	$587,656	$7,950	$1,495,606
Christopher Terrill(5)	2018	$600,000	$360,000	—	—	$15,416	$975,416
Chief Executive Officer	2017	$446,923	$300,000	$3,800,000	$64,223,822	$27,002	$68,797,747
(through November 8, 2018)	2016	$400,000	$900,000	—	695,237	$7,950	$2,003,186
Glenn H. Schiffman(6)	2018	$600,000	$3,500,000	—	$4,315,200	$149,612	$8,564,812
Chief Financial Officer	2017	$600,000	$2,500,000	—	$3,831,000	$46,059	$6,977,059
(through March 12, 2019)	2016	$420,000	$1,750,000	—	$2,942,000	$225,586	$5,337,586
Craig Smith	2018	$411,923	$300,000	$7,999,997	—	$10,632	$8,722,552
President & Chief Operating	2017	$323,462	$200,000	$3,040,000	$44,315,733	$30,016	$47,909,211
Officer	2016	$300,000	$500,000	—	$1,277,946	$7,950	$2,085,896
Allison Lowrie	2018	$358,077	$240,000	—	—	$8,250	$606,327
Chief Marketing Officer	2017	$261,731	$300,000	—	$13,886,703	$23,650	$14,472,084
	2016	$250,000	$375,000	—	$1,331,380	$7,950	$1,964,330
Jeffrey W. Kip	2018	$575,000	$250,000	—	—	$8,250	$833,250
Chief Executive Officer,
HomeAdvisor International

(1)
Represents the dollar value of ANGI RSU awards in 2018 and IAC RSU awards in 2017, calculated by multiplying the number of ANGI or IAC RSUs granted by the fair market value per share of ANGI Class A common stock and IAC common stock, respectively, on the grant date. For additional details regarding ANGI RSU awards granted in 2018, see footnotes 1 and 2 to the Grants of Plan-Based Awards in 2018 table on page 30.

(2)
For 2018, reflects IAC stock options granted to Mr. Schiffman.

For 2017, the amounts in the table above for all named executives (other than Mr. Schiffman) include a significant non-cash modification charge under generally accepted accounting principles relating to the conversion of stock appreciation rights denominated in the equity of the Company's HomeAdvisor (US) business ("HomeAdvisor SARs") issued prior to September 29, 2017 into stock appreciation rights settleable in shares of ANGI Class A common stock ("ANGI SARs") in connection with the Combination. The Company does not view these modification charges as representative of any additional actual cost to the Company or any additional benefit provided to the relevant named executives.

        The amounts in the table also reflect the grant date fair value using the Black Scholes option pricing model of: (i) HomeAdvisor SARs granted to Messrs. Ridenour, Terrill and Smith, and (ii) IAC stock options granted to Mr. Schiffman. A breakdown of the total amounts for 2017 in the table above for each named executive is as follows:

Name	Modification Charge in 2017 for Awards Granted Prior to the Combination	Grant Date Fair Value of Awards Granted in 2017	Total
William B. Ridenour	$44,263,423	$12,808,249	$57,071,672
Christopher Terrill	$55,684,987	$8,538,835	$64,223,822
Glenn H. Schiffman	—	$3,831,000	$3,831,000
Craig Smith	$31,507,484	$12,808,249	$44,315,733
Allison Lowrie	$13,886,703	—	$13,886,703

For 2016, the amounts in the table above represent the grant date fair value using the Black Scholes option pricing model of: (i) HomeAdvisor SARs granted to Messrs. Ridenour, Terrill and Smith and Ms. Lowrie, and (ii) IAC stock options granted to Mr. Schiffman.

(3)
Additional information regarding all other compensation amounts for each named executive in 2018 is as follows:

	William B. Ridenour	Christopher Terrill	Glenn H. Schiffman	Craig Smith	Allison Lowrie	Jeffrey W. Kip
Personal use of IAC aircraft(a)	—	—	$52,624	—	—	—
401(k) plan Company match	$8,250	$8,250	$8,250	$8,250	$8,250	$8,250
Relocation costs and related tax reimbursements(b)	—	—	$88,738	—	—	—
Miscellaneous(c)	—	$7,166	—	$2,382	—	—

	$8,250	$15,416	$149,612	$10,632	$8,250	$8,250

(a)
Reflects the incremental cost for Mr. Schiffman's personal use of aircraft in which IAC has purchased a fractional ownership interest. The incremental cost for personal use of this aircraft is calculated based on the average variable operating costs to IAC. Variable costs are calculated by multiplying the hours flown for personal use by the hourly flight and fuel charges, plus airport arrival and/or departure fees (if applicable) and do not include monthly management fees for such aircraft.

(b)
Reflects $47,741 paid to or on behalf of Mr. Schiffman for certain costs related to the relocation of him and his family to the New York City metropolitan area in 2016 and $40,997 in related tax reimbursements on income imputed to Mr. Schiffman for these costs.

(c)
In the case of: (i) Mr. Terrill, reflects a cash payment in the amount of $4,014 (in lieu of payment of his December 2018 health insurance coverage premium by the Company) and $3,152 in related tax reimbursements, and (ii) Mr. Smith, reflects $1,335 as reimbursement for certain costs related to his attendance at a Company-sponsored sales contest trip and $1,047 in related tax reimbursements on income imputed to Mr. Smith for these costs.

(4)
Prior to his appointment as Chief Executive Officer of ANGI, Mr. Ridenour served as Chief Product Officer of ANGI (from September 2017 to November 7, 2018) and as Chief Product Officer and Chief Technology Officer the Company's HomeAdvisor (US) business (from November 2011 to September 2017).

(5)
Amounts in the table above for Mr. Terrill reflect certain payments made to him by the Company from and after his separation from the Company on November 8, 2018. For details regarding these payments, see the disclosure under the caption Estimated Potential Payments Upon Termination or Change in Control—Amounts and Benefits Payable Upon a Qualifying Termination or Separation from the Company—Mr. Terrill on page 35.

(6)
Mr. Schiffman was appointed Executive Vice President and Chief Financial Officer of IAC in April 2016 and served as Chief Financial Officer of ANGI from September 2017 to March 2019. Information presented for Mr. Schiffman in the table above reflects compensation payable to him by IAC in his capacity as Executive Vice President and Chief Financial Officer of IAC. In 2016 and prior to the Combination in 2017, none of Mr. Schiffman's IAC compensation was allocated to the Company's HomeAdvisor (US) business. For the fiscal year ended December 31, 2018 and the period commencing on September 29, 2017 through December 31, 2017, $641,334 and $240,625, respectively, of Mr. Schiffman's IAC compensation was allocated to the Company for his services as our Chief Financial Officer pursuant to the Services Agreement. As described in the Compensation Discussion and Analysis on pages 22-23, Mr. Schiffman's compensation is determined by the IAC Compensation and Human Resources Committee.

Grants of Plan-Based Awards in 2018

        The table below provides information regarding all ANGI and IAC equity awards granted to our named executives in 2018.

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($/Sh)		Grant Date Fair Value of Stock and Option Awards ($)
William B. Ridenour	11/8/18	838,457	(1)	—		—		$14,999,996	(2)
Christopher Terrill	—	—		—		—		—
Glenn H. Schiffman	3/2/18	—		80,000	(3)	$152.53	(4)	$4,315,200	(5)
Craig Smith	11/8/18	447,177	(1)	—		—		$7,999,997	(2)
Allison Lowrie	—	—		—		—		—
Jeffrey W. Kip	—	—		—		—		—

(1)
Represents ANGI RSU awards: (i) in the case of Mr. Ridenour, 419,228 and 419,229 of which will vest on November 8, 2021 and 2022, respectively, and (ii) in the case of Mr. Smith, 223,588 and 223,589 of which will vest on November 8, 2021 and 2022, respectively, in all cases, subject to continued service.

(2)
Represents the dollar value of ANGI RSU awards, calculated by multiplying the number of ANGI RSUs granted by the fair market value per share of ANGI Class A common stock on the grant date.

(3)
Represents: (i) 40,000 IAC stock options that vest in two equal installments on February 15, 2021 and 2022, subject to continued service, and become exercisable on February 16, 2022, and (ii) 40,000 IAC performance stock options that vest in two equal installments on February 15, 2021 and 2022, subject to continued service and the satisfaction of a performance condition (specifically, that the closing price per share of IAC common stock must equal or exceed $200.00 during any twenty consecutive trading days during the period in which the stock options remain outstanding), and become exercisable on February 16, 2022. As of December 31, 2018, the performance condition described in (ii) above had been satisfied.

(4)
The exercise price is equal to the fair market value per share (as defined in the applicable stock and annual incentive plan) of IAC common stock on the grant date.

(5)
Represents the grant date fair value of IAC stock option awards using the Black-Scholes option pricing model. The Black-Scholes option pricing model incorporates various assumptions, including expected volatility (based on the historical volatility of IAC common stock), risk-free interest rates (based on U.S. Treasuries with terms comparable to those of the stock options), expected term (based on the historical exercise behavior of our employees) and dividend yield (based on IAC's historical dividend payments). The assumptions used to calculate the amount in the table above for the stock option awards granted to Mr. Schiffman were an expected volatility rate of 27.30%, a risk-free interest rate of 2.733%, an expected term of 6.23 years and no dividend yield.

Outstanding Equity Awards at 2018 Fiscal Year-End

        The table below provides information regarding ANGI SARs and RSUs and IAC stock options and RSUs, as applicable, held by our named executives on December 31, 2018. The market value of all

ANGI and IAC RSU awards is based on the closing prices of ANGI Class A common stock and IAC common stock on December 31, 2018 ($16.07 and $183.04, respectively).

	Option Awards(1)						Stock Awards(1)
Name	Number of securities underlying unexercised options (#)		Number of securities underlying unexercised options (#)		Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested		Market value of shares or units of stock that have not vested ($)
	(Exercisable)		(Unexercisable)
William B. Ridenour(2)
ANGI SARs	2,787,225	(3)	929,075	(3)	$0.98	2/11/25	—		—
ANGI SARs	1,393,612	(4)	4,180,838	(4)	$4.53	2/14/27	—		—
ANGI RSUs	—		—		—	—	838,457	(5)	$13,474,004
IAC stock options	—		20,000	(6)	$45.22	2/22/26	—		—
IAC stock options	—		5,000	(7)	$65.22	12/1/26	—		—
IAC RSUs	—		—		—	—	40,000	(8)	$7,321,600
Christopher Terrill(2)
ANGI SARs	498,995	(9)	—		$0.74	4/2/20	—		—
ANGI SARs	1,858,150	(9)	—		$0.98	2/11/25	—		—
ANGI SARs	1,858,150	(9)	—		$4.53	2/14/27	—		—
IAC RSUs	—		—		—	—	33,333	(8)	$6,101,272
Glenn H. Schiffman
IAC stock options	95,000	(10)	100,000	(10)	$45.78	4/7/26	—		—
IAC stock options	37,500	(11)	112,500	(11)	$76.00	2/14/27	—		—
IAC stock options	—		80,000	(12)	$152.53	3/2/28	—		—
Craig Smith(2)
ANGI SARs	412,816	(13)	650,353	(13)	$2.66	2/10/26	—		—
ANGI SARs	1,393,612	(4)	4,180,838	(4)	$4.53	2/14/27	—		—
ANGI RSUs	—		—		—	—	447,177	(5)	$7,186,134
IAC stock options	—		5,000	(7)	$65.22	12/1/26	—		—
IAC RSUs	—		—		—	—	40,000	(8)	$7,321,600
Allison Lowrie
ANGI SARs	696,806	(3)	232,269	(3)	$0.98	2/11/25	—		—
ANGI SARs	743,260	(13)	743,260	(13)	$2.66	2/10/26	—		—
IAC stock options	—		5,000	(7)	$65.22	12/1/26	—		—
Jeffrey W. Kip(2)	—		—		—	—	—		—
IAC stock options	—		25,000	(14)	$61.68	2/11/25	—		—
IAC stock options	—		5,000	(7)	$65.22	12/1/26	—		—

(1)
For information on the treatment of ANGI and IAC equity awards upon a termination of employment (including certain terminations during specified periods following a change in control of ANGI and IAC), see the discussion under Estimated Potential Payments Upon Termination or Change in Control beginning on page 34.

(2)
The table above excludes 7,500, 5,625, 10,000 and 40,000 stock appreciation rights denominated in shares of common stock of HomeAdvisor International (the "HAI SARs") held by Messrs. Ridenour, Terrill, Smith and Kip, respectively. The HAI SARs have an exercise price of $28.89 per share and in the case of Messrs. Ridenour, Smith and Kip, vested/vest in equal installments (25%) on April 1, 2017, 2018, 2019 and 2020, subject to continued service. All HAI SARs held by Mr. Terrill are vested.

(3)
Represents ANGI SARs that vested/vest in equal installments (25%) on each of February 11, 2016, 2017, 2018 and 2019, subject to continued service.

(4)
Represents ANGI SARs that vested/vest in equal installments (25%) on each of February 14, 2018, 2019, 2020 and 2021, subject to continued service.

(5)
Represents ANGI RSU awards: (i) in the case of Mr. Ridenour, 419,228 and 419,229 of which will vest on November 8, 2021 and 2022, respectively, and (ii) in the case of Mr. Smith, 223,588 and 223,589 of which will vest on November 8, 2021 and 2022, respectively, in all cases, subject to continued service.

(6)
Represents IAC stock options that vested/vest in equal installments (25%) on February 10, 2017, 2018, 2019 and 2020, subject to continued service.

(7)
Represents IAC stock options that vest in one lump sum installment on December 1, 2020, subject to continued service.

(8)
In the case of Messrs. Ridenour, Terrill and Smith, represents IAC RSUs that vest in one lump sum installment on February 14, 2020, subject to the achievement of specified levels of revenue and EBITDA margin by certain of the Company's domestic businesses for the fiscal year ended December 31, 2019 and, in the case of Messrs. Ridenour and Smith only, also subject to continued service. As of the date of this proxy statement, the Company believes it is probable that the performance condition will be satisfied and all of the IAC RSUs in the table above will vest.

(9)
Represents fully vested ANGI SARs, including 1,858,150 ANGI SARs (929,075 with an exercise price of $0.98 and 929,075 with an exercise price of $4.53) that vested upon Mr. Terrill's separation from the Company. See the disclosure under the caption Estimated Potential Payments Upon Termination or Change in Control—Amounts and Benefits Payable Upon a Qualifying Termination or Separation from the Company—Mr. Terrill on page 35.

In connection with his separation, Mr. Terrill and the Company agreed that none of the ANGI SARs with an execise price of $4.53 in the table above shall be exercisable prior to November 1, 2019 and, if such SARs are exercised prior to January 1, 2020, any shares of ANGI Class A common stock received at settlement may not be sold prior to June 1, 2020 (other than to cover taxes due in connection with any such exercise(s)).

(10)
Represents IAC stock options that vested/vest in four equal installments (25%) on April 7, 2017, 2018, 2019 and 2020, subject to continued service.

(11)
Represents IAC stock options that vested/vest in four equal installments (25%) on February 14, 2018, 2019, 2020 and 2021, subject to continued service.

(12)
Represents: (i) 40,000 IAC stock options that vest in two equal installments on February 15, 2021 and 2022, subject to continued service, and become exercisable on February 16, 2022, and (ii) 40,000 IAC performance stock options that vest in two equal installments on February 15, 2021 and 2022, subject to continued service and the satisfaction of a performance condition (specifically, that the closing price per share of IAC common stock must equal or exceed $200.00 during any twenty consecutive trading days during the period in which the stock options remain outstanding), and become exercisable on February 16, 2022. As of December 31, 2018, the performance condition described in (ii) above had been satisfied.

(13)
Represents ANGI SARs that vested/vest in equal installments (25%) on each of February 10, 2017, 2018, 2019 and 2020, subject to continued service.

(14)
Represents IAC stock options that vested (last of four equal (25%) installments) on February 11, 2019.

2018 Option Exercises and Stock Vested

        The table below provides information regarding the number of shares acquired by our named executives upon the exercise of ANGI SARs and IAC stock options in 2018 and the related value realized, excluding the effect of any applicable taxes. The dollar value realized upon the exercise of ANGI SARs and IAC stock options is equal to the difference between the sale price of the shares at exercise and the applicable exercise price, multiplied by the number of awards exercised.

	SAR and Option Awards		Stock Awards
Name	Number of Shares Acquired Upon Exercise (#)	Value Realized Upon Exercise ($)	Number of Shares Acquired Upon Vesting (#)	Value Realized Upon Vesting ($)
William B. Ridenour
IAC stock options	32,500	$3,396,348	—	—
Christopher Terrill
ANGI SARs	5,075,455	$77,259,260	—	—
IAC stock options	28,750	$3,381,748	—	—
Glenn H. Schiffman	—	—	—	—
IAC stock options	5,000	$785,750	—	—
Craig Smith
ANGI SARs	237,536	$3,377,658	—	—
IAC stock options	9,001	$898,385	—	—
Allison Lowrie
ANGI SARs	185,815	$2,998,095	—	—
Jeffrey W. Kip
IAC stock options	56,250	$4,500,542	—	—

Estimated Potential Payments Upon Termination or Change in Control

  Overview

        Certain of our employment agreements, equity award agreements and/or other arrangements, as well as our and IAC's stock and annual incentive plans, entitle our named executives to continued base salary payments, the acceleration of the vesting of equity awards and/or extended post-termination exercise periods for equity awards upon certain terminations of employment (including certain terminations during specified periods following a change in control of ANGI and IAC).

        Certain amounts that: (i) would have become payable to our named executives (other than Mr. Terrill) upon the events described below (as and if applicable), assuming that the relevant event occurred on December 31, 2018, and (ii) were paid to Mr. Terrill following his separation from the Company on November 8, 2018, are described and quantified below. Amounts for our named executives (other than Mr. Terrill), which exclude the effect of any applicable taxes, are based on the number of ANGI SARs and RSUs and IAC stock options and RSUs outstanding on December 31, 2018 and the closing prices of ANGI Class A common stock ($16.07) and IAC common stock ($183.04), in each case, on December 31, 2018. Amounts for Mr. Terrill, which exclude the effect of any applicable taxes, are based on the number of ANGI SARs and IAC stock options and RSUs outstanding on November 8, 2018 and the closing prices of ANGI Class A common stock ($17.89) and IAC common stock ($186.31), in each case, on November 8, 2018. In addition to these amounts, certain other amounts and benefits generally payable and made available to other Company employees upon a termination of employment, including payments for accrued vacation time and outplacement services, will generally be payable to our named executives.

  Amounts and Benefits Payable Upon a Qualifying Termination or Separation from the Company

        Messrs. Ridenour and Smith and Ms. Lowrie. Upon a termination without cause or resignation for good reason (a "Qualifying Termination") on December 31, 2018, pursuant to the terms of their respective employment agreements, Messrs. Ridenour and Smith and Ms. Lowrie would have been entitled to:

  •
  receive twelve months of their respective base salaries, subject to the execution and non-revocation of a release and compliance with customary post-termination covenants, and subject to offset for any amounts earned from other employment during the period in which continued base salary payments are being made; and

  •
  the partial vesting of outstanding and unvested ANGI and IAC equity awards (including cliff vesting awards, which shall be pro-rated as though such awards had an annual vesting schedule) in amounts equal to the number that would have otherwise vested in accordance with the terms of such awards during the twelve month period following such Qualifying Termination; provided, that the vesting of awards subject to performance conditions (if any) shall remain subject to the satisfaction of such conditions.

        In addition, in the case of Mr. Ridenour only, he would have been entitled to continue to have the ability to exercise his vested ANGI SARs and IAC stock options (including any ANGI SARs and IAC stock options that vested pursuant to the acceleration rights described above) through June 30, 2020 (or if earlier, the scheduled expiration date for such awards).

        For Messrs. Ridenour and Smith and Ms. Lowrie, "good reason" means: (i) a material diminution in his or her base salary, (ii) a material diminution in his or her title, duties or level of responsibilities, (iii) the relocation of his or her principal place of employment to a location that is greater than fifty (50) miles from the greater Denver, Colorado metropolitan area and (iv) in the case of Mr. Ridenour only, the failure of the Company to nominate him to stand for election to (or his removal from) the Company's board of directors other than pursuant to a termination of his employment due to death, disability or cause or a voluntary termination, in each case, without the written consent of the applicable named executive or that is not cured promptly after notice.

        Mr. Terrill. On October 9, 2018, the Company announced that Mr. Ridenour had been appointed to succeed Mr. Terrill as the Company's Chief Executive Officer. Mr. Terrill continued to serve as the Company's Chief Executive Officer through November 8, 2018, at which time Mr. Terrill also stepped down from the Company's Board of Directors and all other positions with the Company.

        To ensure an orderly transition from Mr. Terrill to Mr. Ridenour, subject to the execution and non-revocation of a release and Mr. Terrill's compliance with customary post-termination covenants, the Company agreed to:

  •
  continue to pay Mr. Terrill his base salary for twelve months ($600,000) and provide continued health care coverage for twelve months through monthly reimbursements on an after-tax basis of related premiums ($85,992, which represents twelve monthly cash payments for health insurance coverage ($48,168) and related tax reimbursements ($37,824));

  •
  accelerate the vesting of outstanding ANGI ($28,123,100) and IAC ($8,427,984) equity awards that would otherwise have vested during the twelve month period following Mr. Terrill's separation from the Company;

  •
  waive certain exercise restrictions then applicable to Mr. Terrill's outstanding ANGI SARs such that:

  •
  no more than 50% of the ANGI SARs granted to him in 2015 then outstanding would be exercisable prior to January 1, 2019; and

    •
    none of the ANGI SARs granted to him in 2017 then outstanding would be exercisable prior to November 1, 2019;

  •
  waive the sale (lockup) restrictions on shares of ANGI Class A common stock then held (or to be held) by Mr. Terrill; provided, however, that if any ANGI SARs granted to him in 2017 are exercised prior to January 1, 2020, any shares of ANGI Class A common stock received at settlement may not be sold prior to June 1, 2020 (other than to cover taxes due in connection with any such exercise(s)); and

  •
  allow Mr. Terrill to exercise his vested ANGI SARs and IAC stock options for a period of eighteen months following his separation from the Company.

        In addition to the benefits described above, in February 2019, the Company's Executive Compensation Committee decided to pay Mr. Terrill a cash bonus ($360,000) for his 2018 performance. Amounts related to ANGI and IAC equity awards described above were calculated in the manner described in footnotes 2 and 3 to the table below.

        Mr. Schiffman. Upon a Qualifying Termination on December 31, 2018, Mr. Schiffman would have been entitled to:

  •
  receive twelve months of his base salary, subject to the execution of a release and compliance with customary post-termination covenants, and subject to offset for any amounts earned from other employment during the period in which continued base salary payments are being made;

  •
  the vesting of all outstanding and unvested IAC stock options granted to him in 2016;

  •
  the partial vesting of outstanding and unvested IAC equity awards granted after 2016 (including cliff vesting awards, which shall be pro-rated as though such awards had an annual vesting schedule) in amounts equal to the number that would have otherwise vested in accordance with the terms of such awards during the twelve month period following such Qualifying Termination; and

  •
  continue to have the ability to exercise his vested IAC stock options (including any IAC stock options that vested pursuant to the acceleration rights described above) through June 30, 2020 (or if earlier, the scheduled expiration date for such awards).

        For Mr. Schiffman, "good reason" means: (i) a material diminution in the authorities, duties or responsibilities of the person to whom Mr. Schiffman is required to report (IAC's Chief Executive Officer), (ii) a material reduction in his title, duties or level of responsibilities, including any circumstances under which IAC is no longer publicly traded and is controlled by another company, (iii) a material reduction in his base salary, (iv) a relocation of his principal place of employment outside of the New York City metropolitan area and (v) any other action or inaction that constitutes a material breach by IAC of his employment agreement, in each case, without the written consent of Mr. Schiffman or that is not cured promptly after notice.

        Mr. Kip. No payments would have been made to Mr. Kip pursuant to any agreement between him and the Company upon a termination without cause or due to death or disability or a resignation for good reason on December 31, 2018.

  Amounts and Benefits Payable Upon a Change in Control

        No payments would have been made to any named executive pursuant to any agreement between the Company and any of our named executives upon a change in control of ANGI or IAC on December 31, 2018. Upon a Qualifying Termination on December 31, 2018 that occurred during the two year period following a change in control of: (i) ANGI, in accordance with our stock and annual incentive plan and related award agreements, the vesting of all then outstanding and unvested ANGI

SARs and RSUs held by our named executives (as applicable) would have been accelerated and (ii) IAC, in accordance with the applicable IAC stock and annual incentive plan(s) and related award agreements, the vesting of all then outstanding and unvested IAC stock options and/or RSUs held by all of our named executives would have been accelerated.

  Amounts and Benefits Payable to Named Executives (Other Than Mr. Terrill) Upon a Qualifying Termination and Change in Control on December 31, 2018

Name and Benefit	Qualifying Termination	Qualifying Termination During the Two Year Period Following a Change in Control of ANGI	Qualifying Termination During the Two Year Period Following a Change in Control of IAC
William B. Ridenour(1)
Continued Salary	$600,000	$600,000	$600,000
Market Value of ANGI SARs that would vest(2)	$30,102,024	$62,266,613	$30,102,024
Market Value of ANGI RSUs that would vest(3)	—	$13,474,004	—
Market Value of IAC stock options that would vest(2)	$1,820,025	$1,820,025	$3,345,500
Market Value of IAC RSUs that would vest(3)	$4,880,945	$4,880,945	$7,321,600

Total Estimated Incremental Value	$37,402,994	$83,041,587	$41,369,124

Glenn H. Schiffman
Continued Salary	$600,000	$600,000	$600,000
Market Value of IAC stock options that would vest(2)	$17,740,000	$17,740,000	$28,208,800

Total Estimated Incremental Value	$18,340,000	$18,340,000	$28,808,000

Craig Smith(1)
Continued Salary	$500,000	$500,000	$500,000
Market Value of ANGI SARs that would vest(2)	$20,442,892	$56,968,104	$20,442,892
Market Value of ANGI RSUs that would vest(3)	—	$7,186,134	—
Market Value of IAC IAC stock options that would vest(2)	$441,825	$441,825	$589,100
Market Value of IAC RSUs that would vest(3)	$4,880,945	$4,880,945	$7,321,600

Total Estimated Incremental Value	$26,265,662	$69,977,008	$28,853,592

Allison Lowrie
Continued Salary	$400,000	$400,000	$400,000
Market Value of ANGI SARs that would vest(2)	$8,488,497	$13,472,056	$8,488,497
Market Value of IAC stock options that would vest(2)	$441,825	$441,825	$589,100

Total Estimated Incremental Value	$9,330,322	$14,313,881	$9,477,597

Jeffrey W. Kip(1)
Continued Salary	—	—	—
Market Value of IAC stock options that would vest(2)	—	—	$3,623,100

Total Estimated Incremental Value	—	—	$3,623,100

(1)
The table above excludes 7,500, 10,000 and 40,000 HAI SARs held by Messrs. Ridenour, Smith and Kip, respectively. The HAI SARs have an exercise price of $28.89 per share and in the case of Messrs. Ridenour, Smith and Kip, vested/vest in equal installments (25%) on April 1, 2017, 2018, 2019 and 2020, subject to continued service.

(2)
Represents: (i) in the case of ANGI SARs, the difference between the closing price of ANGI Class A common stock ($16.07) on December 31, 2018 and the exercise prices of all in-the-money ANGI SARs accelerated upon the occurrence of the relevant event specified above, multiplied by the number of ANGI SARs so accelerated, and (ii) in the case of IAC stock options, the difference between the closing price of IAC common stock ($183.04) on December 31, 2018 and the exercise prices of all in-the-money IAC stock options accelerated upon the occurrence of the relevant event specified above, multiplied by the number of IAC stock options so accelerated.

(3)
Represents: (i) in the case of ANGI RSUs, the closing price of ANGI Class A common stock ($16.07) on December 31, 2018, multiplied by the number of ANGI RSUs accelerated upon the occurrence of the relevant event specified above, and (ii) in the case of IAC RSUs, the closing price of IAC common stock ($183.04) on December 31, 2018, multiplied by the number of IAC RSUs accelerated upon the occurrence of the relevant event specified above.

Pay Ratio Disclosure

        In accordance with Item 402(u) of Regulation S-K of the Securities Act of 1933, as amended ("Item 402(u)"), we are disclosing the ratio of our median employee's annual total compensation to the annual total compensation of our current Chief Executive Officer, Mr. Ridenour.

        For the fiscal year ended December 31, 2018: (i) the estimated median of the annual total compensation of all ANGI employees (other than Mr. Ridenour) was approximately $51,079, (ii) Mr. Ridenour's total annual compensation, as reported in the Summary Compensation Table on page 28, was $15,791,861 (which includes the grant date fair value of an ANGI RSU award ($14,999,996) granted to Mr. Ridenour in connection with his appointment as Chief Executive Officer) and (iii) the ratio of annual total compensation of Mr. Ridenour to the median of the annual total compensation of our other employees was 309 to one.

        In making the determinations above, we first identified our total number of employees as of December 31, 2018 (4,484 in total, 3,866 of which were located in the United States and 618 of which were collectively located in various jurisdictions outside of the United States). We then excluded employees located in Germany (105), which represent less than 5% of our total number of employees. After excluding employees in Germany, our pay ratio calculation included 4,379 of our total 4,484 employees.

        To identify the median employee above from this employee population, we then compared the amount of annual total compensation paid to these employees in 2018 in a consistent manner across the applicable employee population. For this purpose, annual total compensation is total income, excluding income related to stock-based compensation awards, paid to such employees and reported to the Internal Revenue Service in the United States, and equivalent amounts paid to such employees located outside of the United States and reported to the relevant tax authorities. We then annualized the compensation of employees who were hired in 2018 but did not work for us for the entire year. After we identified the median employee, we determined such employee's total annual compensation in the same manner as we determined the total annual compensation for our Chief Executive Officer disclosed in the Summary Compensation Table on page 28.

        The pay ratio disclosure set forth above is a reasonable estimate calculated in a manner consistent with applicable SEC rules, based on the methodologies and assumptions described above. SEC rules for identifying the median employee and determining the related pay ratio permit companies to use a wide range of methodologies, estimates and assumptions. As a result, the pay ratios reported by other companies may be based on other permitted methodologies and/or assumptions, and as a result, are likely not comparable to our pay ratio.

DIRECTOR COMPENSATION

        Non-Employee Director Compensation Arrangements. The Board has primary responsibility for establishing non-employee director compensation arrangements, which have been designed to provide competitive compensation necessary to attract and retain high quality non-employee directors and to encourage ownership of ANGI Class A common stock to further align the interests of our non-employee directors with those of our stockholders. Arrangements in effect during 2018 provided that: (i) each non-employee director receive an annual retainer in the amount of $50,000, (ii) each member of the Audit, Executive Compensation and Compensation Committees (including their respective Chairpersons) receive an additional annual retainer in the amount of $10,000, $5,000 and $5,000, respectively, and (iii) the Chairpersons of each of the Audit, Executive Compensation and Compensation Committees receive an additional annual retainer in the amount of $20,000, with all amounts being paid quarterly, in arrears. Members (including the Chairpersons thereof) of both the Executive Compensation and Compensation Committees shall only receive one committee and Chairperson retainer.

        In addition, these arrangements also provide that each non-employee director receive a grant of ANGI RSUs with a dollar value of $250,000 upon his or her initial election to the Board and annually thereafter upon re-election on the date of ANGI's annual meeting of stockholders, the terms of which provide for: (i) vesting in three equal annual installments commencing on the first anniversary of the grant date, (ii) cancellation and forfeiture of unvested ANGI RSUs in their entirety upon termination of Board service and (iii) full acceleration of the vesting of ANGI RSUs upon a change in control of ANGI. The Company also reimburses non-employee directors for all reasonable expenses incurred in connection with attendance at ANGI Board and Board committee meetings. For purposes of these compensation arrangements, non-employee directors are those directors who are not employed by (or otherwise providing services to) ANGI or IAC.

        2018 Non-Employee Director Compensation. The table below provides the amount of: (i) fees earned by non-employee directors for services performed during 2018 and (ii) the grant date fair value of ANGI RSU awards granted in 2018.

Name	Fees Earned and Paid in Cash($)(1)	Stock Awards($)(2)(3)	Total($)
Thomas R. Evans	$85,000	$249,988	$334,988
Alesia J. Haas	$85,000	$249,988	$334,988
Suzy Welch	$55,000	$249,988	$304,988
Yilu Zhao	$60,000	$249,988	$309,988

(1)
The differences in the amounts shown above among directors reflect committee service, which varies among directors.

(2)
Amounts presented represent the grant date fair value of ANGI RSU awards, calculated by multiplying the number of ANGI RSUs granted by the fair market value per share of ANGI Class A common stock on the grant date.

(3)
At December 31, 2018: (i) Mr. Evans has a total of 13,446 ANGI stock options (all of which are vested) and 29,806 ANGI RSUs and (ii) each of Mses. Haas, Welch and Zhao had a total of 29,806 RSUs outstanding.

Equity Compensation Plan Information

        Securities Authorized for Issuance Under Equity Compensation Plans. The following table summarizes information, as of December 31, 2018, regarding the ANGI 2017 Plan, pursuant to which grants of ANGI RSUs, SARs, stock options or other rights to acquire shares of ANGI Class A common stock may be made from time to time.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights(A)(1)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights(B)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (A))(C)
Equity compensation plans approved by security holders(2)	36,261,210	(3)	$3.22	26,767,073	(4)
Equity compensation plans not approved by security holders	—		—	—
Total	36,261,210	(3)	$3.22	26,767,073	(4)

(1)
Information includes shares of ANGI Class A common stock that have been reserved and may be issuable upon the settlement of previously issued HomeAdvisor SARs that were converted into ANGI SARs in connection with the Combination (the "Prior Plan Awards"). Pursuant to the Employee Matters Agreement, IAC may require Prior Plan Awards to be settled in shares of IAC common stock, in which case: (i) we will reimburse IAC for the cost of those shares by issuing additional shares of ANGI Class A common stock to IAC and (ii) the shares of ANGI Class A common stock underlying such awards shall again be made available for future issuance under the ANGI 2017 Plan.

Information excludes shares of ANGI Class A common stock that have been reserved and may be issuable upon the settlement of 779,093 stock options with a weighted-average exercise price of $11.93 and 741,044 restricted stock units granted by Angie's List prior to the Combination under the Angie's List, Inc. Amended and Restated Omnibus Incentive Plan that were converted into ANGI stock options and ANGI restricted stock units and assumed by us in connection with the Combination. No securities remain available for future issuance under this plan.

Information also excludes shares of ANGI Class A common stock that were potentially issuable upon the settlement of equity awards denominated in shares of ANGI subsidiaries, based on the estimated values of such awards as of December 31, 2018. The number of shares of ANGI Class A common stock ultimately needed to settle these awards can vary as a result of both movements in our stock price and determinations of the fair value of the relevant subsidiaries that differ from our estimated determinations of the fair value of such subsidiaries as of December 31, 2018.

For a description of these awards, see the disclosure under the caption Equity Instruments Denominated in the Shares of Certain Subsidiaries in Note 11 to the consolidated and combined financial statements in our Form 10-K for the fiscal year ended December 31, 2018, which is incorporated herein by reference.

(2)
Consists of the ANGI 2017 Plan, which replaced the HomeAdvisor 2013 Long-Term Incentive Plan, the plan pursuant to which the Prior Plan Awards were granted.

(3)
Includes an aggregate of: (i) up to 31,444,761 shares of ANGI Class A common stock that have been reserved and may be issuable upon the settlement of Prior Plan Awards and (ii) up to 4,816,449 shares of ANGI Class A common stock that have been reserved and may be issuable upon the settlement of ANGI SARs, ANGI RSUs and ANGI stock options outstanding as of December 31, 2018.

(4)
Reflects shares of ANGI Class A Common that remain available for future issuance under the ANGI 2017 Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table presents, as of April 29, 2019, information relating to the beneficial ownership of ANGI Class A common stock and Class B common stock by: (1) each person known by ANGI to own beneficially more than 5% of the outstanding shares of ANGI Class A common stock and Class B common stock, (2) each director nominee (all of whom are incumbent directors), (3) each ANGI named executive and (4) all current directors and executive officers of ANGI as a group. As of April 29, 2019, there were 85,026,922 and 421,452,486 shares of ANGI Class A common stock and Class B common stock, respectively, outstanding.

        Unless otherwise indicated, the beneficial owners listed below may be contacted in c/o ANGI Homeservices Inc., 3601 Walnut Street, Suite 700, Denver, Colorado 80205. For each listed person, the number of shares of ANGI Class A common stock and percent of such class listed includes vested ANGI SARs and/or stock options held by such person and assumes the conversion of any shares of ANGI Class B common stock owned by such person and the vesting of any ANGI SARs, stock options and/or RSUs that are scheduled to occur within sixty days of April 29, 2019, but does not assume the conversion, exercise or vesting of any such securities owned by any other person. Shares of ANGI Class B common stock may, at the option of the holder, be converted on a one-for-one basis into shares of ANGI Class A common stock. The percentage of votes for all classes of ANGI capital stock is based on one vote for each share of ANGI Class A common stock and ten votes for each share of ANGI Class B common stock.

	ANGI Class A Common Stock			ANGI Class B Common Stock			Percent of Votes
Name and Address of Beneficial Owner	# of Shares Owned		% of Class Owned	# of Shares Owned		% of Class Owned	(All Classes) %
IAC/InterActiveCorp	421,452,486	(1)	83.2%	421,452,486	(1)	100%	98.0%
555 West 18th Street
New York, NY 10011
Luxor Capital Group, LP et al	12,956,595	(2)	15.2%	—		—	*
1114 Avenue of the Americas, 28th Floor
New York, NY 10036
FMR LLC et al	12,028,354	(3)	14.1%	—		—	*
245 Summer Street
Boston, MA 02210
T. Rowe Price Associates, Inc	7,439,295	(4)	8.7%	—		—	*
100 East Pratt Street
Baltimore, MD 21202
TCS Capital Advisors, LLC et al	6,126,437	(5)	7.2%	—		—	*
142 West 57th Street, 11th floor
New York, NY 10019
The Vanguard Group	5,758,323	(6)	6.8%	—		—	*
100 Vanguard Blvd.
Malvern, PA 19355
SQN Investors LP et al	4,758,880	(7)	5.6%	—		—	*
201 Redwood Shores Parkway, Suite 242
Redwood City, CA 94065
Thomas R. Evans	58,218	(8)	*	—		—	*
Alesia J. Haas	12,111	(9)	*	—		—	*
Angela R. Hicks Bowman	1,075,473	(10)	1.3%	—		—	*
Jeffrey W. Kip	—		—	—		—	—
Joseph Levin	—		—	—		—	—
Allison Lowrie	1,840,737	(11)	2.1%	—		—	*
William B. Ridenour	6,295,195	(11)	6.9%	—		—	*
Glenn H. Schiffman	—		—	—		—	—
Craig Smith	3,076,982	(11)	3.5%	—		—	*
Mark Stein	—		—	—		—	—
Christopher Terrill	—	(12)	—	—		—	*
Suzy Welch	12,111	(13)	*	—		—	*
Gregg Winiarski	—		—	—		—	—
Yilu Zhao	10,152	(14)	*	—		—	*
All current directors and executive officers as a group (15 persons)	12,706,156		13.1%	—		—	*

*
The percentage of shares beneficially owned does not exceed 1% of the class.

(1)
Consists of 421,452,486 shares of ANGI Class B common stock, which are convertible on a one-for-one basis into shares of ANGI Class A common stock.

(2)
Based upon information regarding ANGI holdings reported by way of Amendment No. 1 to a Schedule 13D filed by Luxor Capital Group, LP (a provider of investment management services ("Luxor Capital")), Luxor Management, LLC (the general partner of Luxor Capital ("Luxor Management")), Cristian Leone (managing member of Luxor Management), certain other private investment funds managed by these entities and/or person (the "Luxor Funds") and an additional person affiliated with Luxor Capital and a Luxor Fund) with the SEC on April 17, 2018.

Luxor Capital (in its capacity as investment manager of the Luxor Funds), Luxor Management (in its capacity as general partner of Luxor Capital) and Mr. Leone (in his capacity as managing member of Luxor Management) may be deemed to beneficially own the ANGI holdings disclosed in the table above. Each of Luxor Capital, Luxor Management and Mr. Leone has shared voting power and shared dispositive power over all of the 12,956,595 shares of ANGI Class A common stock disclosed in the table above.

Certain Luxor Funds may be deemed to beneficially own shares of ANGI Class A common stock representing more than 5% of the shares of ANGI Class A common stock outstanding, all of which are reflected in the ANGI holdings disclosed in the table above for Luxor Capital Group et al.

(3)
Based upon information regarding ANGI holdings reported by way of Amendment No. 1 to a Schedule 13G filed by FMR LLC ("FMR"), Abigail P. Johnson and Fidelity OTC Portfolio, a Fidelity mutual fund (the "Fund"), with the SEC on February 13, 2019 (the "Schedule 13G"). FMR may be deemed to beneficially own the shares disclosed in the table above in its capacity as the parent holding company of a bank and three investment advisors and through the Fund, which entities collectively beneficially own the shares of ANGI Class A common stock disclosed in the table above. FMR has sole voting power and sole dispositive power over 521,678 and 12,028,354 shares of ANGI Class A common stock, respectively, disclosed in the table above.

Ms. Johnson serves as a member and chairman of the board of directors and Chief Executive Officer of FMR. By virtue of her roles at FMR, her FMR holdings, the FMR holdings of her family and related voting arrangements described in the Schedule 13G, Ms. Johnson may be deemed to beneficially own the shares of ANGI Class A common stock disclosed in the table above and have the same voting and dispositive powers over such shares as FMR.

The Fund may be deemed to beneficially own 5,015,900 shares of ANGI Class A common stock disclosed in the table above in its capacity as a mutual fund, all over which it has sole voting power.

(4)
Based upon information regarding ANGI holdings reported by way of Amendment No. 2 to a Schedule 13G filed by T. Rowe Price Associates, Inc. ("T. Rowe Price") with the SEC on February 14, 2019. T. Rowe Price beneficially owns the ANGI holdings disclosed in the table above in its capacity as an investment adviser. T. Rowe Price has sole voting power and sole dispositive power over 1,294,923 and 7,439,295 shares of ANGI Class A common stock, respectively, disclosed in the table above.

(5)
Based upon information regarding ANGI holdings reported by way of Amendment No. 2 to a Schedule 13D filed by TCS Capital Advisors, LLC (an investment fund ("TCS Advisors")), TCS Capital Management, LLC (the investment adviser of TCS Advisors ("TCS Management")) and Eric Semler (the managing member of TCS Management) with the SEC on February 15, 2019.

TCS Advisors (in its capacity as an investment fund), TCS Management (in its capacity as the investment adviser of TCS Advisors) and Mr. Semler (in his capacity as managing member of TCS Management) may be deemed to beneficially own the ANGI holdings disclosed in the table above. TCS Advisors beneficially owns, and TCS Management may be deemed to beneficially own, 3,000,000 shares of ANGI Class A common stock disclosed in the table above by virtue of their shared voting and dispositive powers over such shares. Mr. Semler directly owns 3,126,437 shares of ANGI Class A common stock disclosed in the table above and in his capacity as the managing member of TCS Management, may deemed to beneficially own 3,000,000 shares of Class A common stock beneficially owned by TCS Advisors. Mr. Semler has sole voting and dispositive powers over 3,126,437 shares, and shared voting power and dispositive powers over 3,000,000 shares, of ANGI Class A common stock disclosed in the table above.

(6)
Based upon information regarding ANGI holdings reported by way of Amendment No. 1 to a Schedule 13G filed by The Vanguard Group ("Vanguard") with the SEC on February 11, 2019. Vanguard beneficially owns the ANGI holdings disclosed in the table above in its capacity as an investment adviser. Vanguard has sole voting power, shared voting power, sole dispositive power and shared dispositive power over 15,339, 3,400, 5,743,684 and 14,639 shares of ANGI Class A common stock, respectively, disclosed in the table above.

(7)
Based upon information regarding ANGI holdings reported by way of Amendment No. 1 to a Schedule 13G filed by SQN Investors LP ("SQN"), SQN Investors GP LLC ("SQN GP"), SQN Partners (GP) LLC ("Fund GP"), Amish Mehta and SQN Investors Master Fund LP ("Master Fund") with the SEC on February 13, 2019.

Each of SQN, SQN GP, Fund GP, Mr. Mehta and Master Fund may be deemed to beneficially own the shares of ANGI Class A common stock disclosed in the table above in their respective capacities as a parent holding company, investment adviser, individual, partnership and/or other role. Each of SQN, SQN GP, Fund GP, Mr. Mehta and Master Fund have shared voting power and shared dispositive power over all of the 4,758,880 shares of ANGI Class A common stock disclosed in the table above.

SQN is an investment adviser whose clients, including the Master Fund, have the right to receive dividends or the power to direct the receipt of dividends from, or the proceeds from the sales of, the shares of ANGI Class A common stock disclosed in the table above. SQN GP is the general partner of SQN and Fund GP is the general partner of investment limited partnerships of which SQN is the investment adviser, including the Master Fund. Mr. Mehta is SQN's founder and Chief Investment Officer.

No individual client of SQN, other than the Master Fund, beneficially owns shares of ANGI Class A common stock representing more than 5% of the shares of ANGI Class A common stock.

(8)
Consists of: (i) 39,171 shares of ANGI Class A common stock held directly by Mr. Evans, (ii) vested options to purchase 13,466 shares of ANGI Class A common stock and (iii) 5,581 shares of ANGI Class A common stock underlying ANGI RSUs vesting in the next sixty days, subject to continued service.

(9)
Consists of: (i) 6,530 shares of ANGI Class A common stock held directly by Ms. Haas and (ii) 5,581 shares of ANGI Class A common stock underlying ANGI RSUs vesting in the next sixty days, subject to continued service.

(10)
Consists of: (i) 355,602 shares of ANGI Class A common stock held directly by Ms. Hicks, (ii) vested options to purchase 482,980 shares of ANGI Class A common stock, (iii) options to purchase 4,341 shares of ANGI Class A common stock vesting in the next sixty days, subject to continued service, and (iv) 232,550 shares of ANGI Class A common stock underlying ANGI RSUs vesting in the next sixty days, subject to continued service.

(11)
Consists of vested ANGI SARs held by each of these named executives. The number of ANGI SARs disclosed in the table above is presented on a gross basis. Upon the exercise of ANGI SARs, the actual number of shares of ANGI Class A common stock issued to the named executive at settlement is currently determined by: (i) dividing the spread by the market price of ANGI Class A common stock at exercise and then (ii) deducting from such total a number of shares of ANGI Class A common stock with a value equal to the taxes required to be withheld in connection with the exercise. Accordingly, the actual number of shares of ANGI Class A common stock ultimately issued to each named executive upon the exercise of his or her ANGI SARs will be meaningfully less than the gross number disclosed in the table above.

(12)
Excludes 1,858,150 vested ANGI SARs, none of which are exercisable until from and after November 1, 2019.

(13)
Consists of: (i) 6,530 shares of ANGI Class A common stock held directly by Ms. Welch and (ii) 5,581 shares of ANGI Class A common stock underlying ANGI RSUs vesting in the next sixty days, subject to continued service.

(14)
Consists of: (i) 4,571 shares of ANGI Class A common stock held directly by Ms. Zhao and (ii) 5,581 shares of ANGI Class A common stock underlying ANGI RSUs vesting in the next sixty days, subject to continued service.

 SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires the Company's directors, certain of the Company's officers and persons who beneficially own more than 10% of a registered class of the Company's equity securities, to file initial statements of beneficial ownership (Form 3) and statements of changes in beneficial ownership (Forms 4 and 5) of ANGI Class A common stock and other equity securities of the Company with the SEC. Directors, officers and greater than 10% beneficial owners are required by SEC rules to furnish the Company with copies of all such forms they file. Based solely on a review of the copies of such forms furnished to the Company and/or written representations that no additional forms were required, the Company believes that its directors, officers and greater than 10% beneficial owners complied with these filing requirements in 2018.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Review of Related Person Transactions

        The Audit Committee has a formal, written policy that requires an appropriate review of all related person transactions by the Audit Committee, as required by Marketplace Rules governing conflict of interest transactions. For purposes of this policy, consistent with the Marketplace Rules, the terms "related person" and "transaction" are determined by reference to Item 404(a) of Regulation S-K under the Securities Act of 1933, as amended ("Item 404"). During 2018, in accordance with this policy, Company management was required to determine whether any proposed transaction, arrangement or relationship with a related person fell within the Item 404 definition of "transaction," and if so, review such transaction with the Audit Committee. In connection with such determinations, Company management and the Audit Committee consider: (i) the parties to the transaction and the nature of their affiliation with ANGI and the related person, (ii) the dollar amount involved in the transaction, (iii) the material terms of the transaction, including whether the terms of the transaction are ordinary course and/or otherwise negotiated at arms' length, (iv) whether the transaction is material, on a quantitative and/or qualitative basis, to ANGI and/or the related person and (v) any other facts and circumstances that Company management or the Audit Committee deems appropriate.

Relationships Involving Significant Stockholders

        In connection with the Combination, we and IAC entered into certain agreements to govern our relationship following the Combination. These agreements include the following:

        Contribution Agreement. Under the contribution agreement: (i) we agreed to assume all of the assets and liabilities related to the HomeAdvisor Business and indemnify IAC against any losses arising out of any breach by us of the contribution agreement or any other transaction-related agreement described below and (ii) IAC agreed to indemnify us against losses arising out of any breach by IAC of the contribution agreement or any other transaction-related agreement described below.

        Investor Rights Agreement. Under the Investor Rights Agreement, IAC has certain registration, preemptive and governance rights related to us and the shares of our capital stock it holds. The Investor Rights Agreement also provides certain governance rights for the benefit of stockholders other than IAC. For a discussion of governance rights relating to the composition of our Board and Audit Committee, see the disclosure under the captions Information Concerning Director Nominees beginning on page 6, Director Nominations on page 12 and Audit Committee beginning on page 13.

        Services Agreement. The Services Agreement currently governs services that IAC has agreed to provide to us through September 29, 2019, with automatic renewal for successive one-year terms, subject to IAC's continued ownership of a majority of the total combined voting power of our voting stock and any subsequent extension(s) or truncation(s) agreed to by us and IAC. Services currently provided to us by IAC pursuant to this agreement include: (i) assistance with certain legal, M&A, finance, risk management, internal audit and treasury functions, health and welfare benefits, information security services and insurance and tax affairs, including assistance with certain public company and unclaimed property reporting obligations; (ii) accounting and controllership services; (iii) investor relations services and (iv) tax compliance services. The scope, nature and extent of services may be changed from time to time as we and IAC may agree.

        For 2018, we were billed approximately $5.7 million by IAC for services provided pursuant to the Services Agreement.

        Tax Sharing Agreement. The tax sharing agreement governs our and IAC's rights, responsibilities and obligations with respect to tax liabilities and benefits, entitlements to refunds, preparation of tax returns, tax contests and other tax matters regarding U.S. federal, state and local and foreign income taxes. Under the tax sharing agreement, we are generally responsible and required to indemnify IAC for: (i) all taxes imposed with respect to any consolidated, combined or unitary tax return of IAC or its subsidiaries that includes us or any of our subsidiaries (to the extent attributable to us or any of our subsidiaries, as determined under the tax sharing agreement) and (ii) all taxes imposed with respect to any consolidated, combined, unitary or separate tax returns of us or our subsidiaries.

        At December 31, 2018, the Company had taxes payable of $12.1 million due to IAC pursuant to the tax sharing agreement.

        Employee Matters Agreement. The employee matters agreement addresses certain compensation and benefit issues related to the allocation of liabilities associated with: (i) employment or termination of employment; (ii) employee benefit plans and (iii) equity awards. Under the employee matters agreement, our employees participate in IAC's U.S. health and welfare plans, 401(k) plan and flexible benefits plan and we reimburse IAC for the costs of such participation. In the event IAC no longer retains shares representing at least 80% of the aggregate voting power of shares entitled to vote in the election of our board of directors, we will no longer participate in IAC's employee benefit plans, but will establish our own employee benefit plans that will be substantially similar to the plans sponsored by IAC.

        In addition, under the employee matters agreement, we are required to reimburse IAC for the cost of any IAC equity awards held by our current and former employees, with IAC electing to receive payment either in cash or shares of our Class B common stock. This agreement also provides that IAC may require ANGI SARs granted prior the closing of the Combination and equity awards in our subsidiaries to be settled in either shares of our Class A common stock or IAC common stock. To the extent shares of IAC common stock are issued in settlement of these awards, we are obligated to reimburse IAC for the cost of those shares by issuing shares of our Class A common stock in the case of stock ANGI SARs granted prior to the closing of the Combination and shares of our Class B common stock in the case of equity awards in our subsidiaries.

        Approximately 0.9 million and 0.3 million shares of ANGI Class B common stock were issued to IAC pursuant to the employee matters agreement as reimbursement for shares of IAC common stock issued in connection with the exercise of IAC equity awards held by ANGI employees during 2018 and the quarter ended March 31, 2019, respectively.

        Other Agreements. In October 2018, we issued an additional 5,076,035 shares of ANGI Class B common stock to IAC pursuant to the post-closing adjustment provision of the transaction agreement we entered into in connection with the Combination.

        In early 2019, we agreed to sublease certain office space to an IAC business. We believe that this arrangement is ordinary course, has been negotiated at arms' length and does not constitute a material contract to ANGI. Pursuant to the terms of the related sublease, rent billable to the IAC business in 2019 is approximately $160,000.

Relationships Involving Directors

        Employment Agreement with Ms. Hicks. Pursuant to an employment agreement between the Company and Ms. Hicks dated as of May 1, 2017, Ms. Hicks is eligible to receive an annual base salary (for 2018 and currently, $500,000), discretionary annual cash bonuses (Ms. Hicks received $300,000 for her 2018 performance) and such other employee benefits (for 2018, Ms. Hicks received a 401(k) plan Company match in the amount of $8,250) as may be determined by the Company from time to time.

        Upon a termination of her employment without cause (as defined in the employment agreement) or her resignation for good reason (as defined in the employement agreement), subject to her execution and non-revocation of a release of claims in favor of the Company and compliance with the restrictive covenants set forth in the employment agreement: (i) the Company will continue to pay Ms. Hicks her annual base salary and provide continued health care coverage (through reimbursement on an after-tax basis of related premiums) for twelve months following such termination or resignation, (ii) all unvested ANGI equity awards granted to Ms. Hicks prior to the Combination will vest as of such date and (iii) any then vested ANGI stock options will remain exercisable through the earlier of: (A) the later of (x) eighteen months following such termination or resignation and (y) May 1, 2020, and (B)  the scheduled expiration date of such awards.

        Pursuant to her employment agreement, Ms. Hicks is bound by covenants not to: (i) compete with ANGI businesses during the term of her employment and for twelve months thereafter and (ii) solicit ANGI employees or business partners during the term of her employment and for eighteen months thereafter. In addition, Ms. Hicks has agreed not to use or disclose any confidential information regarding ANGI and/or its affiliates.

        The employment agreement provides for an initial term of one year and provides for automatic renewals for successive one-year terms absent written notice from the Company or Ms. Hicks sixty days prior to the expiration of the then-current term.

ANNUAL REPORTS

        Upon written request to the Corporate Secretary, ANGI Homeservices Inc., 3601 Walnut Street, Suite 700, Denver, Colorado 80205, we will provide without charge to each person solicited a printed copy of our 2018 Annual Report on Form 10-K, including the financial statements and financial statement schedule filed therewith. Copies are also available on our website, www.angihomservices.com. We will furnish requesting stockholders with any exhibit to our 2018 Annual Report on Form 10-K upon payment of a reasonable fee.

PROPOSALS BY STOCKHOLDERS FOR PRESENTATION AT THE 2020 ANNUAL MEETING

        Eligible stockholders who intend to have a proposal considered for inclusion in ANGI's proxy materials for presentation at the 2020 Annual Meeting of Stockholders must submit the proposal to ANGI at its corporate headquarters no later than January 16, 2020. Stockholder proposals submitted for inclusion in ANGI's proxy materials must be made in accordance with the provisions of Rule 14a-8 of the Exchange Act. Eligible stockholders who intend to present a proposal or nomination at the 2020 Annual Meeting of Stockholders without inclusion of the proposal or nomination in ANGI's proxy materials are required to provide notice of such proposal or nomination to ANGI no later than March 31, 2020. If ANGI does not receive notice of the proposal or nomination at its corporate headquarters prior to such date, such proposal or nomination will be considered untimely for purposes of Rules 14a-4 and 14a-5 of the Exchange Act and those ANGI officers who have been designated as proxies will accordingly be authorized to exercise discretionary voting authority to vote for or against the proposal or nomination. ANGI reserves the right to reject, rule out of order or take other appropriate action with respect to any proposal or nomination that does not comply with these and other applicable requirements.

 HOUSEHOLDING

        The SEC has adopted rules that permit companies and intermediaries (such as brokers) to send one Notice or one set of printed proxy materials, as applicable, to any household at which two or more stockholders reside if they appear to be members of the same family or have given their written consent (each stockholder continues to receive a separate proxy card). This process, which is commonly referred to as "householding," reduces the number of duplicate copies of materials stockholders receive and reduces printing and mailing costs. Only one Notice or one set of printed proxy materials, as applicable, will be sent to stockholders eligible for householding unless contrary instructions have been provided.

        Once you have received notice that your broker or ANGI will be householding your materials, householding will continue until you are notified otherwise or you revoke your consent. You may request a separate Notice or set of printed proxy materials by sending a written request to ANGI Investor Relations, c/o IAC/InterActiveCorp, 555 West 18th Street, New York, New York 10011, by calling 1.212.314.7400 or by e-mailing ir@angihomeservices.com. Upon request, we undertake to deliver such materials promptly.

        If at any time: (i) you no longer wish to participate in householding and would prefer to receive a separate Notice or set of our printed proxy materials, as applicable, or (ii) you and another stockholder sharing the same address wish to participate in householding and prefer to receive one Notice or set of our printed proxy materials, as applicable, please notify your broker if you hold your shares in street name or ANGI if you are a stockholder of record. You can notify us by sending a written request to ANGI Investor Relations, c/o IAC/InterActiveCorp, 555 West 18th Street, New York, New York 10011, by calling 1.212.314.7400 or by e-mailing ir@angihomeservices.com.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS

        Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on June 26, 2019.

        This proxy statement and the 2018 Annual Report on Form 10-K are available at http://www.proxyvote.com beginning on May 15, 2019.

Denver, Colorado
May 15, 2019

Appendix A

FRENCH SUB PLAN FOR THE GRANT OF FRENCH-QUALIFYING RESTRICTED
STOCK UNITS TO EMPLOYEES AND OFFICERS IN FRANCE

        Capitalized terms used but not defined herein shall have the meaning ascribed to them in the ANGI Homeservices Inc. 2017 Stock and Annual Incentive Plan (the "ANGI 2017 Plan"). The terms of the ANGI 2017 Plan shall, subject to the amendments provided for by this French Sub Plan, constitute the rules for the grant of qualifying restricted stock units ("actions gratuites") within the meaning of Articles L. 225-197-1 to L. 225-197-6 of the French Commercial Code (such grants being hereafter referred to as "French-Qualifying Restricted Stock Units") to employees and corporate officers of French Entities (as such term is defined below) who are French residents for tax and social security purposes (the "French Eligible Individuals"). For the avoidance of doubt, to the extent there is a conflict between the ANGI 2017 Plan and this French Sub Plan, this French Sub Plan shall prevail. The terms of this French Sub Plan shall be interpreted in a manner consistent with the provisions of Articles L. 225-197-1 to L. 225-197-6 of the French Commercial Code, Articles 80 quaterdecies, 200 A, 3 and 150-0 D, 1 of the French Tax Code (as amended by Article 28(V) of Law no. 2017-1837 dated December 30th, 2017) and Article L. 242-1 of the French Social Security Code.

1.
This French Sub Plan shall become effective as and when approved by the Company's stockholders.

2.
Subject to paragraphs (3) and (4) below, any French Eligible Individual who, on the Grant Date (as defined below) of French-Qualifying Restricted Stock Units and to the extent required under French law, is either employed under the terms and conditions of an employment agreement with a French Entity ("contrat de travail" and as defined below) or who is a corporate officer ("mandataire social") of a French Entity, shall be eligible to receive, at the discretion of the Board or the Committee, French-Qualifying Restricted Stock Units under this French Sub Plan. For purposes hereof, the term "Grant Date" means: (i) the date on which the Committee by resolution selects a French Eligible Individual to receive a grant of French-Qualifying Restricted Stock Units and determines the number of Shares to be subject to such Award or the formula for earning a number of Shares (such French Eligible Individual, a "French Participant"), or (ii) such later date as the Committee shall provide in such resolution.

3.
French-Qualifying Restricted Stock Units shall not be granted to:

a.
corporate officers ("mandataires sociaux") of a French Entity, other than the managing directors being a (i) Président du conseil d'administration, (ii) Directeur Général, (iii) Directeur Général Délégué, (iv) membre du DirectoireGérant of a société par actions or (v) Président d'une société par actions simplifiée) (the "Managing Directors"), unless: (i) the corporate officer is also employed under the terms and conditions of an effective employment contract with a French Entity ("contrat de travail non suspendu") and (ii) such combination of a corporate mandate with an employment contract is lawful under applicable laws and regulations;

b.
Managing Directors of a French Entity unless at least one of the following requirements in respect of the financial year in which the French-Qualifying Restricted Stock Units are granted is met by the Company:

i.
at least 90% of all the salaried employees of the Company's Subsidiaries incorporated in France and of the salaried employees of the Company's French branches are awarded Restricted Stock Units or Options; or

ii.
optional profit sharing agreements (accords d'intéressement), profit sharing agreements with a derogatory formula (accords de participation dérogatoire), voluntary profit sharing agreements (accords de participation volontaires) are implemented to the benefit of a least

      90% of all the salaried employees of the Company's Subsidiaries incorporated in France and of the salaried employees of the Company's French branches (or, if such arrangements are already implemented, the Company's Subsidiaries incorporated in France and the Company's French branches have improved such arrangements at least once since December 4, 2008 or improve such arrangements or decide to pay exceptional profit-sharing allowances).

4.
The number of French-Qualifying Restricted Stock Units that may be granted on any Grant Date shall be subject to the following limitations:

(a)
the total number of Shares attributable upon the settlement of French-Qualifying Restricted Stock Units may not exceed 10% of the Company's share capital at the Grant Date (or 30% of the Company's share capital at such date if the grant is made to all of the employees of the French Entities, in which case the grant made in excess of 10% of the Company's share capital must be shared among the French Participants who are employed by a French Entity in a ratio not exceeding one to five;

(b)
French-Qualifying Restricted Stock Units may not be granted to any French Eligible Individuals holding more than ten percent (10%) of the Company's share capital at the Grant Date; and

(c)
the number of French-Qualified Restricted Stock Units granted to a French Participant shall be limited to the extent necessary to ensure that the aggregate number of: (i) Shares held by such French Participant on the Grant Date, and (ii) Shares attributable upon the settlement of French-Qualifying Restricted Stock Units or any other outstanding Award, do not exceed ten percent (10%) of the Company's share capital.

5.
For purposes hereof, the term "French Entity" means a Subsidiary or Affiliate incorporated under the laws of France: (i) of which at least 10% of the share capital or voting rights are held (directly or indirectly) by the Company, (ii) which holds (directly or indirectly) at least 10% of the share capital or voting rights of the Company, or (iii) of which at least 50% of the share capital or voting rights are held (directly or indirectly) by a company which itself holds (directly or indirectly) at least 50% of the share capital of the Company (it being understood that any French branch ("succursale française") of any Subsidiary or Affiliate (incorporated under the laws of France or any other jurisdiction) meeting one of the ownership conditions set forth above under items (i) through (iii) shall also be deemed to qualify as a French Entity).

6.
There shall be no consideration whatsoever payable by French Eligible Individuals for grants of French-Qualifying Restricted Stock Units.

7.
Except in the case of death and under the conditions set forth below in paragraph 10 below, French-Qualifying Restricted Stock Units may not be transferred to any third party.

8.
In addition to the vesting conditions set forth in the Plan, no French-Qualifying Restricted Stock Units shall vest, and no Shares shall be delivered to any French Participants upon settlement of any French-Qualifying Restricted Stock Unit, before the first anniversary of the Grant Date (the "Minimum Vesting Period"), except in the circumstances described in paragraph 10 below. During the vesting period, French Participants shall not be entitled to any rights (including, without limitation, voting rights or the right to receive dividends or any amount equivalent to or in lieu of dividends, including where the payment of such amounts is deferred until after the vesting period has run out) with respect to French-Qualifying Restricted Stock Units.

9.
The sale or transfer of Shares received upon settlement of French-Qualifying Restricted Stock Units shall be subject to the following restrictions:

(a)
such Shares may not be sold or transferred for a minimum period of two years from the Grant Date. Any Shares received upon settlement of French-Qualifying Restricted Stock Units shall therefore be subject to a minimum one-year holding period for French-Qualifying Restricted Stock Units that vest upon the first anniversary of the Grant Date. No minimum holding period shall apply in the situation where the applicable vesting period of the French-Qualifying Restricted Stock Units is equal to or exceeds two years; and

(b)
shares received upon settlement of French-Qualifying Restricted Stock Units may not be resold during a Closed Period. For purposes hereof, the term "Closed Period" means: (i) the blackout period referred to in Article L. 225-197-1 of the French Commercial Code being: (A) the period of ten trading days preceding and three trading days following the date of publication of the Company's consolidated accounts; and (B) (i) any period between the date on which the Company's management bodies acquire knowledge of a sensitive non-public information and ten trading days after the date on which such information has been publicly disclosed or, (ii) in case of amendment of applicable French law, any new blackout period resulting from such amendment, or (iii) any applicable blackout period under the rules of The Nasdaq Stock Market, LLC.

10.
The Committee may provide that, notwithstanding the above, in the event of the: (i) death of a French Participant or (ii) permanent invalidity of a French Participant corresponding to the 2nd or 3rd category among the categories set forth in Article L. 341-4 of the French Social Security Code ("Permanent Invalidity"), all French-Qualifying Restricted Stock Units held by such French Participant at the time of death or Permanent Invalidity (whether vested or unvested) shall become immediately vested and be settled as follows:

(a)
in the event of Permanent Invalidity of a French Participant, the Company shall issue or transfer Shares to the French Participant with respect to his or her French-Qualifying Restricted Stock Units; and

(b)
in the event of death of a French Participant, the Company shall issue or transfer Shares to the French Participant's heirs with respect to the French Participant's French-Qualifying Restricted Stock Units, at their request made within six months following the date of such French Participant's death.

11.
In the event of a Corporate Transaction as set forth in Section 3(d) of the Plan, any adjustment of the number of Shares attributable upon settlement of any French-Qualifying Restricted Stock Units shall be made so as to preserve the rights of the Participants in accordance with the provisions of regulation BOI-RSA-ES-20-20-10-20-20170724 of the French tax administration (or any successor provision of French laws or regulations having the same purpose).

12.
The Participant shall timely furnish the entity by which he or she is employed and the Company with any and all information, and proceed with such filings and otherwise meet any and all obligations, as may be required to ensure that the Company and the entity by which he or she is employed are entitled to the benefit of the favorable tax and social security treatment provided by Articles 80 quaterdecies, 200 A, 3 and 150-0 D, 1 of the French Tax Code (as amended by Article 28(V) of Law no. 2017-1837 dated December 30th, 2017) and Article L. 242-1 of the French Social Security Code, as amended from time to time, or any successor provisions thereto, except in the case of a Corporate Transaction or Change in Control.

13.
Each French Participant shall retain (and make available to the tax authorities upon request) a statement, which shall be provided by the French Entity by which he or she is employed indicating, inter alia:

a.
the name, principal place of business and registered office address of the relevant French Entity by which French Participant is employed;

b.
the dates when such French-Qualifying Restricted Stock Units were granted and vested, the number of Shares acquired upon vesting of such French-Qualifying Restricted Stock Units, and the value per share of such Shares; and

c.
such other information as is required under Article 38 septdecies of Schedule III to the French Tax Code.

14.
Such statement shall be provided to each holder of French-Qualifying Restricted Stock Units by the relevant French Entity at the latest on March 1st of the calendar year following the vesting of such French-Qualifying Restricted Stock Units.

15.
The relevant French Entity shall file with the relevant tax authority in France a copy of the statement sent to each French Participant as mentioned in sections 13 and 14 hereof at the latest on February 15 of the calendar year following the vesting of the French-Qualifying Restricted Stock Units, or as otherwise prescribed in Article 38 septdecies of Schedule III to the French Tax Code.

16.
The relevant French Entity shall file with the social security authorities the information set out under Article L. 242-1 of the French Social Security Code in relation to the name of the French Participants who received French-Qualifying Restricted Stock Units and Shares in the previous year, as well as their value and number.

17.
A report shall be prepared each year and submitted to the Company's stockholders at its annual meeting of stockholders and to that of each of the French Entities employing a French Participant, setting out details as to the French-Qualifying Restricted Stock Units as provided in Article L. 225-197-4 of the French Commercial Code.

18.
The adoption of this French Sub Plan shall not confer upon any French Participant or any employee of a French Entity any employment rights and shall not be construed as part of any employment contracts that a French Entity has with its employees.

Appendix B

ANGI HOMESERVICES INC.
2017 STOCK AND ANNUAL INCENTIVE PLAN

Section 1.    Purpose; Definitions

        The purposes of this Plan are to give the Company a competitive advantage in attracting, retaining, and motivating officers, employees, directors, and/or consultants and to provide the Company and its Subsidiaries and Affiliates with a stock and incentive plan providing incentives directly linked to stockholder value. Certain terms used herein have definitions given to them in the first place in which they are used. This Plan is intended to replace the HomeAdvisor 2013 Long-Term Incentive Plan (the "Prior Plan"), which Prior Plan shall be automatically terminated and replaced and superseded by this Plan upon the consummation of the Contribution, except that any awards granted under the Prior Plan ("Prior Plan Awards") shall remain in effect under this Plan pursuant to their terms. In addition, for purposes of this Plan, the following terms are defined as set forth below:

        "Adjusted Award" means any equity-based award granted by IAC that is converted into an equity-based award relating to the Company upon the occurrence of a spinoff of the Company from IAC.

        "Affiliate" means, as applied to any Person, any other Person that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, that Person. As used in this definition, the term "control," including the correlative terms "controls," "controlled by," and "under common control with," means the possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or any partnership or other ownership interest, by contract or otherwise) of a Person.

        "Applicable Exchange" means the NASDAQ Stock Market or such other securities exchange as may at the applicable time be the principal market for the Common Stock.

        "Award" means an Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, other stock-based award, or Cash-Based Award granted or assumed pursuant to the terms of this Plan or the Prior Plan, including Prior Plan Awards, Subsidiary Equity Awards, and Adjusted Awards.

        "Award Agreement" means a written or electronic document or agreement setting forth the terms and conditions of a specific Award.

        "Board" means the Board of Directors of the Company.

        "Business Combination" has the meaning set forth in Section 10(a)(iii).

        "Cash-Based Award" means an Award denominated in a dollar amount.

        "Cause" means, unless otherwise provided in an Award Agreement, (a) "Cause" as defined in any Individual Agreement to which the applicable Participant is a party, or (b) if there is no such Individual Agreement or if it does not define Cause: (i) the willful or gross neglect by a Participant of his or her employment duties; (ii) the plea of guilty or nolo contendere to, or conviction for, the commission of a felony offense by a Participant; (iii) a material breach by a Participant of a fiduciary duty owed to the Company or any of its Subsidiaries; (iv) a material breach by a Participant of any nondisclosure, nonsolicitation, or noncompetition obligation owed to the Company or any of its Affiliates; or (v) before a Change in Control, such other events as shall be determined by the Committee and set forth in a Participant's Award Agreement. Notwithstanding the general rule of Section 2(c), following a Change in Control, any determination by the Committee as to whether "Cause" exists shall be subject to de novo review.

        "Change in Control" has the meaning set forth in Section 10(a).

        "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto, the Treasury Regulations thereunder, and other relevant interpretive guidance issued by the Internal Revenue Service or the Treasury Department. Reference to any specific section of the Code shall be deemed to include such regulations and guidance, as well as any successor provision of the Code.

        "Commission" means the Securities and Exchange Commission or any successor agency.

        "Committee" has the meaning set forth in Section 2(a).

        "Common Stock" means Class A common stock, par value $0.001 per share, of the Company.

        "Company" means ANGI Homeservices Inc., a Delaware corporation, or its successor.

        "Contribution" has the meaning set forth in that certain Contribution Agreement, dated as of September 29, 2017, by and between IAC and the Company.

        "Corporate Transaction" has the meaning set forth in Section 3(d)(i).

        "Cure Period" has the meaning set forth in Section 10(c).

        "Diller Group" means Barry Diller and his Family and Affiliates.

        "Disability" means (a) "Disability" as defined in any Individual Agreement to which the Participant is a party, or (b) if there is no such Individual Agreement or it does not define "Disability," (i) permanent and total disability as determined under the Company's long-term disability plan applicable to the Participant, or (ii) if there is no such plan applicable to the Participant or the Committee determines otherwise in an applicable Award Agreement, "Disability" as determined by the Committee. Notwithstanding the above, with respect to an Incentive Stock Option, Disability shall mean Permanent and Total Disability as defined in Section 22(e)(3) of the Code and, with respect to all Awards, to the extent required by Section 409A of the Code, Disability shall mean "disability" within the meaning of Section 409A of the Code.

        "Disaffiliation" means a Subsidiary's or Affiliate's ceasing to be a Subsidiary or Affiliate for any reason (including, without limitation, as a result of a public offering, or a spinoff or sale by the Company, of the stock of the Subsidiary or Affiliate) or a sale of a division of the Company and its Affiliates.

        "EBITA" means, for any period, operating profit (loss) plus, if applicable, (a) amortization and impairment of intangibles, (b) goodwill impairment, (c) non-cash compensation expense, (d) restructuring charges, (e) non cash write-downs of assets, (f) charges relating to disposal of lines of business, (g) litigation settlement amounts, and (h) costs incurred for proposed and completed acquisitions.

        "EBITDA" means, for any period, operating profit (loss) plus, if applicable, (a) depreciation, (b) amortization and impairment of intangibles, (c) goodwill impairment, (d) non-cash compensation expense, (e) restructuring charges, (f) non cash write-downs of assets, (g) charges relating to disposal of lines of business, (h) litigation settlement amounts, and (i) costs incurred for proposed and completed acquisitions.

        "Effective Date" has the meaning set forth in Section 12(a).

        "Eligible Individuals" means directors, officers, employees, and consultants of the Company or any of its Subsidiaries or Affiliates, and prospective directors, officers, employees, and consultants who have accepted offers of employment or consultancy from the Company or its Subsidiaries or Affiliates.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

        "Fair Market Value" means, unless otherwise determined by the Committee, the closing price of a share of Common Stock on the Applicable Exchange on the date of measurement, or if Shares were not traded on the Applicable Exchange on such measurement date, then on the next preceding date on which Shares were traded, all as reported by such source as the Committee may select. If the Common Stock is not listed on a national securities exchange, Fair Market Value shall be determined by the Committee in its good faith discretion; provided that such determination shall be made in a manner consistent with any applicable requirements of Section 409A of the Code.

        "Family" means, with respect to a natural Person, such Person's spouse, parents, siblings, grandparents, descendants (including adoptive relationships and stepchildren) and the spouses and descendants of such Persons.

        "Free-Standing SAR" has the meaning set forth in Section 5(b).

        "Good Reason" has the meaning set forth in Section 10(c).

        "Grant Date" means (a) the date on which the Committee by resolution selects an Eligible Individual to receive a grant of an Award and determines the number of Shares to be subject to such Award or the formula for earning a number of shares or cash amount, (b) such later date as the Committee shall provide in such resolution, (c) the initial date on which a Prior Plan Award was granted, or (d) the initial date on which an Adjusted Award was granted by IAC.

        "IAC" means IAC/InterActiveCorp, a Delaware corporation, or any successor thereto.

        "IAC Common Stock" means the common stock, par value $0.001 per share, of IAC.

        "Incentive Stock Option" means any Option that is designated in the applicable Award Agreement as an "incentive stock option" within the meaning of Section 422 of the Code, and that in fact so qualifies.

        "Incumbent Board" has the meaning set forth in Section 10(a)(ii).

        "Individual Agreement" means an employment, consulting, or similar agreement between a Participant and the Company or one of its Subsidiaries or Affiliates.

        "Nonqualified Option" means any Option that is not an Incentive Stock Option.

        "Option" means an Award described under Section 5.

        "Outside Directors" has the meaning set forth in Section 11(a).

        "Outstanding Company Voting Securities" has the meaning set forth in Section 10(a)(i).

        "Participant" means an Eligible Individual to whom an Award is or has been granted.

        "Performance Goals" means the performance goals established by the Committee in connection with the grant of an Award. In the case of Qualified-Performance Based Awards that are intended to qualify under Section 162(m)(4)(C) of the Code, (i) such goals shall be based on the attainment of one or any combination of the following: specified levels of earnings per share from continuing operations, net profit after tax, EBITDA, EBITA, gross profit, cash generation, unit volume, market share, sales, asset quality, earnings per share, operating income, revenues, return on assets, return on operating assets, return on equity, profits, total stockholder return (measured in terms of stock price appreciation and/or dividend growth), cost saving levels, marketing- spending efficiency, core non-interest income, change in working capital, return on capital, and/or stock price, with respect to the Company or any Subsidiary, Affiliate, division, or department of the Company, and (ii) such Performance Goals shall be set by the Committee within the time period prescribed by Section 162(m) of the Code and related regulations. Such Performance Goals also may be based upon the attaining of specified levels of

Company, Subsidiary, Affiliate, or divisional performance under one or more of the measures described above relative to the performance of other entities, divisions, or subsidiaries.

        "Person" has the meaning set forth in Section 10(a)(i).

        "Plan" means this ANGI Homeservices Inc. 2017 Stock and Annual Incentive Plan, as set forth herein and as hereafter amended from time to time.

        "Qualified Performance-Based Award" means an Award intended to qualify for the Section 162(m) Exemption, as provided in Section 11.

        "Restricted Stock" means an Award described under Section 6.

        "Restricted Stock Units" means an Award described under Section 7.

        "Retirement" means retirement from active employment with the Company, a Subsidiary, or Affiliate at or after the Participant's attainment of age 65.

        "RS Restriction Period" has the meaning set forth in Section 6(b)(ii).

        "RSU Restriction Period" has the meaning set forth in Section 7(b)(ii).

        "Section 16(b)" has the meaning set forth in Section 11(c).

        "Section 162(m) Exemption" means the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code.

        "Share" means a share of Common Stock.

        "Share Change" has the meaning set forth in Section 3(d)(ii).

        "Stock Appreciation Right" has the meaning set forth in Section 5(b).

        "Subsidiary" means any corporation, partnership, joint venture, limited liability company, or other entity during any period in which at least a 50% voting or profits interest is owned, directly or indirectly, by the Company or any successor to the Company.

        "Subsidiary Equity Awards" means awards that are outstanding as of immediately prior to the consummation of the Contribution that correspond to shares of a Subsidiary (excluding any Prior Plan Awards), which awards may be settled in Shares under this Plan.

        "Tandem SAR" has the meaning set forth in Section 5(b).

        "Term" means the maximum period during which an Option or Stock Appreciation Right may remain outstanding, subject to earlier termination upon Termination of Employment or otherwise, as specified in the applicable Award Agreement.

        "Termination of Employment" means the termination of the applicable Participant's employment with, or performance of services for, the Company and any of its Subsidiaries. Unless otherwise determined by the Committee, if a Participant's employment with, or membership on a board of directors of, the Company terminates but such Participant continues to provide services to the Company in a non-employee director capacity or as an employee, as applicable, such change in status shall not be deemed a Termination of Employment. A Participant employed by, or performing services for, a Subsidiary or a division of the Company shall be deemed to incur a Termination of Employment if, as a result of a Disaffiliation, such Subsidiary, or division ceases to be a Subsidiary or division, as the case may be, and the Participant does not immediately thereafter become an employee of (or service provider for), or member of the board of directors of, the Company or another Subsidiary. Temporary absences from employment because of illness, vacation, or leave of absence and transfers among the Company and its Subsidiaries shall not be considered Terminations of Employment. Notwithstanding the foregoing, with respect to any Award that constitutes "nonqualified deferred compensation" within the meaning of Section 409A of the Code, "Termination of Employment" shall mean a "separation from service" as defined under Section 409A of the Code.

Section 2.    Administration

        (a)    Committee.    This Plan shall be administered by the Compensation Committee of the Board or such other committee of the Board as the Board may from time to time designate (the "Committee"), which committee shall be composed of not less than two directors, and shall be appointed by and serve at the pleasure of the Board. The Committee shall have plenary authority to grant Awards pursuant to the terms of this Plan to Eligible Individuals. Among other things, the Committee shall have the authority, subject to the terms of this Plan:

            (i)  to select the Eligible Individuals to whom Awards may from time to time be granted;

           (ii)  to determine whether and to what extent Incentive Stock Options, Nonqualified Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, other stock-based awards, Cash-Based Awards, or any combination thereof, are to be granted hereunder;

          (iii)  to determine the number of Shares to be covered by each Award granted hereunder or the amount of any Cash-Based Award;

          (iv)  to determine the terms and conditions of each Award granted hereunder, based on such factors as the Committee shall determine;

           (v)  subject to Section 12, to modify, amend, or adjust the terms and conditions of any Award, at any time or from time to time;

          (vi)  to adopt, alter, and repeal such administrative rules, guidelines, and practices governing this Plan as it shall from time to time deem advisable;

         (vii)  to accelerate the vesting or lapse of restrictions of any outstanding Award, based in each case on such considerations as the Committee in its sole discretion determines;

        (viii)  to interpret the terms and provisions of this Plan and any Award issued under this Plan or any Prior Plan (and any agreement relating thereto);

          (ix)  to establish any "blackout" period that the Committee in its sole discretion deems necessary or advisable;

           (x)  to decide all other matters that must be determined in connection with an Award; and

          (xi)  to otherwise administer this Plan.

        (b)    Procedures.

            (i)  The Committee may act only by a majority of its members then in office, except that the Committee may, except to the extent prohibited by applicable law or the listing standards of the Applicable Exchange and subject to Section 11, allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it.

           (ii)  Subject to Section 11(c), any authority granted to the Committee may also be exercised by the full Board. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control.

        (c)    Discretion of Committee.    Subject to the last sentence of the definition of "Cause," (i) any determination made by the Committee or by an appropriately delegated officer pursuant to delegated authority under the provisions of this Plan with respect to any Award shall be made in the sole discretion of the Committee or such delegate at the time of the grant of the Award or, unless in contravention of any express term of this Plan, at any time thereafter; and (ii) all decisions made by the Committee or any appropriately delegated officer pursuant to the provisions of this Plan shall be final and binding on all persons, including the Company, Participants, and Eligible Individuals.

        (d)    Award Agreements.    The terms and conditions of each Award (other than any Cash-Based Award), as determined by the Committee, shall be set forth in an Award Agreement, which shall be delivered to the Participant receiving such Award upon, or as promptly as is reasonably practicable following, the grant of such Award. The effectiveness of an Award shall not be subject to the Award Agreement's being signed by the Company and/or the Participant receiving the Award unless specifically so provided in the Award Agreement. Award Agreements may be amended only in accordance with Section 12.

Section 3.    Common Stock Subject to Plan

        (a)    Plan Maximums.    The maximum number of Shares that may be delivered pursuant to Awards under this Plan shall be 75,000,000 Shares. The maximum number of Shares that may be granted pursuant to Options intended to be Incentive Stock Options shall be 10,000,000 Shares. Shares subject to an Award under this Plan may be authorized and unissued Shares or may be treasury Shares.

        (b)    Individual Limits.

            (i)  During a calendar year, no single Participant (excluding non-employee directors of the Company) may be granted:

            (A)  Options or Stock Appreciation Rights covering in excess of 10,000,000 Shares in the aggregate; or

            (B)  Qualified Performance-Based Awards (other than Options or Stock Appreciation Rights) covering in excess of 10,000,000 Shares in the aggregate.

        (c)    Rules for Calculating Shares Delivered.

            (i)  To the extent that any Award is forfeited, terminates, expires, or lapses without being exercised, or any Award is settled for cash or shares of IAC Common Stock, the Shares subject to such Award not delivered as a result thereof shall again be available for Awards under this Plan.

           (ii)  If the exercise price of any Option and/or the tax withholding obligations relating to any Award are satisfied by delivering Shares to the Company (by either actual delivery or by attestation), only the number of Shares issued net of the Shares delivered or attested to shall be deemed delivered for purposes of the limits set forth in Section 3(a).

          (iii)  To the extent any Shares subject to an Award are withheld to satisfy the exercise price (in the case of an Option) and/or the tax withholding obligations relating to such Award, such Shares shall not be deemed to have been delivered for purposes of the limits set forth in Section 3(a).

        (d)    Adjustment Provisions.

            (i)  In the event of a merger, consolidation, acquisition of property or shares, stock rights offering, liquidation, disposition for consideration of the Company's direct or indirect ownership of a Subsidiary or Affiliate (including by reason of a Disaffiliation), or similar event affecting the Company or any of its Subsidiaries (each, a "Corporate Transaction"), the Committee or the Board may in its discretion make such substitutions or adjustments as it deems appropriate and equitable to (A) the aggregate number and kind of Shares or other securities reserved for issuance and delivery under this Plan, (B) the various maximum limitations set forth in Sections 3(a) and 3(b) upon certain types of Awards and upon the grants to individuals of certain types of Awards, (C) the number and kind of Shares or other securities subject to outstanding Awards, and (D) the exercise price of outstanding Options and Stock Appreciation Rights.

           (ii)  In the event of a stock dividend, stock split, reverse stock split, reorganization, share combination, or recapitalization or similar event affecting the capital structure of the Company, or a Disaffiliation, separation, or spinoff, in each case, without consideration, or other extraordinary dividend of cash or other property (each, a "Share Change"), the Committee or the Board shall make such substitutions or adjustments as it deems appropriate and equitable to (A) the aggregate number and kind of Shares or other securities reserved for issuance and delivery under this Plan, (B) the various maximum limitations set forth in Sections 3(a) and 3(b) upon certain types of Awards and upon the grants to individuals of certain types of Awards, (C) the number and kind of Shares or other securities subject to outstanding Awards, and (D) the exercise price of outstanding Options and Stock Appreciation Rights.

          (iii)  In the case of Corporate Transactions, the adjustments contemplated by clause (i) of this Section 3(d) may include, without limitation, (A) the cancellation of outstanding Awards in exchange for payments of cash, property, or a combination thereof having an aggregate value equal to the value of such Awards, as determined by the Committee or the Board in its sole discretion (it being understood that in the case of a Corporate Transaction with respect to which holders of Common Stock receive consideration other than publicly traded equity securities of the ultimate surviving entity, any such determination by the Committee that the value of an Option or Stock Appreciation Right shall for this purpose be deemed to equal the excess, if any, of the value of the consideration being paid for each Share pursuant to such Corporate Transaction over the exercise price of such Option or Stock Appreciation Right shall conclusively be deemed valid); (B) the substitution of other property (including, without limitation, cash or other securities of the Company and securities of entities other than the Company) for the Shares subject to outstanding Awards; and (C) in connection with any Disaffiliation, arranging for the assumption of Awards, or replacement of Awards with new awards based on other property or other securities (including, without limitation, other securities of the Company and securities of entities other than the Company), by the affected Subsidiary, Affiliate, or division or by the entity that controls such Subsidiary, Affiliate, or division following such Disaffiliation (as well as any corresponding adjustments to Awards that remain based upon Company securities). The Committee may adjust the Performance Goals applicable to any Awards to reflect any Share Change and any Corporate Transaction and any unusual or non-recurring events and other extraordinary items, impact of charges for restructurings, discontinued operations, and the cumulative effects of accounting or tax changes, each as defined by generally accepted accounting principles or as identified in the Company's financial statements, notes to the financial statements, management's discussion and analysis, or the Company's other filings with the Commission. Any adjustments made pursuant to this Section 3(d) to Awards that are considered "deferred compensation" within the meaning of Section 409A of the Code shall be made in compliance with the requirements of Section 409A of the Code. Any adjustments made pursuant to this Section 3(d) to Awards that are not considered "deferred compensation" subject to Section 409A of the Code shall be made in such a manner as to ensure that after such adjustment, the Awards either (A) continue not to be subject to Section 409A of the Code or (B) comply with the requirements of Section 409A of the Code.

          (iv)  Any adjustment under this Section 3(d) need not be the same for all Participants.

Section 4.    Eligibility

        Awards may be granted under this Plan to Eligible Individuals and to any individuals who hold IAC Awards that are converted into Awards in the event of a spinoff of the Company from IAC; provided, however, that Incentive Stock Options may be granted only to employees of the Company and its subsidiary or parent corporations (within the meaning of Section 424(f) of the Code).

Section 5.    Options and Stock Appreciation Rights

        With respect to Prior Plan Awards and Adjusted Awards, the provisions below shall be applicable only to the extent that they are not inconsistent with the terms of the applicable Prior Plan Award or Adjusted Award.

        (a)    Types of Options.    Options may be of two types: Incentive Stock Options and Nonqualified Options. The Award Agreement for an Option shall indicate whether the Option is intended to be an Incentive Stock Option or a Nonqualified Option.

        (b)    Types and Nature of Stock Appreciation Rights.    Stock Appreciation Rights may be "Tandem SARs," which are granted in conjunction with an Option, or "Free-Standing SARs," which are not granted in conjunction with an Option. Upon the exercise of a Stock Appreciation Right, the Participant shall be entitled to receive an amount in cash, Shares, shares of IAC Common Stock, or a combination thereof, in value equal to the product of (i) the excess of the Fair Market Value of one Share over the exercise price of the applicable Stock Appreciation Right, multiplied by (ii) the number of Shares in respect of which the Stock Appreciation Right has been exercised. The applicable Award Agreement shall specify whether such payment is to be made in cash, Common Stock, shares of IAC Common Stock, or a combination thereof, or shall reserve to the Committee or the Participant the right to make that determination prior to or upon the exercise of the Stock Appreciation Right.

        (c)    Tandem SARs.    A Tandem SAR may be granted at the Grant Date of the related Option. A Tandem SAR shall be exercisable only at such time or times and to the extent that the related Option is exercisable in accordance with the provisions of this Section 5, and shall have the same exercise price as the related Option. A Tandem SAR shall terminate or be forfeited upon the exercise or forfeiture of the related Option, and the related Option shall terminate or be forfeited upon the exercise or forfeiture of the Tandem SAR.

        (d)    Exercise Price.    The exercise price per Share subject to an Option or Stock Appreciation Right shall be determined by the Committee and set forth in the applicable Award Agreement, and shall not be less than the Fair Market Value of a share of the Common Stock on the applicable Grant Date. In no event may any Option or Stock Appreciation Right granted under this Plan be amended, other than pursuant to Section 3(d), to decrease the exercise price thereof, be cancelled in exchange for cash or other Awards or in conjunction with the grant of any new Option or Stock Appreciation Right with a lower exercise price, or otherwise be subject to any action that would be treated under the Applicable Exchange listing standards or for accounting purposes, as a "repricing" of such Option or Stock Appreciation Right, unless such amendment, cancellation, or action is approved by the Company's stockholders.

        (e)    Term.    The Term of each Option and each Stock Appreciation Right shall be fixed by the Committee, but shall not exceed ten years from the Grant Date.

        (f)    Vesting and Exercisability.    Except as otherwise provided herein, Options and Stock Appreciation Rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee. If the Committee provides that any Option or Stock Appreciation Right will become exercisable only in installments, the Committee may at any time waive such installment exercise provisions, in whole or in part, based on such factors as the Committee may determine. In addition, the Committee may at any time accelerate the exercisability of any Option or Stock Appreciation Right.

        (g)    Method of Exercise.    Subject to the provisions of this Section 5, Options and Stock Appreciation Rights may be exercised, in whole or in part, at any time during the applicable Term by giving written notice of exercise to the Company or through the procedures established with the Company's appointed third-party Plan administrator specifying the number of Shares as to which the Option or Stock Appreciation Right is being exercised; provided, however, that, unless otherwise permitted by the Committee, any such exercise must be with respect to a portion of the applicable Option or Stock Appreciation Right relating to no less than the lesser of the number of Shares then subject to such Option or Stock Appreciation Right or 100 Shares. In the case of the exercise of an Option, such notice shall be accompanied by payment in full of the aggregate purchase price (which shall equal the product of such number of Shares subject to such Option multiplied by the applicable per Share exercise price) by certified or bank check or such other instrument as the Company may accept. If approved by the Committee, payment, in full or in part, may also be made as follows:

            (i)  Payment may be made in the form of unrestricted Shares already owned by Participant (by delivery of such Shares or by attestation) of the same class as the Common Stock subject to the Option (based on the Fair Market Value of the Common Stock on the date the Option is exercised); provided, however, that, in the case of an Incentive Stock Option, the right to make a payment in the form of already owned Shares of the same class as the Common Stock subject to the Option may be authorized only at the time the Option is granted.

           (ii)  To the extent permitted by applicable law, payment may be made by delivering a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale proceeds necessary to pay the purchase price, and, if requested, the amount of any federal, state, local, or foreign withholding taxes. To facilitate the foregoing, the Company may, to the extent permitted by applicable law, enter into agreements for coordinated procedures with one or more brokerage firms. To the extent permitted by applicable law, the Committee may also provide for Company loans to be made for purposes of the exercise of Options.

          (iii)  Payment may be made by instructing the Company to withhold a number of Shares having a Fair Market Value (based on the Fair Market Value of the Common Stock on the date the applicable Option is exercised) equal to the product of (A) the exercise price per Share multiplied by (B) the number of Shares in respect of which the Option shall have been exercised.

        (h)    Delivery; Rights of Stockholders.    No Shares shall be delivered pursuant to the exercise of an Option until the exercise price therefor has been fully paid and applicable taxes have been withheld. The applicable Participant shall have all of the rights of a stockholder of the Company holding the class or series of Common Stock that is subject to the Option or Stock Appreciation Right (including, if applicable, the right to vote the applicable Shares and the right to receive dividends), when the Participant (i) has given written notice of exercise, (ii) if requested, has given the representation described in Section 14(a), and (iii) in the case of an Option, has paid in full for such Shares.

        (i)    Terminations of Employment.    Subject to Section 10(b), a Participant's Options and Stock Appreciation Rights shall be forfeited upon such Participant's Termination of Employment, except as set forth below:

            (i)  Upon a Participant's Termination of Employment by reason of death, any Option or Stock Appreciation Right held by the Participant that was exercisable immediately before the Termination of Employment may be exercised at any time until the earlier of (A) the first anniversary of the date of such death and (B) the expiration of the Term thereof;

           (ii)  Upon a Participant's Termination of Employment by reason of Disability or Retirement, any Option or Stock Appreciation Right held by the Participant that was exercisable immediately before the Termination of Employment may be exercised at any time until the earlier of (A) the first anniversary of such Termination of Employment and (B) the expiration of the Term thereof;

          (iii)  Upon a Participant's Termination of Employment for Cause, any Option or Stock Appreciation Right held by the Participant shall be forfeited, effective as of such Termination of Employment;

          (iv)  Upon a Participant's Termination of Employment for any reason other than death, Disability, Retirement, or for Cause, any Option or Stock Appreciation Right held by the Participant that was exercisable immediately before the Termination of Employment may be exercised at any time until the earlier of (A) the 90th day following such Termination of Employment and (B) expiration of the Term thereof; and

           (v)  Notwithstanding the above provisions of this Section 5(i), if a Participant dies after such Participant's Termination of Employment but while any Option or Stock Appreciation Right remains exercisable as set forth above, such Option or Stock Appreciation Right may be exercised at any time until the later of (A) the earlier of (1) the first anniversary of the date of such death and (2) expiration of the Term thereof and (B) the last date on which such Option or Stock Appreciation Right would have been exercisable, absent this Section 5(i)(v).

Notwithstanding the foregoing, the Committee shall have the power, in its discretion, to apply different rules concerning the consequences of a Termination of Employment; provided, however, that, if such rules are less favorable to the Participant than those set forth above, such rules are set forth in the applicable Award Agreement. If an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Option will thereafter be treated as a Nonqualified Option.

        (j)    Nontransferability of Options and Stock Appreciation Rights.    No Option or Stock Appreciation Right shall be transferable by a Participant other than (i) by will or by the laws of descent and distribution, or (ii) in the case of a Nonqualified Option or Stock Appreciation Right, pursuant to a qualified domestic relations order or as otherwise expressly permitted by the Committee including, if so permitted, pursuant to a transfer to the Participant's family members or to a charitable organization, whether directly or indirectly or by means of a trust or partnership or otherwise. For purposes of this Plan, unless otherwise determined by the Committee, "family member" shall have the meaning given to such term in General Instructions A.1(a)(5) to Form S-8 under the Securities Act of 1933, as amended, and any successor thereto. A Tandem SAR shall be transferable only with the related Option as permitted by the preceding sentence. Any Option or Stock Appreciation Right shall be exercisable, subject to the terms of this Plan, only by the applicable Participant, the guardian or legal representative of such Participant, or any person to whom such Option or Stock Appreciation Right is permissibly transferred pursuant to this Section 5(j), it being understood that the term "Participant" includes such guardian, legal representative, and other transferee; provided, however, that the term "Termination of Employment" shall continue to refer to the Termination of Employment of the original Participant.

Section 6.    Restricted Stock

        With respect to Prior Plan Awards and Adjusted Awards, the provisions below shall be applicable only to the extent that they are not inconsistent with the terms of the applicable Prior Plan Award or Adjusted Award.

        (a)    Nature of Awards and Certificates.    Shares of Restricted Stock are actual Shares issued to a Participant, and shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of one or more stock certificates. Any certificate issued in respect of Shares of Restricted Stock shall be registered in the name of the applicable Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

    "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the ANGI Homeservices Inc. 2017 Stock and Annual Incentive Plan and an Award Agreement. Copies of such Plan and Agreement are on file at the offices of ANGI Homeservices Inc."

The Committee may require that the certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed and that, as a condition of any Award of Restricted Stock, the applicable Participant shall have delivered a stock power, endorsed in blank, relating to the Common Stock covered by such Award.

        (b)    Terms and Conditions.    Shares of Restricted Stock shall be subject to the following terms and conditions:

            (i)  The Committee shall, prior to or at the time of grant, condition the vesting or transferability of an Award of Restricted Stock upon the continued service of the applicable Participant or the attainment of Performance Goals, or the attainment of Performance Goals and the continued service of the applicable Participant. In the event that the Committee conditions the grant or vesting of an Award of Restricted Stock upon the attainment of Performance Goals or the attainment of Performance Goals and the continued service of the applicable Participant, the Committee may, prior to or at the time of grant, designate such an Award as a Qualified Performance-Based Award. The conditions for grant, vesting, or transferability and the other provisions of Restricted Stock Awards (including, without limitation, any Performance Goals) need not be the same with respect to each Participant.

           (ii)  Subject to the provisions of this Plan and the applicable Award Agreement, so long as a Restricted Stock Award remains subject to the satisfaction of vesting conditions (the "RS Restriction Period"), the Participant shall not be permitted to sell, assign, transfer, pledge, or otherwise encumber Shares of Restricted Stock.

          (iii)  Except as provided in this Section 6 and in the applicable Award Agreement, the applicable Participant shall have, with respect to the Shares of Restricted Stock, all of the rights of a stockholder of the Company holding the class or series of Common Stock that is the subject of the Restricted Stock, including, if applicable, the right to vote the Shares and the right to receive any cash dividends. If so determined by the Committee in the applicable Award Agreement and subject to Section 14(e), (A) cash dividends on the class or series of Common Stock that is the subject of the Restricted Stock Award shall be automatically reinvested in additional Restricted Stock, held subject to the vesting of the underlying Restricted Stock, and (B) subject to any adjustment pursuant to Section 3(d), dividends payable in Common Stock shall be paid in the form of Restricted Stock of the same class as the Common Stock with which such dividend was paid, held subject to the vesting of the underlying Restricted Stock.

          (iv)  Except as otherwise set forth in the applicable Award Agreement and subject to Section 10(b), upon a Participant's Termination of Employment for any reason during the RS Restriction Period or before the applicable Performance Goals are satisfied, all Shares of Restricted Stock still subject to restriction shall be forfeited by such Participant; provided, however, that the Committee shall have the discretion to waive, in whole or in part, any or all remaining restrictions with respect to any or all of such Participant's Shares of Restricted Stock.

           (v)  If and when any applicable Performance Goals are satisfied and the RS Restriction Period expires without a prior forfeiture of the Shares of Restricted Stock for which legended certificates have been issued, unlegended certificates for such Shares shall be delivered to the Participant upon surrender of the legended certificates.

Section 7.    Restricted Stock Units

        With respect to Prior Plan Awards and Adjusted Awards, the provisions below shall be applicable only to the extent that they are not inconsistent with the terms of the applicable Prior Plan Award or Adjusted Award.

        (a)    Nature of Awards.    Restricted Stock Units are Awards denominated in Shares that will be settled, subject to the terms and conditions of the Restricted Stock Units, in an amount in cash, Shares, or both, based upon the Fair Market Value of a specified number of Shares.

        (b)    Terms and Conditions.    Restricted Stock Units shall be subject to the following terms and conditions:

            (i)  The Committee shall, prior to or at the time of grant, condition the grant, vesting, or transferability of Restricted Stock Units upon the continued service of the applicable Participant or the attainment of Performance Goals, or the attainment of Performance Goals and the continued service of the applicable Participant. In the event that the Committee conditions the grant or vesting of Restricted Stock Units upon the attainment of Performance Goals or the attainment of Performance Goals and the continued service of the applicable Participant, the Committee may, prior to or at the time of grant, designate such Awards as Qualified Performance-Based Awards. The conditions for grant, vesting, or transferability and the other provisions of Restricted Stock Units (including, without limitation, any Performance Goals) need not be the same with respect to each Participant.

           (ii)  Subject to the provisions of this Plan and the applicable Award Agreement, so long as an Award of Restricted Stock Units remains subject to the satisfaction of vesting conditions (the "RSU Restriction Period"), the Participant shall not be permitted to sell, assign, transfer, pledge, or otherwise encumber Restricted Stock Units.

          (iii)  The Award Agreement for Restricted Stock Units shall specify whether, to what extent, and on what terms and conditions the applicable Participant shall be entitled to receive current or delayed payments of cash, Common Stock, or other property corresponding to the dividends payable on the Common Stock (subject to Section 14(e)).

          (iv)  Except as otherwise set forth in the applicable Award Agreement, and subject to Section 10(b), upon a Participant's Termination of Employment for any reason during the RSU Restriction Period or before the applicable Performance Goals are satisfied, all Restricted Stock Units still subject to restriction shall be forfeited by such Participant; provided, however, that the Committee shall have the discretion to waive, in whole or in part, any or all remaining restrictions with respect to any or all of such Participant's Restricted Stock Units.

           (v)  Except to the extent otherwise provided in the applicable Award Agreement, an award of Restricted Stock Units shall be settled as and when the Restricted Stock Units vest (but in no event later than March 15th of the calendar year following the end of the calendar year in which the Restricted Stock Units vest).

Section 8.    Other Stock-Based Awards

        Other Awards of Common Stock and other Awards that are valued in whole or in part by reference to, or are otherwise based upon or settled in, Common Stock, including, without limitation, unrestricted stock, performance units, dividend equivalents, and convertible debentures, may be granted under this Plan.

Section 9.    Cash-Based Awards

        Cash-Based Awards may be granted under this Plan. Cash-Based Awards that are Qualified Performance-Based Awards shall be subject to the provisions of Section 11. In addition, no Eligible Individual may be granted Cash-Based Awards that are Qualified Performance-Based Awards that have an aggregate maximum payment value in any calendar year in excess of $10 million. Cash-Based Awards may be paid in cash or in Shares (valued at Fair Market Value as of the date of payment) as determined by the Committee.

Section 10.    Change in Control Provisions

        (a)    Definition of Change in Control.    Except as otherwise may be provided in an applicable Award Agreement, for purposes of this Plan, a "Change in Control" shall mean any of the following events:

            (i)  The acquisition by any individual, entity, or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person"), other than IAC, any of its Affiliates, or any member of the Diller Group, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of equity securities of the Company representing more than 50% of the voting power of the then outstanding equity securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this Section 10(a)(i), the following acquisitions shall not constitute a Change in Control: (A) any acquisition by the Company, (B) any acquisition directly from the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company, or (D) any acquisition pursuant to a transaction that complies with clauses (A), (B) and (C) of Section 10(a)(iii);

           (ii)  Individuals who, as of the Effective Date, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date, whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board, or whose election was not opposed by Barry Diller voting as a stockholder, shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

          (iii)  Consummation of a reorganization, merger, or consolidation, a sale or other disposition of all or substantially all of the assets of the Company, or a purchase of assets or stock of another entity (a "Business Combination"), in each case, unless immediately following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then outstanding combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors (or equivalent governing body, if applicable) of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Voting Securities, (B) no Person (excluding IAC, any of its Affiliates, any member of the Diller Group, and any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, more than a majority of the combined voting power of the then outstanding voting securities of such entity except to the extent that such ownership of the Company existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors (or equivalent governing body, if applicable) of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the initial agreement, or action of the Board, providing for such Business Combination; or

          (iv)  Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

For the avoidance of doubt, a spinoff of the Company from IAC shall not constitute a Change in Control.

        (b)    Impact of Change in Control.    Unless otherwise provided in the applicable Award Agreement, subject to Sections 3(d), 10(d), and 14(k) and notwithstanding any other provision of this Plan to the contrary, upon a Participant's Termination of Employment, during the two-year period following a Change in Control, by the Company other than for Cause or Disability or by the Participant for Good Reason:

            (i)  any Options and Stock Appreciation Rights outstanding as of such Termination of Employment that were outstanding as of the date of such Change in Control shall be fully exercisable and vested and shall remain exercisable until the later of (A) the last date on which such Option or Stock Appreciation Right would be exercisable in the absence of this Section 10(b) and (B) the earlier of (1) the first anniversary of such Change in Control and (2) expiration of the Term of such Option or Stock Appreciation Right;

           (ii)  all Restricted Stock outstanding as of such Termination of Employment that were outstanding as of the date of such Change in Control shall become free of all restrictions and become fully vested and transferable; and

          (iii)  all Restricted Stock Units outstanding as of such Termination of Employment that were outstanding as of the date of such Change in Control shall be considered to be earned and payable in full, and any restrictions shall lapse and such Restricted Stock Units shall be settled as promptly as is practicable (but in no event later than March 15th of the calendar year following the end of the calendar year in which the Restricted Stock Units vest).

        (c)   For purposes of this Section 10, "Good Reason" means (i) "Good Reason" as defined in any Individual Agreement or Award Agreement to which the applicable Participant is a party, or (ii) if there is no such Individual Agreement or if it does not define Good Reason, without the Participant's prior written consent: (A) a material reduction in the Participant's rate of annual base salary from the rate of annual base salary in effect for such Participant immediately prior to the Change in Control, (B) a relocation of the Participant's principal place of business more than 35 miles from the city in which such Participant's principal place of business was located immediately prior to the Change in Control, or (C) a material and demonstrable adverse change in the nature and scope of the Participant's duties from those in effect immediately prior to the Change in Control. To invoke a Termination of Employment for Good Reason, a Participant shall provide written notice to the Company of the existence of one or more of the conditions described in clauses (A) through (C) within 90 days following the Participant's knowledge of the initial existence of such condition or conditions, and the Company shall have 30 days following receipt of such written notice (the "Cure Period") during which it may remedy the condition. In the event that the Company fails to remedy the condition constituting Good Reason during the Cure Period, the Participant must terminate employment, if at all, within 90 days following the Cure Period for such Termination of Employment to constitute a Termination of Employment for Good Reason.

        (d)   Notwithstanding the foregoing, if any Award is subject to Section 409A of the Code, this Section 10 shall be applicable only to the extent specifically provided in the Award Agreement or in the Individual Agreement.

Section 11.    Qualified Performance-Based Awards; Section 16(b)

        (a)   The provisions of this Plan are intended to ensure that all Options and Stock Appreciation Rights granted hereunder to any Participant who is or may be a "covered employee" (within the meaning of Section 162(m)(3) of the Code) in the tax year in which such Option or Stock Appreciation Right is expected to be deductible to the Company qualify for the Section 162(m) Exemption, and all such Awards shall therefore be considered Qualified Performance-Based Awards and this Plan shall be interpreted and operated consistent with that intention (including, without limitation, to require that all such Awards be granted by a committee composed solely of members who satisfy the requirements for being "outside directors" for purposes of the Section 162(m) Exemption ("Outside Directors")). When granting any Award other than an Option or Stock Appreciation Right, the Committee may designate such Award as a Qualified Performance-Based Award, based upon a determination that (i) the recipient is or may be a "covered employee" (within the meaning of Section 162(m)(3) of the Code) with respect to such Award, and (ii) the Committee wishes such Award to qualify for the Section 162(m) Exemption, and the terms of any such Award (and of the grant thereof) shall be consistent with such designation (including, without limitation, that all such Awards be granted by a committee composed solely of Outside Directors).

        (b)   The full Board shall not be permitted to exercise authority granted to the Committee to the extent that the grant or exercise of such authority would cause an Award designated as a Qualified Performance-Based Award not to qualify for, or to cease to qualify for, the Section 162(m) Exemption.

        (c)   The provisions of this Plan are intended to ensure that no transaction under this Plan is subject to (and all such transactions will be exempt from) the short-swing recovery rules of Section 16(b) of the Exchange Act ("Section 16(b)"). Accordingly, the composition of the Committee shall be subject to such limitations as the Board deems appropriate to permit transactions pursuant to this Plan to be exempt (pursuant to Rule 16b-3 promulgated under the Exchange Act) from Section 16(b), and no delegation of authority by the Committee shall be permitted if such delegation would cause any such transaction to be subject to (and not exempt from) Section 16(b).

Section 12.    Term; Amendment and Termination

        (a)    Effectiveness.    This Plan shall be effective as of September 29, 2017 (the "Effective Date").

        (b)    Termination.    This Plan shall terminate on the tenth anniversary of the Effective Date. Awards outstanding as of such date shall not be affected or impaired by the termination of this Plan.

        (c)    Amendment of Plan.    The Board may amend, alter, or discontinue this Plan, but no amendment, alteration, or discontinuation shall be made that would materially impair the rights of the Participant with respect to a previously granted Award without such Participant's consent, except such an amendment made to comply with applicable law (including, without limitation, Section 409A of the Code), stock exchange rules, or accounting rules. In addition, no amendment shall be made without the approval of the Company's stockholders to the extent such approval is required by applicable law or the listing standards of the Applicable Exchange.

        (d)    Amendment of Awards.    Subject to Section 5(d), the Committee may unilaterally amend the terms of any Award theretofore granted, but no such amendment shall, without the Participant's consent, materially impair the rights of any Participant with respect to an Award, except such an amendment made to cause this Plan or Award to comply with applicable law, stock exchange rules, or accounting rules.

Section 13.    Unfunded Status of Plan

        It is intended that this Plan constitute an "unfunded" plan. Solely to the extent permitted under Section 409A of the Code, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under this Plan to deliver Common Stock or make payments; provided, however, that the existence of such trusts or other arrangements is consistent with the "unfunded" status of this Plan.

Section 14.    General Provisions

        (a)    Conditions for Issuance.    The Committee may require each person purchasing or receiving Shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the Shares without a view to the distribution thereof. The certificates for such Shares may include any legend that the Committee deems appropriate to reflect any restrictions on transfer. Notwithstanding any other provision of this Plan or agreements made pursuant thereto, the Company shall not be required to issue or deliver any certificate or certificates for Shares under this Plan prior to fulfillment of all of the following conditions: (i) listing, or approval for listing upon notice of issuance, of such Shares on the Applicable Exchange; (ii) any registration or other qualification of such Shares of the Company under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification that the Committee shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable; and (iii) obtaining any other consent, approval, or permit from any state or federal governmental agency that the Committee shall, in its absolute discretion after receiving the advice of counsel, determines to be necessary or advisable.

        (b)    Additional Compensation Arrangements.    Nothing contained in this Plan shall prevent the Company or any Subsidiary or Affiliate from adopting other or additional compensation arrangements for its employees.

        (c)    No Contract of Employment.    This Plan shall not constitute a contract of employment, and adoption of this Plan shall not confer upon any employee any right to continued employment, nor shall it interfere in any way with the right of the Company or any Subsidiary or Affiliate to terminate the employment of any employee at any time.

        (d)    Required Taxes.    No later than the date as of which an amount first becomes includible in the gross income of a Participant for federal, state, local, or foreign income or employment or other tax purposes with respect to any Award under this Plan, such Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local, or foreign taxes of any kind required by law to be withheld with respect to such amount. If determined by the Company, withholding obligations may be settled with Common Stock, including Common Stock that is part of the Award that gives rise to the withholding requirement. The obligations of the Company under this Plan shall be conditional on such payment or arrangements, and the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to such Participant. The Committee may establish such procedures as it deems appropriate, including making irrevocable elections, for the settlement of withholding obligations with Common Stock.

        (e)    Limitation on Dividend Reinvestment and Dividend Equivalents.    Reinvestment of dividends in additional Restricted Stock at the time of any dividend payment, and the payment of Shares with respect to dividends to Participants holding Awards of Restricted Stock Units, shall only be permissible if sufficient Shares are available under Section 3 for such reinvestment or payment (taking into account then outstanding Awards). In the event that sufficient Shares are not available for such reinvestment or payment, such reinvestment or payment shall be made in the form of a grant of Restricted Stock Units equal in number to the Shares that would have been obtained by such payment or reinvestment, the terms of which Restricted Stock Units shall provide for settlement in cash and for dividend equivalent reinvestment in further Restricted Stock Units on the terms contemplated by this Section 14(e).

        (f)    Designation of Death Beneficiary.    The Committee shall establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable in the event of such Participant's death are to be paid or by whom any rights of such eligible Individual, after such Participant's death, may be exercised.

        (g)    Subsidiary Employees.    In the case of a grant of an Award to any employee of a Subsidiary, the Company may, if the Committee so directs, issue or transfer the Shares, if any, covered by the Award to the Subsidiary, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Subsidiary will transfer the Shares to the employee in accordance with the terms of the Award specified by the Committee pursuant to the provisions of this Plan. All Shares underlying Awards that are forfeited or canceled shall revert to the Company.

        (h)    Governing Law and Interpretation.    This Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws. The captions of this Plan are not part of the provisions hereof and shall have no force or effect.

        (i)    Non-Transferability.    Except as otherwise provided in Section 5(j) or as determined by the Committee, Awards under this Plan are not transferable except by will or by laws of descent and distribution.

        (j)    Foreign Employees and Foreign Law Considerations.    The Committee may grant Awards to Eligible Individuals who are foreign nationals, who are located outside the United States, who are not compensated from a payroll maintained in the United States, or who are otherwise subject to (or could cause the Company to be subject to) legal or regulatory provisions of countries or jurisdictions outside the United States, on such terms and conditions different from those specified in this Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of this Plan, and, in furtherance of such purposes, the Committee may make such modifications, amendments, procedures, or subplans as may be necessary or advisable to comply with such legal or regulatory provisions.

        (k)    Section 409A of the Code.    It is the intention of the Company that no Award shall be "deferred compensation" subject to Section 409A of the Code, unless and to the extent that the Committee specifically determines otherwise as provided in this Section 14(k), and this Plan and the terms and conditions of all Awards shall be interpreted accordingly. The terms and conditions governing any Awards that the Committee determines will be subject to Section 409A of the Code, including any rules for elective or mandatory deferral of the delivery of cash or Shares pursuant thereto and any rules regarding treatment of such Awards in the event of a Change in Control, shall be set forth in the applicable Award Agreement, and shall comply in all respects with Section 409A of the Code. Notwithstanding any other provision of this Plan to the contrary, with respect to any Award that constitutes a "nonqualified deferred compensation plan" subject to Section 409A of the Code, if the Participant is a "specified employee" within the meaning of Section 409A of the Code, any payments (whether in cash, Shares, or other property) to be made with respect to the Award upon the Participant's Termination of Employment shall be delayed until the earlier of (A) the first day of the seventh month following the Participant's Termination of Employment and (B) the Participant's death. Each payment under any Award shall be treated as a separate payment for purposes of Section 409A of the Code. In no event may a Participant, directly or indirectly, designate the calendar year of any payment to be made under any Award.

        (l)    Prior Plan Awards; Adjusted Awards.    Notwithstanding anything in this Plan to the contrary, to the extent that the terms of this Plan are inconsistent with the terms of a Prior Plan Award or an

Adjusted Award, the terms of the Prior Plan Award or Adjusted Award shall be governed by the applicable plan under which the Prior Plan Award or Adjusted Award was granted and the award agreement thereunder. Any reference to a "change in control," "change of control," or similar definition in an Award Agreement or the applicable plan for any Adjusted Award or Prior Plan Award shall be deemed to refer to a "change in control," "change of control," or similar transaction with respect to the Company (as successor to the originally referenced entity) for such Adjusted Award or Prior Plan Award.

        (m)    IAC Common Stock.    Following such time as IAC ceases to own equity securities representing a majority of the combined voting power of the Company, no Award granted hereunder may be settled in shares of IAC Common Stock. Shares of IAC Common Stock provided to Participants under the terms and conditions of this Plan shall also be subject to the terms and conditions of the IAC/InterActiveCorp 2013 Stock and Annual Incentive Plan (or any successor plan thereto).

*          *          *          *

VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ANGI HOMESERVICES INC. 3601 WALNUT STREET, SUITE 700 DENVER, COLORADO 80205 During The Meeting - Go to www.virtualshareholdermeeting.com/ANGI2019 You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E79068-P24111 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. ANGI HOMESERVICES INC. The Board of Directors recommends that you vote FOR the following: For Withhold For All AllAllExcept To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. !! ! 1. Election of Directors Nominees: 01) Thomas R. Evans 02) Alesia J. Haas 03) Angela R. Hicks Bowman 04) Joseph Levin 05) William B. Ridenour 06) Glenn H. Schiffman 07) Craig Smith 08) Mark Stein 09) Suzy Welch 10) Gregg Winiarski 11) Yilu Zhao For Against Abstain The Board of Directors recommends that you vote FOR proposal 2: ! For ! Against ! Abstain 2. To approve a French Sub Plan under the ANGI Homeservices Inc. 2017 Stock and Annual Incentive Plan. The Board of Directors recommends that you vote FOR proposal 3: ! ! ! 3. Ratification of the appointment of Ernst & Young LLP as ANGI Homeservices Inc.'s independent registered public accounting firm for 2019. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. E79069-P24111 ANGI Homeservices Inc. Annual Meeting of Stockholders June 26, 2019 9:00 a.m. This proxy is solicited by the Board of Directors The undersigned stockholder of ANGI Homeservices Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated May 15, 2019 and hereby appoints each of Joanne Hawkins, Lee Spiegler and Tanya M. Stanich, as proxy and attorney-in-fact, each with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of ANGI Homeservices Inc. to be held on June 26, 2019, at 9:00 a.m. Eastern Time, live via the Internet at www.virtualshareholdermeeting.com/ANGI2019, and at any related adjournments or postponements, and to vote all shares of Class A Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side hereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" EACH OF THE PROPOSALS LISTED (OR OTHERWISE CONSISTENT WITH THE BOARD'S RECOMMENDATION), AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, INCLUDING, AMONG OTHER THINGS, CONSIDERATION OF ANY MOTION MADE FOR ADJOURNMENT OR POSTPONEMENT OF THE MEETING. Continued and to be signed on reverse side

VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ANGI HOMESERVICES INC. 3601 WALNUT STREET, SUITE 700 DENVER, COLORADO 80205 During The Meeting - Go to www.virtualshareholdermeeting.com/ANGI2019 You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E79070-P24111 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. ANGI HOMESERVICES INC. The Board of Directors recommends that you vote FOR the following: For Withhold For All AllAllExcept To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. !! ! 1. Election of Directors Nominees: 01) Thomas R. Evans 02) Alesia J. Haas 03) Angela R. Hicks Bowman 04) Joseph Levin 05) William B. Ridenour 06) Glenn H. Schiffman 07) Craig Smith 08) Mark Stein 09) Suzy Welch 10) Gregg Winiarski 11) Yilu Zhao For Against Abstain The Board of Directors recommends that you vote FOR proposal 2: ! For ! Against ! Abstain 2. To approve a French Sub Plan under the ANGI Homeservices Inc. 2017 Stock and Annual Incentive Plan. The Board of Directors recommends that you vote FOR proposal 3: ! ! ! 3. Ratification of the appointment of Ernst & Young LLP as ANGI Homeservices Inc.'s independent registered public accounting firm for 2019. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. E79071-P24111 ANGI Homeservices Inc. Annual Meeting of Stockholders June 26, 2019 9:00 a.m. This proxy is solicited by the Board of Directors The undersigned stockholder of ANGI Homeservices Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated May 15, 2019 and hereby appoints each of Joanne Hawkins, Lee Spiegler and Tanya M. Stanich, as proxy and attorney-in-fact, each with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of ANGI Homeservices Inc. to be held on June 26, 2019, at 9:00 a.m. Eastern Time, live via the Internet at www.virtualshareholdermeeting.com/ANGI2019, and at any related adjournments or postponements, and to vote all shares of Class B Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side hereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" EACH OF THE PROPOSALS LISTED (OR OTHERWISE CONSISTENT WITH THE BOARD'S RECOMMENDATION), AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, INCLUDING, AMONG OTHER THINGS, CONSIDERATION OF ANY MOTION MADE FOR ADJOURNMENT OR POSTPONEMENT OF THE MEETING. Continued and to be signed on reverse side